Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-268999

Prospectus supplement

(to Prospectus dated January 5, 2023)

$300,000,000

Nine Energy Service, Inc.

300,000 Units, with each unit consisting of

$1,000 Principal Amount of 13.000% Senior Secured Notes due 2028 and Five Shares of Common Stock

Nine Energy Service, Inc. is offering 300,000 units (the “units”), or $300,000,000 aggregate stated amount, with each unit consisting of $1,000 principal amount of our 13.000% Senior Secured Notes due 2028 (the “notes”) and five shares of our common stock, par value $0.01 per share (our “common stock” and, together with the units and the notes, the “securities”). Each unit will be sold at an offering price of $950.00 per unit.

The notes will bear interest at a rate of 13.000% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2023. The notes will mature on February 1, 2028.

We have the option to redeem the notes, in whole or in part, at any time on or after February 1, 2026 at the redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, prior to February 1, 2026, we may redeem up to 35% of the principal amount of the outstanding notes with cash in an amount not greater than the net proceeds of certain equity offerings at a redemption price equal to 113% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. We also may redeem the notes, in whole or in part, at any time prior to February 1, 2026 at a price equal to 100% of the principal amount thereof, plus a “make-whole” premium, plus any accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of notes—Optional redemption.” At any time prior to February 1, 2026, we may also redeem, during each 12-month period beginning on the issue date, up to 10% of the aggregate principal amount of the notes at a redemption price equal to 103% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If we experience certain kinds of changes of control, holders of the notes may require us to repurchase their notes at 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. See “Description of notes—Repurchase at the option of Holders—Change of Control.” Prior to separating the units into their component parts (notes and common stock), a holder thereof will not be able to participate in any redemption or repurchase of notes. See “Description of units” and “Description of notes—Selection and notice of redemption.” We may be required to offer to purchase a portion of the notes at a price of 100% of the aggregate principal amount of the notes being purchased depending on our free cash flow. See “Description of notes—Repurchase at the option of Holders—Excess Cash Flow Offer.”

The notes will be fully and unconditionally guaranteed on a senior secured basis initially by each of our subsidiaries that are obligors in respect of the Amended ABL Facility (as defined herein) and by certain future subsidiaries. The notes and the guarantees thereof will be the senior secured obligations of us and the guarantors, respectively, will rank equal in right of payment with all of our and the guarantors’ existing and future senior indebtedness, including under the Amended ABL Facility, and will rank senior to all of our and the guarantors’ future subordinated indebtedness. The notes and the guarantees will be effectively senior in right of payment to our and the guarantors’ existing or future unsecured indebtedness and junior lien indebtedness to the extent of the value of the Collateral (as defined herein) securing the notes and the guarantees, respectively. In addition, the notes and the guarantees will be structurally subordinated to any existing or future indebtedness of our non-guarantor subsidiaries. The notes and the guarantees will be secured by first-priority liens on the Notes Priority Collateral (as defined herein) (which generally includes most of our and our subsidiaries’ assets other than the ABL Priority Collateral (as defined herein)) and by second-priority liens on the ABL Priority Collateral (which generally includes most of our and our subsidiaries’ equipment, inventory, accounts receivable, pledged deposit accounts and related assets), in each case subject to certain exceptions and permitted liens as described herein. The Amended ABL Facility will be secured by first priority liens on the ABL Priority Collateral and by second-priority liens on the Notes Priority Collateral, in each case as described herein. See “Description of notes—Collateral.”

There is presently no public market for the units or notes. Neither the units nor the notes will be listed for trading on any national securities exchange. Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NINE.” The last reported sale price of our common stock on the NYSE on January 18, 2023 was $14.55 per share. Until the 60th day following the date on which this offering is consummated (the “Settlement Date”), neither the shares of common stock included in the units nor the notes included in the units may be traded separately, and until such date, the securities sold in this offering may be traded only as units.

Investing in the securities involves a high degree of risk. See “Risk factors” beginning on page S-20 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the securities.

	Per unit	Total

Public offering price	$950.00	$285,000,000
Underwriting discounts and commissions	$17.50	$5,250,000
Proceeds, before expenses, to us	$932.50	$279,750,000

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect that delivery of the units will be made to investors in book-entry form through The Depository Trust Company (“DTC”) on or about January 30, 2023.

Joint book-running managers

J.P. Morgan	Wells Fargo Securities	Raymond James

Co-managers

ATB Capital Markets	EF Hutton	PJT Partners

division of Benchmark Investments, LLC

The date of this prospectus supplement is January 19, 2023.

Prospectus supplement

Prospectus

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About this prospectus supplement

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. We provide information to you about the issuance and sale of the units offered hereby in two separate documents that are bound together: (i) this prospectus supplement, which describes the specific details regarding the issuance and sale of the units offered hereby and (ii) the accompanying base prospectus, which provides general information regarding us, our securities and other information, some of which may not apply to the issuance and sale of the units offered hereby. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.

You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with the issuance and sale of the units offered hereby before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where you can find more information” and “Incorporation of certain information by reference.”

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any free writing prospectus that we have authorized for use in connection with the issuance and sale of the units offered hereby. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell nor a solicitation of an offer to buy our securities in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with the issuance and sale of the units offered hereby is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any free writing prospectus that we have authorized for use in connection with the issuance and sale of the units offered hereby is accurate as of any date other than the respective dates thereof.

In this prospectus supplement, references to “Nine” refers to Nine Energy Services, Inc. and references to the “Company,” “we,” “us” or “our” refer to Nine Energy Services, Inc. and its subsidiaries, unless the context suggests otherwise.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www.sec.gov.

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We also make available free of charge on our website at www.nineenergyservice.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider such information as part of this prospectus supplement.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. If any statement in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the completion of the offering of the units covered by this prospectus supplement (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•	our Annual Report on Form 10-K for the year ended December 31, 2021 (filed with the SEC on March 8, 2022);

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 (filed with the SEC on May 5, 2022), June  30, 2022 (filed with the SEC on August 4, 2022) and September  30, 2022 (filed with the SEC on November 7, 2022);

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2022, May 4, 2022, September 12, 2022, January 17, 2023 and January 18, 2023;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 15, 2022; and

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the description of our common stock included in the Registration Statement on Form 8-A, filed with the SEC on January 16, 2018 (File No. 001-38347), including any subsequent amendment or any report filed for the purpose of updating such description.

We will provide, without charge, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement or the accompanying prospectus. You should direct requests for documents to:

Nine Energy Service, Inc.

2001 Kirby Drive, Suite 200

Houston, Texas 77019

(281) 730-5100

Attention: Investor Relations

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Cautionary note regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical fact, including those regarding our strategy, future operations, financial position, our ability to continue as a going concern, estimated revenues and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements can be identified by terms such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions, although not all forward-looking statements contain such identifying words.

All forward-looking statements speak only as of the date of the document in which they are contained; we disclaim any obligation to update these statements unless required by law, and we caution you not to place undue reliance on them. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose these important risk factors that could cause our actual results to differ materially from our expectations in the section entitled “Risk factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q. These factors, some of which are beyond our control, include the following:

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Our business is cyclical and depends on capital spending and well completions by the onshore oil and natural gas industry, and the level of such activity is volatile and strongly influenced by current and expected oil and natural gas prices. If the prices of oil and natural gas decline, our business, financial condition, results of operations, cash flows and prospects may be materially and adversely affected. Significant factors that are likely to affect near-term commodity prices include actions by the members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; U.S. energy, monetary and trade policies; the pace of economic growth in the U.S. and throughout the world; and geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism.

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Our substantial debt obligations could have significant adverse consequences on our business and future prospects, and restrictions in our debt agreements could limit our growth and our ability to engage in certain activities. In addition, in order to meet our debt obligations, we may engage in refinancing or restructuring of our indebtedness by seeking additional sources of capital, selling assets or a combination thereof.

•	Inflation may adversely affect our financial position and operating results; in particular, cost inflation with labor or materials could offset any price increases for our products and services.

•	If we are unable to attract and retain key employees, technical personnel and other skilled and qualified workers, our business, financial condition or results of operations could suffer.

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We may be unable to maintain existing prices or implement price increases on our products and services, and intense competition in the markets for our dissolvable plug products may lead to pricing pressures, reduced sales or reduced market share.

•	Our current and potential competitors may have longer operating histories, significantly greater financial or technical resources, and greater name recognition than we do.

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Our operations are subject to conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control.

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If we are unable to accurately predict customer demand, including that of our international customers, or if customers cancel their orders on short notice, we may hold excess or obsolete inventory, which would reduce gross margins. Conversely, insufficient inventory would result in lost revenue opportunities and potentially loss of market share and damaged customer relationships.

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We are dependent on customers in a single industry. The loss of one or more significant customers, including certain of our customers outside of the U.S., could adversely affect our financial condition, prospects and results of operations. Sales to customers outside of the U.S. also exposes us to risks inherent in doing business internationally, including political, social and economic instability and disruptions, export controls, economic sanctions, embargoes or trade restrictions, and fluctuations in foreign currency exchange rates.

•	We may be subject to claims for personal injury and property damage or other litigation, which could materially adversely affect our financial condition, prospects and results of operations.

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We are subject to federal, state and local laws and regulations regarding issues of health, safety and protection of the environment. Under these laws and regulations, we may become liable for penalties, damages or costs of remediation or other corrective measures. Any changes in laws or government regulations could increase our costs of doing business.

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Our success may be affected by the use and protection of our proprietary technology as well as our ability to enter into license agreements. There are limitations to our intellectual property rights and, thus, our right to exclude others from the use of our proprietary technology.

•	Our success may be affected by our ability to implement new technologies and services.

•	Significant ownership of our common stock by certain stockholders could adversely affect our other stockholders.

•	Our future financial condition and results of operations could be adversely impacted by asset impairment charges.

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Increased attention to climate change and conservation measures may reduce oil and natural gas demand, and we face various risks associated with increased activism and related litigation against oil and natural gas exploration and development activities.

•	Seasonal and adverse weather conditions adversely affect demand for our products and services.

•	Our ability to maintain compliance with the NYSE continued listing requirements and avoid the delisting of our common stock.

Industry and market data

The market data and certain other statistical information used throughout this prospectus supplement, the accompanying prospectus or incorporated herein or therein are based on independent industry publications, government publications or other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the underwriters have independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates and our management’s understanding of industry conditions. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk factors.” These and other factors could cause results to differ materially from those expressed in these publications.

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Trademarks and trade names

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement, the accompanying prospectus or documents incorporated herein or therein may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement, the accompanying prospectus or documents incorporated herein or therein is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying prospectus or documents incorporated herein or therein may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

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Prospectus supplement summary

This summary highlights selected information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in the units. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein carefully, including the information presented under “Cautionary note regarding forward-looking statements” and “Risk factors” included in this prospectus supplement and under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference.

Company overview

Nine Energy Service, Inc. is a leading completion services provider that targets unconventional oil and gas resource development across North American basins and abroad. We partner with our exploration and production (“E&P”) customers to design and deploy downhole solutions and forward-leaning technology to prepare horizontal, multistage wells for production. We focus on providing our customers with cost-effective completion solutions designed to maximize their production levels and operating efficiencies, while also helping to reduce carbon emissions. We provide our comprehensive completion solutions across a diverse set of well-types, including on the most complex, technically demanding wells in the U.S. and abroad.

Our strategy is to create an asset- and labor-light business model with reduced carbon emissions and strong barriers to entry driving greater cash generation. We have accomplished this through shifting a greater proportion of our revenue derivation to both completion tools and cementing services, which, for the third quarter of 2022, comprised over 60% of our revenue contribution. By having more differentiated services in our portfolio, we are able to drive incremental pricing and margins in a tightening oilfield services market, as well as grow market share through changing market conditions. Through multiple downturns, we have maintained a diversified completion portfolio and geography, with balanced commodity exposure, as well as excellent North American reach capability with a footprint in every major U.S. basin.

As part of our strategy, we have significantly reduced our capital and labor needs, increasing free cash flow generation and reducing capital allocation risk in a cyclical business. Our experienced management team, which has led in both strengthening and recessionary market environments, began transitioning the Company to a more asset- and labor-light business model in 2018 through the acquisition of two technology companies and the divesture of the well services business. Starting in 2020, management has utilized excess cash to reduce debt by over $90 million through strategic bond repurchases, while successfully managing liquidity and working capital. For the three months ended September 30, 2022, we generated $15.1 million of net cash from operating activities and $9.2 million of free cash flow. Free cash flow is a non-GAAP financial measure; see “—Summary historical financial data—Non-GAAP financial measures” for a definition and reconciliation to the most comparable GAAP measure.

In 2020, we generated the best safety scores in the Company’s history and have continued to generate excellent safety scores, which enabled us to attract a range of large and highly sought after customers. We measure safety by tracking the total recordable incident rate (“TRIR”), which is reviewed on a monthly basis. TRIR is a measure of the rate of recordable workplace injuries, normalized and stated on the basis of 100 workers for an annual period. The factor is derived by multiplying the number of recordable injuries in a calendar year by

200,000 (i.e., the total hours for 100 employees working 2,000 hours per year) and dividing this value by the total hours actually worked in the year. A recordable injury includes occupational death, nonfatal occupational illness, and other occupational injuries that involve loss of consciousness, restriction of work or motion, transfer to another job, or medical treatment other than first aid. In 2022, 2021 and 2020, our TRIR score was 0.41, 0.48 and 0.30, respectively.

Our services

Our business is comprised of four completion-focused service lines: cementing, completion tools, wireline and coiled tubing.

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Our cementing services consist of blending high-grade cement and water with various solid and liquid additives to create a cement slurry that is pumped between the casing and the wellbore of the well. At the initial stage of a well completion, our lab facilities produce customized and proprietary cementing slurries used to secure the production casing to ensure well integrity throughout the life of the well. We currently operate four high-quality R&D laboratory facilities capable of designing and testing all of the current industry cement designs. Our technicians and engineers ensure that all tests are performed to American Petroleum Institute specifications and results are delivered to customers promptly. Our cement slurries are designed to achieve the proper cement thickening time, compressive strength and fluid loss control. We currently operate our cementing services in the Eagle Ford, Haynesville and Permian basins and estimate our market share as of September 30, 2022 was approximately 20%.

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We offer a broad range of downhole completion technologies both domestically and abroad. Our technology provides completion efficiencies at the wellsite by reducing our customers’ equipment and labor needs at surface, as well as reducing stimulation time. Our comprehensive completion offerings are mostly comprised of composite and dissolvable frac plugs in a variety of sizes to isolate stages during plug-and-perf operations. We have coupled patented tool designs with proprietary materials for our dissolvable offering, enabling us to serve the entire addressable plug market. Our dissolvable frac plugs help operators reduce cycle times to bring production online faster, decrease the amount of equipment and people needed on location, and significantly reduce carbon emissions compared to a traditional composite plug completion. Through these reductions in cycle time, our dissolvable plugs can help increase our customers’ internal rate of return and provide a safer and more efficient working environment. We believe we have one of the top market share positions in the U.S. dissolvable plug market. For the third quarter of 2022, approximately 75% of the market share was accounted for by four providers, including us (with approximately 22% of the market share).

Our frac plug technology is complemented by our BreakThru Casing Flotation DeviceTM, refrac liners, dissolvable perf frac diverter, disk subs and our stage one prep tools. Our R&D team has designed and commercialized tools that compete against our largest peers here in the U.S., as well as tools used by some of the largest national oil companies in the world. Our R&D team in Norway recently completed and received API-Q1 certification of a new multi-cycle barrier valve targeted for the Middle Eastern markets, which should provide new opportunities in the international markets.

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Our wireline services involve the use of a wireline or electric wireline unit equipped with a spool of wireline that is unwound and lowered into oil and gas wells to convey specialized tools or equipment for well completion, well intervention or pipe recovery. We operate a fleet of modern and “fit-for-purpose” cased hole wireline units designed for operating in unconventional completion operations. In 2022, Nine committed capital to converting two hydraulic wireline units to electric and has committed additional capital in 2023 to the conversion of four additional units to electric. Running electric wireline units can significantly reduce carbon emissions, and we estimate monthly fuel savings of approximately $12,000 per unit.

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Coiled tubing services perform wellbore intervention operations utilizing a continuous steel pipe that is transported to the wellsite wound on a large spool. Coiled tubing provides a cost-effective solution for well work due to the ability to deploy efficiently and safely into a life well using specialized well-control equipment. Our coiled tubing units carry data acquisition and dissemination technology, allowing our customers to monitor jobs via a web interface.

Recent developments

Preliminary estimate of the Company’s selected fourth quarter 2022 financials

We have prepared the following preliminary financial information to present our estimated results for the three months ended December 31, 2022. We have prepared such information in good faith based upon our internal reporting and accruals as of and for the three months ended December 31, 2022. Such estimates are preliminary and inherently uncertain and subject to change as we finalize our financial and operating data for the fourth quarter of 2022. There can be no assurance that our final results for the fourth quarter of 2022 will not differ materially from these estimates. During the course of the preparation of our consolidated financial statements and related notes as of and for the three months ended December 31, 2022, we may identify items that could cause our final reported results to be materially different from the preliminary financial estimates presented herein. Important factors that could cause actual results to differ from our preliminary estimates are set forth under the headings “Risk factors” and “Cautionary note regarding forward-looking statements.”

The preliminary estimates presented below have not been audited, reviewed or compiled by our independent registered public accounting firm. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information. In addition, the below information was not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information but, in our view is reasonable, reflects the best currently available estimates and judgments, and presents our expected performance.

The preliminary estimates presented below should not be viewed as a substitute for full interim financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). In addition, these preliminary estimates for the three months ended December 31, 2022 are not necessarily indicative of the results to be achieved for any future period.

Based on the information and data currently available, although our results of operations for the three months ended December 31, 2022 are not yet final, we estimate, on a preliminary basis, that revenue will be within a range of $166.0 million to $168.0 million for the three months ended December 31, 2022, as compared to $167.4 million for the three months ended September 30, 2022.

Based on currently available information, we also estimate that our capital expenditures will total $19.0 million to $21.0 million during the three months ended December 31, 2022, compared to $4.6 million during the three months ended September 30, 2022, and $29.0 million to $31.0 million for the year ended December 31, 2022, compared to $14.8 million for the year ended December 31, 2021.

In addition, we estimate that our net income will be within a range of $7.0 million to $11.0 million for the three months ended December 31, 2022, as compared to $14.3 million for the three months ended September 30,

2022, and our Adjusted EBITDA will be within a range of $29.5 million to $31.5 million for the three months ended December 31, 2022, as compared to $32.6 million for the three months ended September 30, 2022.

Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA, see “—Summary historical financial data—Non-GAAP financial measures” below. The following table presents a reconciliation of the Company’s non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measure of net income (loss) for the three months ended December 31, 2022 (estimated) and 2021 (actual):

	Three months ended December 31, 2022		Three months ended September 30, 2022
(in thousands) (unaudited)	Low	High	Actual
Net income	$7,000	$11,000	$14,286
Interest expense, net	8,050	8,000	7,991
Provision for income taxes	100	300	489
Depreciation	7,250	7,050	6,593
Amortization of intangibles	2,900	2,800	2,896
Loss on revaluation of contingent liabilities(1)	250	200	46
Gain on extinguishment of debt	—	—	(2,843)
Restructuring charges	2,150	650	729
Stock-based compensation and cash award expense	2,150	2,100	1,113
(Gain) loss on sale of property and equipment	(400)	(600)	1,242
Legal fees and settlements(2)	50	—	10

Adjusted EBITDA	$29,500	$31,500	$32,552

(1)	Amounts relate to the revaluation of contingent liabilities associated with the Company’s 2018 acquisitions.

(2)	Amounts represent fees, legal settlements or accruals associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

The ABL Facility Amendment

On January 17, 2023, we entered into the First Amendment to Credit Agreement (the “ABL Facility Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, which will become effective substantially concurrently with the consummation of this offering and will amend the credit agreement, dated as of October 25, 2018, which governs our asset-based revolving credit facility (the “ABL Facility” and, as amended by the ABL Facility Amendment, the “Amended ABL Facility”). Pursuant to the ABL Facility Amendment, the maturity date of the ABL Facility will be extended from October 25, 2023 to the fourth anniversary of the effective date of the ABL Facility Amendment, which will be the same date as the Settlement Date. In addition, the ABL Facility Amendment, among other changes, will revise the terms of the ABL Facility as follows:

•	provide for the ability to incur the notes;

•	decrease the size of the ABL Facility from $200.0 million to $150.0 million, subject to the borrowing base;

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change the interest rate benchmark from LIBOR to Term SOFR with a 10 basis point spread adjustment and increase pricing from the existing range of 1.75%—2.25% to a range of 2.00%—2.50%, in each case depending on our leverage ratio;

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modify the financial covenant, enhanced reporting and cash dominion triggers in the ABL Facility from the existing minimum availability threshold of the greater of $18.75 million and 12.5% of the loan limit to a minimum availability threshold of (i) $12.5 million from the effective date of the ABL Facility Amendment until May 31, 2023 and (ii) the greater of $17.5 million and 12.5% of the loan limit thereafter;

•	implement an anti-cash hoarding mechanic set at a level of $17.5 million to be tested as a condition to each borrowing;

•	decrease our Canadian tranche sub-limit from $25.0 million to $5.0 million;

•	decrease our letter of credit sub-limit from $50.0 million to $10.0 million;

•	increase our intercompany debt capacity for loans to foreign subsidiaries from an existing total of up to $10.0 million to a total of up to $25.0 million; and

•

make satisfaction of the Payment Conditions (as defined in the Amended ABL Facility) a condition to the mandatory excess cash flow offer mechanic contemplated by the notes in addition to a condition to voluntary payments of notes debt. The Payment Conditions under the Amended ABL Facility in summary are:

•	no default or event of default on a pro forma basis, and

•

immediately after and at all times during the 30 days prior, on a pro forma basis, (1) (x) availability under the Amended ABL Facility shall not be less than the greater of (a) 15% of the loan limit and (b) $22.5 million, and (y) the fixed charge coverage ratio shall be at least 1.00 to 1.00; or (2) availability under the Amended ABL Facility shall not be less than the greater of (a) 20% of the loan limit and (b) $30 million.

Redemption of the 2023 Senior Notes

On January 17, 2023, the Company delivered a notice to the holders of its outstanding 8.750% Senior Notes due 2023 (the “2023 Senior Notes”), which were issued under an indenture, dated as of October 25, 2018, informing such holders that, subject to the closing of this offering, the Company will redeem all of the 2023 Senior Notes on February 1, 2023 at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date (the “2023 Senior Notes Redemption”). We intend to pay a portion of the redemption price for, and accrued and unpaid interest on, the 2023 Senior Notes with the net proceeds from this offering and the remainder with borrowings under the Amended ABL Facility. See “Description of certain other material indebtedness.” In connection with the 2023 Senior Notes Redemption, we intend to satisfy and discharge the indenture governing the 2023 Senior Notes substantially concurrently with the completion of this offering. As of December 31, 2022, approximately $307.3 million in aggregate principal amount of 2023 Senior Notes was outstanding. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 2023 Senior Notes. In addition, nothing contained in this prospectus supplement constitutes a notice of redemption of the 2023 Senior Notes.

We refer to the amendment and extension of the ABL Facility, this offering of units and the 2023 Senior Notes Redemption collectively as the “Refinancing Transactions.” The consummation of this offering is conditioned on the substantially concurrent consummation of the other Refinancing Transactions as described herein.

The offering

The following is a brief summary of some of the terms of this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions, and the following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer	Nine Energy Service, Inc., a Delaware corporation.

The units

Units	300,000 units, or $300,000,000 aggregated stated amount, with each unit consisting of $1,000 principal amount of our 13.000% Senior Secured Notes due 2028 and five shares of our common stock.

Offering price	$950.00 per unit.

Separation of notes and common stock components; trading	Prior to the date which is 60 days after the Settlement Date, units may not be separated at the option of the holder and may only be separated automatically pursuant to the terms of the Unit Agreement. Following such date, a holder of units may elect to separate its units, in whole but not in part, by delivering the applicable notice to the Units Trustee pursuant to the Unit Agreement.

If a holder elects to separate a unit, the book-entry interest in each unit will be cancelled and the holder will receive a book-entry interest in the $1,000 principal amount of notes associated with such cancelled unit and a book-entry interest in the five shares of common stock associated with such cancelled unit. Once a unit has been separated at the option of a holder and cancelled, it cannot be recreated.

Prior to separating the units, a holder thereof will not be able to participate in any redemption or repurchase of notes, and holders of notes must have voluntarily separated their units prior to the date of any notice of redemption or any offer to repurchase commencement date in order to participate in such redemption or repurchase.

Prior to the separation of a unit, the securities comprising such unit will trade in unit form only. Following the separation of a unit, the notes associated with a cancelled unit will trade separately, and on a separate CUSIP number, from the notes component associated with the then outstanding units. Accordingly, the depth and liquidity of the secondary trading markets in the units and the notes may be limited, and not develop as quickly as anticipated, or at all. We do not expect to apply for a listing on any exchange in respect of the units, the notes or the Notes Component (as defined herein) associated with the then outstanding units. See “Risk factors—Risks related to the units and the notes—No market currently exists for the units or the notes, and an active trading market may not develop.”

Automatic Unit Separation Date	The “Automatic Unit Separation Date” will be the earlier of (i) the date which is 270 days after the Settlement Date (which is anticipated to be October 27, 2023) or (ii) if applicable, the date on which the units are automatically separated pursuant to the terms of the Unit Agreement. The Unit Agreement will provide for automatic separation of the units, without any further action on the part of holders, in the event of a Change of Control or an Event of Default (each, as defined in the “Description of notes”).

On the Automatic Unit Separation Date, all units that have not been separated prior to the Automatic Unit Separation Date shall be separated automatically, and without any action required on the part of the holders of units (the “Automatic Units Separation”). As a result of the Automatic Units Separation, each holder’s book-entry interest in each unit will be cancelled and the holder will receive a book-entry interest in the $1,000 principal amount of notes associated with such cancelled unit and a book-entry interest in the five shares of common stock associated with such cancelled unit. Once a unit has automatically been separated and cancelled, it cannot be recreated.

Units Trustee	U.S. Bank Trust Company, National Association will act as Units Trustee, unless and until replaced by a successor Units Trustee in accordance with the provisions of the Unit Agreement (as defined herein).

Certain U.S. federal income tax considerations	We believe and intend to take the position that the acquisition of a unit should be treated as an acquisition of separate instruments (i.e., the notes and five shares of common stock) for U.S. federal income tax purposes and that the notes should be treated as debt for U.S. federal income tax purposes. However, this position is not free from doubt, and it is possible the Internal Revenue Service (the “IRS”) could challenge the position.

Assuming the position is respected, the notes will be issued with more than a de minimis amount of original issue discount (“OID”) for U.S. federal income tax purposes. Accordingly, a holder subject to U.S. federal income taxation will be required to include such OID in gross income (as ordinary income) for U.S. federal income tax purposes as the OID accrues on a constant yield basis, in advance of the receipt of cash payments that correspond to that income and regardless of whether such holder is a cash or accrual method taxpayer. The exact amount of OID will depend upon the issue price of the notes for U.S. federal income tax purposes. We will make our determination of the issue price available to holders as promptly as practicable, and in any event within 30 days of the Settlement Date. See “Certain U.S. federal income tax considerations.”

The notes

Maturity date	February 1, 2028.

Interest rate	13.000% per annum.

Interest payment dates	Each February 1 and August 1, beginning on August 1, 2023.

Optional redemption	We will have the option to redeem the notes, in whole or in part, at any time on or after February 1, 2026 at the redemption prices set forth in this prospectus supplement under the heading “Description of notes—Optional redemption,” plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time before February 1, 2026, we may redeem the notes, in whole or in part, at a price equal to 100% of the principal amount thereof, plus a “make-whole” premium, plus any accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of notes—Optional redemption.”

Prior to February 1, 2026, we may, at any time or from time to time, redeem up to 35% of the principal amount of the outstanding notes with cash in an amount not greater than the net proceeds of certain equity offerings at a redemption price equal to 113.0% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time prior to February 1, 2026, we may also redeem, during each 12-month period beginning on the issue date, up to 10% of the aggregate principal amount of the notes at a redemption price equal to 103% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Excess Cash Flow Offer	On each Excess Cash Flow Offer Date (as defined herein), we are required to make an offer to all holders of notes and, if required by the terms of any Pari Passu Notes Lien Indebtedness (as defined herein), to any holders of any Pari Passu Notes Lien Indebtedness to purchase, prepay or redeem, together on a pro rata basis, the maximum principal amount of notes and any such Pari Passu Notes Lien Indebtedness (plus all accrued interest (including additional interest, if any) on the notes and any such Pari Passu Notes Lien Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed using an amount of cash equal to the Excess Cash Flow Amount (as defined herein), if any; provided that we are not required to make an Excess Cash Flow Offer (as defined herein) if on such Excess Cash Flow Offer Date we would not be able to satisfy the Payment Conditions (as defined in the credit agreement governing the Amended ABL Facility as in effect on the Settlement Date or any equivalent term in such agreement as in effect from time to time) in respect of an Excess Cash Flow Offer and any purchase, prepayment or redemption of notes or any such Pari Passu Notes Lien Indebtedness in respect thereof.

The offer price in any Excess Cash Flow Offer will be equal to 100% of the principal amount of notes and any such Pari Passu Notes Lien Indebtedness (or, in respect of any such Pari Passu Notes Lien Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Notes Lien Indebtedness), plus accrued and unpaid interest and additional interest, if any, to, but excluding, the date of purchase, prepayment or redemption, subject to the rights of holders of notes or any such Pari Passu Notes Lien Indebtedness on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase, prepayment or redemption, and will be payable in cash.

Change of control	If we experience certain kinds of changes of control, holders of the notes may require us to repurchase their notes at 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. See “Description of notes—Repurchase at the option of Holders—Change of Control.”

Certain covenants	The Indenture (as defined herein) that will govern the notes will contain covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness and guarantee indebtedness;

•	pay dividends or make other distributions of capital stock;

•	prepay, redeem or repurchase certain debt;

•	issue certain preferred stock or similar equity securities;

•	make loans and investments;

•	sell assets

•	incur liens;

•	enter into transactions with affiliates;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; or

•	consolidate, merge or sell all or substantially all of our assets.

The covenants set forth in the Indenture are subject to important exceptions and qualifications that are described under “Description of notes—Certain covenants.” If the notes achieve an investment grade rating from either Moody’s Investors Services, Inc. (“Moody’s”) or S&P Global Ratings (“S&P”), certain of the covenants listed above may be suspended. For more details, see “Description of notes—Certain covenants—Effectiveness of covenants.”

Ranking	The notes and the guarantees will be our and the guarantors’ senior secured obligations and will be:

•	secured by first-priority liens, subject to permitted liens, on the Notes Priority Collateral (which collateral will secure the Amended ABL Facility on a second-priority basis);

•	secured by second-priority liens, subject to permitted liens, on the ABL Priority Collateral (which collateral will secure the Amended ABL Facility on a first-priority basis);

•	effectively senior to our and our guarantors’ obligations under the Amended ABL Facility and any future indebtedness on a pari passu basis therewith to the extent of the value of the Notes Priority Collateral that secures such obligations on a second-priority basis;

•

effectively senior to our and our guarantors’ obligations under any future Junior Lien Indebtedness (as defined herein) to the extent of the value of the Collateral, after giving effect to any lien senior to such Collateral;

•

effectively junior to our and our guarantors’ obligations under the Amended ABL Facility and any future indebtedness on a pari passu basis therewith to the extent of the value of the ABL Priority Collateral that secures such obligations on a first-priority basis;

•	effectively equal to our and our guarantors’ obligations under any future indebtedness that is secured on a pari passu basis with the notes;

•	pari passu in right of payment with respect to our and our guarantors’ existing and future senior indebtedness (including any future Pari Passu Notes Lien Indebtedness);

•	senior in right of payment to any of our and our guarantors’ future subordinated indebtedness;

•

effectively senior to all of our and our guarantors’ existing and future unsecured indebtedness to the extent of the value of the Collateral securing the notes (after giving effect to any senior lien on the Collateral); and

•

structurally subordinated in right of payment to all indebtedness and other liabilities, including trade payables, of existing and future subsidiaries that do not guarantee the notes and any entities that do not constitute subsidiaries.

As of September 30, 2022, after giving effect to the Refinancing Transactions and the payment of fees and expenses relating thereto:

•	we would have had approximately $366.7 million of total indebtedness (including the notes);

•

we would have had approximately $366.4 million of secured indebtedness and approximately $27.4 million of undrawn capacity under the Amended ABL Facility (net of $1.3 million of outstanding letters of credit), all of which would rank senior to the notes to the extent of the value of the ABL Priority Collateral; and

•

our subsidiaries that will not be guarantors would have had less than $1.0 million in obligations (including trade payables but excluding intercompany obligations) outstanding to which the notes would have ranked structurally junior.

Collateral	The Notes Priority Collateral and the ABL Priority Collateral are referred to herein collectively as the “Collateral.”

The notes and the guarantees will be secured by first-priority liens on the Notes Priority Collateral (which generally includes most of our and our subsidiaries’ assets other than the ABL Priority Collateral) and by second-priority liens on the

ABL Priority Collateral (which generally includes most of our and our subsidiaries’ accounts receivable, inventory, pledged deposit accounts and related assets), in each case, subject to certain exceptions and permitted liens. For more information, see “Description of notes—Collateral.”

The priority of the liens on the Notes Priority Collateral that will secure the notes will be senior to the liens on the Notes Priority Collateral securing the Amended ABL Facility and the priority of the liens on the ABL Priority Collateral that will secure the notes will be junior to the liens on the ABL Priority Collateral securing the Amended ABL Facility. The priority of the liens on the Notes Priority Collateral and the ABL Priority Collateral that will secure the notes will be pari passu with the liens on our and the guarantors’ assets securing any other obligations that may be secured by pari passu liens, in each case as described under “Description of notes—Collateral.”

The value of the Collateral securing the notes at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. In the event of a liquidation of the Collateral, the proceeds may not be sufficient to satisfy the obligations under the notes and any other indebtedness secured on a senior or pari passu basis thereto and may be materially different from book value. See “Risk factors—Risks related to the Collateral—It may be difficult to realize the value of the Collateral securing the notes.”

The liens on Collateral may be released without the consent of the holders of notes if Collateral is disposed of in a transaction that complies with the Indenture, the related security documents and the Intercreditor Agreement (as defined herein) and otherwise as provided for in the Indenture, the related security documents and the Intercreditor Agreement.

For a description of the excluded assets that will not be part of the Collateral, see “Description of notes—Collateral—Excluded assets.” See “Risk factors—Risks relating to the Collateral—Certain assets will be excluded from the collateral.”

Guarantees	The notes will be jointly and severally guaranteed initially by each of our domestic subsidiaries that are obligors in respect of the Amended ABL Facility. These subsidiaries will guarantee the notes on a senior secured basis and pledge their collateral in support of such guarantees. The notes will also be guaranteed by certain future subsidiaries that guarantee certain of our indebtedness or certain indebtedness of guarantors, including under the Amended ABL Facility, and such subsidiaries that become guarantors in the future will also pledge their collateral in support of such guarantees. Under certain circumstances, guarantors may be released from their guarantees without the consent of the holders of notes. See ‘”Description of notes—Guarantees.”

Intercreditor agreement

The collateral agent under the Amended ABL Facility (the “Amended ABL Facility Agent”) and the Notes Collateral Agent (as defined herein) will enter into an intercreditor agreement (the “Intercreditor Agreement”) as to the relative priorities of their respective security interests in the ABL Priority Collateral and the Notes Priority Collateral and certain other matters related to the administration of security interests in the Collateral. So long as first-priority liens on the ABL Priority Collateral are outstanding, holders of the notes, with certain exceptions, will not be entitled to enforce their security interest under their second-priority lien on the ABL Priority Collateral.

In addition, the holders of the notes will waive certain rights normally applicable to creditors in bankruptcy with respect to the ABL Priority Collateral. See “Description of notes—Intercreditor Agreement.”

There will be reciprocal provisions agreed to by the Amended ABL Facility Agent in respect of the Notes Priority Collateral.

The Indenture, the Trustee and Notes Collateral Agent	The notes will be issued pursuant to an indenture (the “Indenture”) between us and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and collateral agent (the “Notes Collateral Agent”).

Certain U.S. federal income tax considerations	For a discussion of certain U.S. federal income tax considerations relevant to an investment in the notes, see above under the heading “—The units—Certain U.S. federal income tax considerations.”

The offering generally

Absence of established market for the units or the notes	There is presently no public market for the units or notes. Neither the units nor the notes will be listed for trading on any national securities exchange. See “Risk factors—Risks related to the units and the notes—No market currently exists for the units or the notes, and an active trading market may not develop” and “Underwriting.”

Our common stock is listed on the NYSE under the symbol “NINE.” The last reported sale price of our common stock on the NYSE on January 13, 2023 was $16.35 per share. Until the 60th day following the Settlement Date, the shares of common stock included in the units may not be traded separately from the units, and until such date, the securities sold in this offering may be traded only as units. See “Description of the units.”

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $271.2 million after deducting the underwriting discounts and commissions and other offering expenses payable by us. We intend to use the net proceeds from this offering, together with borrowings under the Amended ABL Facility and cash on hand, to redeem all of the outstanding 2023 Senior Notes and to pay fees and expenses relating to this offering and the other Refinancing Transactions. See “Use of proceeds.”

Risk factors	You should consider all of the information contained in and incorporated by reference into this prospectus supplement before making an investment in the securities. In particular, you should consider the factors described under “Risk factors” beginning on page S-20 as well as the other cautionary statements throughout this prospectus supplement, for a discussion of factors you should carefully consider before deciding to invest in the securities.

CUSIP numbers	The CUSIP number associated with the units is 65441VAC5. The CUSIP number associated with the separated notes is 65441VAE1. The CUSIP number associated with our common stock is 65441V101.

For so long as a holder holds the securities in unit form, such holder’s interest will be represented by, and trading shall occur with reference to, the units CUSIP number. Following the separation of a unit, a holder will receive a book-entry interest in the separated notes and a book-entry interest in the associated shares of common stock, each represented by the applicable CUSIP number indicated above, and the book-entry interest in the units shall be canceled.

Summary historical financial data

The following table presents our summary financial data for the periods and as of the dates indicated. The summary historical consolidated financial data as of and for the years ended December 31, 2020 and December 31, 2021 are derived from our audited historical consolidated financial statements and related notes thereto incorporated by reference into this prospectus supplement. The summary financial data for the three months ended September 30, 2022, the nine months ended September 30, 2021 and September 30, 2022, and as of September 30, 2022, are derived from our unaudited historical condensed consolidated financial statements and related notes thereto incorporated by reference into this prospectus supplement and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. Historical results are not necessarily indicative of our future results of operations, financial position and cash flows.

Our historical results are not necessarily indicative of the results that may be expected in the future, and the results as of and for the periods ended September 30, 2022 are not necessarily indicative of results expected for the current fiscal year or any future period. The information set forth below is only a summary, and you should read it in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and the consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Among other things, those historical financial statements and related notes thereto include more detailed information regarding the basis of presentation for the following information.

	Nine months ended September 30,		Year ended December 31,
(in thousands)	2022	2021	2021	2020
	(unaudited)		(audited)
Statement of operations data:
Revenues	$426,713	$244,326	$349,419	$310,851

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	330,477	217,800	307,992	302,157
General and administrative expenses	37,766	33,505	45,301	49,346
Depreciation	19,608	22,148	28,905	32,431
Amortization of intangibles	10,568	12,212	16,116	16,467
Impairment of goodwill	—	—	—	296,196
(Gain) loss on revaluation of contingent liabilities	237	(124)	460	276
(Gain) loss on sale of property and equipment	795	660	660	(2,857)

Income (loss) from operations	27,262	(41,875)	(50,015)	(383,165)

Other income (expense)
Interest expense	24,335	24,534	32,527	36,759
Interest income	(171)	(24)	(26)	(615)
Gain on extinguishment of debt	(2,843)	(17,618)	(17,618)	(37,841)
Other income	(547)	(103)	(298)	(62)

Income (loss) before income taxes	6,488	(48,664)	(64,600)	(381,406)
Income tax expense (benefit)	79	163	(25)	(2,458)

Net income (loss)	$6,409	$(48,827)	$(64,575)	$(378,948)

	Nine months ended September 30,		Year ended December 31,
(in thousands)	2022	2021	2021	2020
	(unaudited)		(audited)
Other comprehensive loss, net of tax:
Foreign currency translation adjustments, net $0 tax in each period	$(391)	$(32)	$(34)	$(34)

Total other comprehensive loss, net of tax	(391)	(32)	(34)	(34)

Total comprehensive income (loss)	$6,018	$(48,859)	$(64,609)	$(378,982)

Balance sheet data (at period end):
Cash and cash equivalents	$21,490	$29,969	$21,509	$68,864
Property and equipment, net	75,658	83,749	86,958	102,429
Total assets	407,475	385,883	381,613	442,600
Total long-term debt (including current portion)	332,912	318,305	334,407	343,558
Total stockholders’ equity (deficit)	(32,085)	(24,732)	(39,267)	20,409

Statement of cash flows data:
Net cash provided by (used in) operating activities	$8,231	$(26,704)	$(40,416)	$(4,901)
Net cash used in investing activities	$(6,247)	$(1,835)	$(11,921)	$(1,778)
Net cash provided by (used in) financing activities	$(1,806)	$(10,310)	$5,048	$(17,385)

Other financial data: (unaudited)
EBITDA(1)	$60,828	$10,206	$12,922	$(296,364)
Adjusted EBITDA(1)	$63,689	$667	$5,227	$(25,754)
ROIC(1)	14.1%	(19.0)%	(16.7)%	(16.2)%
Adjusted gross profit(1)	$96,236	$26,526	$41,427	$8,694

(1)	EBITDA, Adjusted EBITDA, Return on Invested Capital (“ROIC”) and adjusted gross profit are non-GAAP financial measures. For definitions of these measures and a reconciliation to the most comparable GAAP measure, see “—Non-GAAP financial measures” below.

Non-GAAP financial measures

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define EBITDA as net income (loss) before net interest expense, depreciation, amortization and income tax expense. EBITDA is not a measure of net income or cash flows as determined by GAAP. We define Adjusted EBITDA as EBITDA further adjusted for (i) impairment of goodwill, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) gain on extinguishment of debt, (v) restructuring charges, (vi) stock-based compensation and cash award expense, (vii) gain or loss or gain on sale of property and equipment, and (viii) other expenses or charges to exclude certain items that we believe are not reflective of the ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business.

Management believes EBITDA and Adjusted EBITDA are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss)

in arriving at these measures because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. These measures should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from these measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of these measures. Our computations of these measures may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA to the GAAP financial measure of net income (loss) for the periods indicated:

	Nine months ended September 30,		Year ended December 31,
(in thousands)	2022	2021	2021	2020

EBITDA reconciliation:
Net income (loss)	$6,409	$(48,827)	$(64,575)	$(378,948)
Interest expense	24,355	24,534	32,527	36,759
Interest income	(171)	(24)	(26)	(615)
Provision (benefit) for income taxes	79	163	(25)	(2,458)
Depreciation	19,608	22,148	28,905	32,431
Amortization of intangibles	10,568	12,212	16,116	16,467

EBITDA	$60,828	$10,206	$12,922	$(296,364)

Adjusted EBITDA reconciliation:
EBITDA	$60,828	$10,206	$12,922	$(296,364)
Impairment of goodwill	—	—	—	296,196
Transaction and integration costs	—	—	—	146
(Gain) loss on revaluation of contingent liabilities(1)	237	(124)	460	276
Gain on extinguishment of debt	(2,843)	(17,618)	(17,618)	(37,841)
Restructuring charges	1,819	1,588	1,588	4,907
Stock-based compensation and cash award expense	2,798	4,191	5,406	9,744
(Gain) loss on sale of property and equipment	795	660	660	(2,857)
Legal fees and settlements(2)	55	1,764	1,809	39

Adjusted EBITDA	$63,689	$667	$5,227	$(25,754)

(1)	Amounts relate to the revaluation of contingent liabilities associated with the Company’s 2018 acquisitions.

(2)	Amounts represent fees, legal settlements or accruals associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

Return on invested capital

ROIC is a supplemental non-GAAP financial measure. We define ROIC as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) interest expense (income), (iv) restructuring charges, (v) loss (gain) on the sale of subsidiaries, (vi) loss (gain) on extinguishment of debt, and (vii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity (deficit) plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior period-end total capital for use in this analysis.

Management believes ROIC is a meaningful measure because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested. Management uses ROIC to assist them in capital resource allocation decisions and in evaluating business performance. Although ROIC is commonly used as a measure of capital efficiency, definitions of ROIC differ, and our computation of ROIC may not be comparable to other similarly titled measures of other companies.

The following table provides an explanation of our calculation of ROIC for the periods indicated:

	Nine months ended September 30,		Year ended December 31,
(in thousands)	2022	2021	2021	2020
Net income (loss)	$6,409	$(48,827)	$(64,575)	$(378,948)
Add back:
Impairment of goodwill	—	—	—	296,196
Transaction and integration costs	—	—	—	146
Interest expense	24,335	24,534	32,527	36,759
Interest income	(171)	(24)	(26)	(615)
Restructuring charges	1,819	1,588	1,588	4,907
Gain on extinguishment of debt	(2,843)	(17,618)	(17,618)	(37,841)
Benefit for deferred income taxes	—	—	—	(1,588)

After-tax net operating income (loss)	$29,549	$(40,347)	$(48,104)	$(80,984)

Total capital as of prior period-end:
Total stockholders’ equity (deficit)	$(39,267)	$20,409	$20,409	$389,877
Total debt	337,436	348,637	348,637	400,000
Less cash and cash equivalents	(21,509)	(68,864)	(68,864)	(92,989)

Total capital as of prior period-end	$276,660	$300,182	$300,182	$696,888

Total capital as of period-end:
Total stockholders’ equity (deficit)	$(32,085)	$(24,732)	$(39,267)	$20,409
Total debt	334,620	321,750	337,436	348,637
Less cash and cash equivalents	(21,490)	(29,969)	(21,509)	(68,864)

Total capital as of period-end	$281,045	$267,049	$276,660	$300,182

Average total capital	$278,853	$283,616	$288,421	$498,535

ROIC	14.1%	(19.0)%	(16.7)%	(16.2)%

Adjusted gross profit

GAAP defines gross profit as revenues less cost of revenues and includes depreciation and amortization in costs of revenues. We define adjusted gross profit as revenues less direct and indirect costs of revenues (excluding depreciation and amortization). This measure differs from the GAAP definition of gross profit because we do not include the impact of depreciation and amortization, which represent non-cash expenses.

Management uses adjusted gross profit to evaluate operating performance. We prepare adjusted gross profit to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance. Adjusted gross profit should not be considered as an alternative to gross profit (loss), operating income (loss), or any other measure of financial performance calculated and presented in accordance with GAAP. Adjusted gross profit may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted gross profit or similarly titled measures in the same manner as we do.

The following table presents a reconciliation of adjusted gross profit to GAAP gross loss for the periods indicated:

	Nine months ended September 30,		Year ended December 31,
(in thousands)	2022	2021	2021	2020

Calculation of gross loss:
Revenues	$426,713	$244,326	$349,419	$310,851
Cost of revenues (exclusive of depreciation and amortization shown separately below)	330,447	217,800	307,992	302,157
Depreciation (related to cost of revenues)	18,235	20,598	26,882	30,161
Amortization of intangibles	10,568	12,212	16,116	16,467

Gross profit (loss)	$67,433	$(6,284)	$(1,571)	$(37,934)

Adjusted gross profit reconciliation:
Gross profit (loss)	$67,433	$(6,284)	$(1,571)	$(37,934)
Depreciation (related to cost of revenues)	18,235	20,598	26,882	30,161
Amortization of intangibles	10,568	12,212	16,116	16,467

Adjusted gross profit	$96,236	$26,526	$41,427	$8,694

Free cash flow

Free cash flow is a supplemental non-GAAP financial measure that our management uses to assess the Company’s liquidity and ability to fund operations and make additional investments. We believe that free cash flow provides useful information to investors because it is an important indicator of the Company’s liquidity, including its ability to reduce net debt, fund operations and make strategic investments. We define free cash flow as net cash provided by operating activities less (i) capital expenditures, (ii) payments on finance leases, (iii) debt issuance costs, (iv) payments of contingent liability, (v) payments on short-term debt, (vi) cash employment taxes related to vesting of restricted stock and stock units and (vii) the impact of foreign currency exchange on cash.

Free cash flow should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as determined in accordance with GAAP or as an indicator of our liquidity. Certain items excluded from free cash flow are significant components in understanding and assessing a company’s liquidity. Our computation of free cash flow may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of free cash flow to the GAAP financial measure of net cash provided by operating activities for the period indicated:

Three months ended September 30, 2022
(in thousands)

Free cash flow reconciliation:
Net cash provided by operating activities	$15,120
Capital expenditures, net	(4,620)
Payments on finance leases	(331)
Payments of contingent liability	(43)
Payments of short-term debt	(524)
Taxes related to vesting of restricted stock and stock units	(348)
Impact of foreign currency exchange on cash	(91)

Free cash flow	$9,163

Risk factors

Investing in the securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein before deciding whether to purchase the securities. In particular, you should carefully consider, among other things, the risks to our business and other matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q. If any such risks and uncertainties actually occur, you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations and result in a loss of all or part of your investment.

Risks related to the units and the notes

No market currently exists for the units or the notes, and an active trading market may not develop.

Each of the units and the notes comprise a new issue of securities for which there is currently no public market. In addition, we do not intend to apply to list the units or the notes on any securities exchange or other recognized trading system. If the units or notes are traded after their initial issuance, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, commodity prices, the market for similar securities, the price and volatility of our common stock, our performance and other factors. To the extent that an active trading market for the units or the notes does not develop, the liquidity and trading price of the relevant security may be harmed. In addition, while the notes may be optionally separated beginning on the 60th day after the Settlement Date, the notes are not expected to automatically separate until the 270th day after the Settlement Date. Accordingly, during such time, the trading market for separated notes and units may less liquid than the trading market for the units prior to such time. In addition, until the 60th day following the Settlement Date, the notes included in the units may not be traded separately from the units, and until such date, the securities sold in this offering may be traded only as units. Thus, you may not be able to liquidate your investment rapidly or for the price you anticipate.

The notes will be effectively subordinated to our and our guarantors’ indebtedness under the Amended ABL Facility to the extent of the value of the Collateral securing that indebtedness on a basis senior to the notes. The notes will be structurally subordinated to all obligations of our subsidiaries that are not guarantors of the notes.

The notes and the guarantees will be effectively subordinated to our and our guarantors’ indebtedness under the Amended ABL Facility to the extent of the value of the ABL Priority Collateral that secures the indebtedness under the Amended ABL Facility on a first-priority basis. The effect of this subordination is that upon a default in payment on, or the acceleration of, any indebtedness under the Amended ABL Facility or other indebtedness secured by those assets on a first-priority basis, or in the event of bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding of us or the guarantors of the Amended ABL Facility or of such other secured debt, the proceeds from the sale of those assets subject to first-priority liens securing the Amended ABL Facility and such other indebtedness secured on a pari passu basis with the Amended ABL Facility will be available to pay obligations on the notes only after all indebtedness under the Amended ABL Facility and such other secured debt has been paid in full. As of September 30, 2022, on an as adjusted basis after giving effect to the Refinancing Transactions and the payment of fees and expenses relating thereto, we would have had $66.4 million borrowings outstanding under the Amended ABL Facility and commitments available to be borrowed under the Amended ABL Facility of approximately $27.4 million (net of $1.3 million of outstanding letters of credit), all of which would rank senior to the notes to the extent of the value of the ABL Priority Collateral.

Not all of our subsidiaries will guarantee the notes. The notes will be structurally subordinated to all indebtedness and other obligations of the non-guarantor subsidiaries such that in the event of insolvency, liquidation, reorganization, dissolution or other winding-up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment. Our non-guarantor subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Our non-guarantor subsidiaries generated less than 1% of our consolidated revenues in the nine-month period ended September 30, 2022 and held less than 2% of our consolidated assets as of September 30, 2022.

We may incur additional indebtedness to execute our long-term growth strategy, which may reduce our profitability or increase the risks associated with the notes.

We and our subsidiaries may incur substantial additional indebtedness in the future. The Amended ABL Facility and the Indenture will contain restrictions on the incurrence of additional indebtedness. If we or a guarantor incurs any additional secured indebtedness that ranks equally with the notes (or with the guarantees thereof), the holders of such indebtedness will be entitled to share ratably with holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us or a guarantor. This may have the effect of reducing the amount of proceeds paid to holders of the notes in connection with such a distribution. Any increase in our level of indebtedness could have several important effects on our future operations, including, without limitation: (i) whether we will have sufficient cash to support the payment of interest on all of our outstanding indebtedness, (ii) increasing our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure, (iii) limiting our ability to deduct our net interest expense, and (iv) limiting our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under applicable debt instruments, which may not be successful.

Our ability to make scheduled payments on or to refinance our indebtedness obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. Our ability to satisfy our liquidity requirements going forward will depend on our future operating performance, which is affected by prevailing economic and competitive conditions, the level of drilling and completions activities in the North American E&P industry, and financial, business and other factors, many of which are beyond our control. If our cash flows and capital resources are insufficient to fund debt service obligations, we may be forced to reduce or delay planned investments and capital expenditures, sell assets, seek additional capital or restructure or refinance indebtedness, including the notes.

Our ability to restructure or refinance indebtedness will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict business operations. The terms of existing or future debt instruments and the Indenture may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of sufficient cash flows and capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet debt service and other obligations. The Indenture and the Amended ABL Facility will restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions, and the proceeds of any such disposition may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet scheduled debt service obligations.

If we are unable to comply with the restrictions and covenants in the agreements governing the notes or our other indebtedness, there could be a default, which could accelerate payment of funds that we have borrowed and would affect our ability to make principal and interest payments on the notes.

Any default under the agreements governing our indebtedness that is not cured or waived by the required lenders, and the remedies sought by the holders of any such indebtedness, could result in our inability to pay principal, premiums, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premiums, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the agreements governing our indebtedness, including the Indenture and the Amended ABL Facility, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default: (i) the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, (ii) the lenders under the Amended ABL Facility could elect to terminate their commitments thereunder, cease permitting further draws and institute foreclosure proceedings against our assets, and (iii) we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may need to obtain waivers under the Amended ABL Facility to avoid being in default. If we breach our covenants under the Amended ABL Facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default thereunder, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

If we experience certain kinds of changes of control, we may be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered following a change of control. In addition, the terms of the Amended ABL Facility may prohibit us from repurchasing notes upon a change of control. Our failure to repurchase the notes upon a change of control could cause a default under the Indenture and could lead to a cross default under the Amended ABL Facility. The Amended ABL Facility will also provide that a change of control, as defined therein, will be an event of default that permits lenders to accelerate the maturity of borrowings under the Amended ABL Facility and, if that debt is not paid, to enforce security interests in the collateral securing that debt, thereby limiting our ability to raise cash to purchase the notes, and reducing the practical benefit of the offer-to-purchase provisions to the holders of the notes. Additionally, using cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business. See “Description of notes—Repurchase at the option of Holders—Change of Control.”

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

One of the circumstances under which a change of control may occur is upon the sale or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require use to repurchase its notes as a result of a sale of less than all of our assets to another person may be uncertain.

Federal and state fraudulent transfer laws may permit a court to void the notes, the guarantees and/or the security interests, and if that occurs, you may not receive any payments on the notes.

U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of the notes. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes, the guarantees thereof or the related security granted as collateral therefor could be voided as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (i) issued the notes or incurred the guarantees and related security agreements with the intent of hindering, delaying or defrauding creditors or (ii) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (ii) only, one of the following is also true at the time thereof:

•

we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees and the related security granted as collateral therefor;

•

the issuance of the notes or the incurrence of the guarantees and the related security granted as collateral therefor left us or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or the guarantor’s ability to pay as they mature; or

•

we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the guarantor if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee and security granted as collateral therefor to the extent the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

The measures of insolvency for purposes of the foregoing will vary depending upon the law applied in any proceeding to determine whether a fraudulent or preferential transfer has occurred. Generally, however, an entity would be considered insolvent if at the time it incurred indebtedness:

(i)	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all its assets,

(ii)	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

(iii)	it could not pay its debts as they become due.

If a court were to find that the issuance of the notes or the incurrence of a guarantee and related security granted as collateral therefor was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee and security granted as collateral therefor or subordinate the notes or such guarantee and security granted as collateral therefor to presently existing and future indebtedness of us or of the related guarantor or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt that could result in acceleration of such debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes and the guarantees and security granted as collateral therefor to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of the notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of the notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Any future pledge of collateral or guarantee provided after the notes are issued might be avoided in a bankruptcy.

The Indenture and the related security documents will require us to grant liens on certain assets that we or any guarantor acquires after the notes are issued. Any future guarantee or additional lien in favor of the Notes Collateral Agent for the benefit of the holders of the notes might be avoidable by the grantor (as debtor-in possession) or by its trustee in bankruptcy, receiver or other third parties (including other creditors) if certain events or circumstances exist or occur. For instance, if the entity granting a future guarantee or additional lien was insolvent at the time of the grant and if such grant was made within 90 days before that entity commenced a bankruptcy proceeding (or one year before commencement of a bankruptcy proceeding if the creditor that benefited from the guarantee or lien is an “insider” under the U.S. Bankruptcy Code), and the granting of the future guarantee or additional lien enabled the holders of the notes to receive more than they would if the grantor were liquidated under chapter 7 of the U.S. Bankruptcy Code, then such guarantee or lien could be avoided as a preferential transfer. Liens recorded or perfected after the issue date may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing indebtedness is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and recorded outside of such 90-day period. Accordingly, if we or any subsidiary guarantor were to file for bankruptcy protection after the issue date of the outstanding notes and any liens securing the notes had been perfected less than 90 days before the commencement of such bankruptcy proceeding, such liens may be particularly subject to challenge as a result of having been delivered within such period of 90 days. To the extent that such challenge succeeded, the holders of the notes would lose the benefit of the security that the Collateral was intended to provide.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase.

Borrowings under the Amended ABL Facility bear interest at variable rates exposing us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remains the same, and our net income and cash available for servicing our indebtedness would decrease.

Changes in our credit ratings or the debt markets may adversely affect the market price of the units or the notes.

The price for the units or the notes will depend on a number of factors, including: (i) the time remaining to the maturity of the notes, (ii) our credit ratings with major credit rating agencies, (iii) the prevailing interest rates being paid by other companies similar to us, (iv) our financial condition, results of operations and prospects, and (v) the overall condition of the financial markets and global and domestic economies. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the industry in which we operate and may change our credit rating based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the notes or make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, holders of the notes may not be able to resell their notes without a substantial discount.

The Collateral will be released and neither the notes nor the guarantees will be secured by liens on the Collateral and many of the covenants contained in the Indenture will be suspended if the notes are rated investment grade by either S&P or Moody’s, but there are no assurances that the notes will ever be rated investment grade.

The Collateral will be released and neither the notes nor the guarantees will be secured by liens on the Collateral and many of the covenants in the indenture that will govern the notes will be suspended if the notes are rated investment grade by either S&P or Moody’s, provided that at the time of such suspension no default or event of default has occurred and is continuing. These covenants include restrictions on our ability to pay dividends, to incur debt and to enter into certain transactions. There can be no assurance that the notes will ever be rated investment grade. However, upon the release of the Collateral the notes would be effectively subordinated to indebtedness under the Amended ABL Facility and our other secured indebtedness to the extent of the value of the assets securing such indebtedness and, as a result, holders of the notes would receive less, ratably, than the holders of such secured indebtedness in the event of the Company’s or a guarantor’s bankruptcy, insolvency or liquidation. If the Company and the guarantors would become required to subsequently provide security interests in the Collateral because the notes are no longer rated investment grade by either S&P or Moody’s, any such future pledge of Collateral may be voidable in bankruptcy. In addition, suspension of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade. See “Description of notes—Certain covenants—Effectiveness of covenants.”

The notes will be issued with OID for U.S. federal income tax purposes.

We believe and intend to take the position that the acquisition of a unit should be treated as an acquisition of separate instruments (i.e., the notes and five shares of common stock) for U.S. federal income tax purposes and that the notes should be treated as debt for U.S. federal income tax purposes. However, this position is not free from doubt, and it is possible the IRS could challenge the position. Assuming the position is respected, the notes will be issued with more than a de minimis amount of OID for U.S. federal income tax purposes. Accordingly, a holder subject to U.S. federal income taxation will be required to include such OID in gross income (as ordinary income) for U.S. federal income tax purposes as the OID accrues on a constant yield basis, in advance of the receipt of cash payments that correspond to that income and regardless of whether such holder is a cash or accrual method taxpayer. The exact amount of OID will depend upon the issue price of the notes for U.S. federal income tax purposes. We will make our determination of the issue price available to holders as promptly as practicable, and in any event within 30 days of the Settlement Date. See “Certain U.S. federal income tax considerations.”

There is a risk that the notes may be treated as “contingent payment debt instruments” within the meaning of applicable U.S. Treasury regulations.

We believe and intend to take the position that the notes are not “contingent payment debt instruments” within the meaning of applicable U.S. Treasury regulations. However, this position is not free from doubt, and there is a risk that the notes may be treated as contingent payment debt instruments. If the contingent payment debt instrument rules did apply to the notes, holders of the notes subject to U.S. federal income taxation would generally be required to accrue taxable income at a rate based on the yield of a comparable noncontingent debt instrument (as determined by us), and any gain on a sale, exchange or other taxable disposition of the notes would generally be taxed at ordinary rates rather than capital gain rates. See “Certain U.S. federal income tax considerations.”

If a bankruptcy petition were filed by or against us, holders of the notes may receive a lesser amount for their claim than they would have been entitled to receive under the Indenture.

If a bankruptcy petition were filed by or against Nine or any of the guarantors under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of: (i) the original issue price for the notes and (ii) that portion of the OID that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code. Any OID that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, the holders of the notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the Indenture, even if sufficient funds are available.

Risks related to the Collateral

Additional indebtedness is secured by the collateral that will secure the notes, and the notes will be secured only to the extent of the value of the assets that have been granted as security for the notes and the guarantees, which may not be sufficient to satisfy our obligations under the notes.

Indebtedness incurred under the Amended ABL Facility will be secured by first-priority liens on the ABL Priority Collateral and second-priority liens on the Notes Priority Collateral. Indebtedness permitted to be secured by liens that are pari passu with liens securing the notes (“Pari Passu Notes Lien Obligations”) will be secured by the same tangible and intangible assets of Nine and each guarantor that will secure the notes on a pari passu basis. We may in the future incur other Pari Passu Notes Lien Obligations. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us or any guarantor, assets that are pledged as shared collateral securing any other Pari Passu Notes Lien Obligations and the notes would be expected to be used to pay such other Pari Passu Notes Lien Obligations and the notes ratably. To the extent the value of the Collateral was not sufficient to satisfy the notes and all Pari Passu Notes Lien Indebtedness, the notes and such other Pari Passu Notes Lien Indebtedness would have an unsecured claim with respect to such deficiency.

In addition, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us or any guarantor, all proceeds from ABL Priority Collateral will be applied first to repay the ABL Obligations (as defined herein) and any other indebtedness that is secured by liens that are pari passu with the liens securing the Amended ABL Facility (“Pari Passu ABL Lien Indebtedness”), second, to repay the obligations in respect of the notes and any other Pari Passu Notes Lien Obligations, and proceeds from Notes Priority Collateral will be applied first to repay the obligations in respect of the notes and any other Pari Passu Notes Lien Obligations and, second, to repay the ABL Obligations and any other Pari Passu ABL Lien Indebtedness. No assurance can be given that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay our obligations under the notes, in full or at all, while also paying the ABL Obligations, any other Pari Passu ABL Lien Indebtedness and any other Pari Passu Notes Lien Obligations.

As of September 30, 2022, on an as adjusted basis after giving effect to the Refinancing Transactions and the payment of fees and expenses relating thereto, we would have had $66.4 million borrowings outstanding under the Amended ABL Facility and commitments available to be borrowed under the Amended ABL Facility of approximately $27.4 million (net of $1.3 million of outstanding letters of credit), all of which would rank senior to the notes to the extent of the value of the ABL Priority Collateral. The Indenture will allow a significant amount of Pari Passu ABL Lien Indebtedness and Pari Passu Notes Lien Indebtedness, provided that, in each case, such indebtedness or other obligation could be incurred under the debt and lien incurrence covenants that will be contained in the Indenture. Any additional obligations secured by a senior or equal priority lien on the Collateral securing the notes will adversely affect the relative position of the holders of the notes. In addition, we may be permitted to transfer assets from guarantors to future non-guarantors in certain circumstances. Upon such a transfer, those assets will be released automatically from the liens securing the notes. The notes would be effectively junior to any obligations of such non-guarantors.

It may be difficult to realize the value of the Collateral securing the notes.

The Collateral securing the notes will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the creditors that have the benefit of first liens on the collateral securing the notes from time to time, whether on or after the date the notes are issued. The underwriters did not analyze the effect of, nor participate in any negotiations relating to, such exceptions, defects, encumbrances, liens and other imperfections. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the Collateral securing the notes as well as the ability of the Notes Collateral Agent to realize or foreclose on such collateral.

In the event that a bankruptcy case is commenced by or against us, if the value of the Collateral is less than the amount of principal and accrued and unpaid interest on the notes and all other Pari Passu Notes Lien Indebtedness (as defined herein), the Amended ABL Facility and Pari Passu ABL Lien Indebtedness, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed.

In addition, our business requires numerous federal, state and local permits and licenses. Continued operation of properties that are part of the Collateral for the notes depends on the maintenance of such permits and licenses. Our business is subject to substantial regulations and permitting requirements and may be adversely affected if we are unable to comply with existing regulations or requirements or changes in applicable regulations or requirements. In the event of foreclosure, the transfer of such permits and licenses may be prohibited or may require us to incur significant cost and expense. Further, we cannot assure you that the applicable governmental authorities will consent to the transfer of all such permits. If the regulatory approvals required for such transfers are not obtained or are delayed, the foreclosure may be delayed, a temporary shutdown of operations may result and the value of the

Certain assets will be excluded from the Collateral.

Certain assets will be excluded from the Collateral securing the notes as described under “Description of notes—Collateral—Excluded assets,” including, but not limited to: (i) letter-of-credit rights (other than to the extent constituting supporting obligations), (ii) items as to which a security interest cannot be granted without violating contract rights or applicable law, (iii) certain equity interests of our subsidiaries, (iv) any property and proceeds thereof the pledge of which is prohibited or restricted by contract rights or applicable law, (v) capital stock of certain of Nine’s subsidiaries, (vi) certain intent-to-use trademark applications filed in the United States Patent and Trademark Office, (vii) any fee owned and leased real property (including all leases related thereto), subject to certain limitations set forth in “Description of notes—Collateral—Excluded Assets,” (viii) assets held by any unrestricted subsidiary, (ix) proceeds and products from any and all of the excluded assets, and (x) Excluded Securities Collateral (as defined in “Description of notes”).

If an event of default occurs and the notes are accelerated, the notes will rank equally with the holders of other unsubordinated and unsecured indebtedness with respect to those excluded assets. To the extent the claims of note holders exceed the value of the assets securing the notes and other liabilities, claims related to the excluded assets will rank equally with the claims of the holders of any other unsecured indebtedness. As a result, if the value of the assets pledged as security for the notes is less than the value of the claims of the holders of the notes, those claims may not be satisfied in full before the claims of our unsecured creditors are paid.

No appraisals of any Collateral have been prepared in connection with this offering.

No appraisals of any Collateral have been prepared in connection with this offering. The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as Collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future events or trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay our obligations under the notes and any other Pari Passu Notes Lien Obligations, in full or at all, while also paying the Amended ABL Facility and any future Pari Passu ABL Lien Indebtedness in accordance with the Intercreditor Agreement. Accordingly, there may not be sufficient Collateral to pay all or any of the amounts due on the notes. Any claim for the difference between the amount, if any, realized by holders of the notes from the sale of the Collateral securing the notes and the obligations under the notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

Rights of the holders of the notes in the Collateral may be adversely affected by the failure to perfect liens on certain collateral acquired in the future.

The right of the Notes Collateral Agent to repossess and dispose of the Collateral securing the notes upon default or acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the Notes Collateral Agent has repossessed and disposed of the Collateral. Under applicable federal bankruptcy laws, upon the commencement of a bankruptcy case, an automatic stay goes into effect that, among other things, stays:

(i) the commencement or continuation of any action or proceeding against the debtor that was or could have been commenced before the commencement of the bankruptcy case to recover a claim against the debtor that arose before the commencement of the bankruptcy case, (ii) any act to obtain possession of, or control over, property of the bankruptcy estate or the debtor, (iii) any act to create, perfect or enforce any lien against property of the bankruptcy estate, and (iv) any act to collect or recover a claim against the debtor that arose before the commencement of the bankruptcy case.

Thus, upon the commencement of a bankruptcy case, secured creditors are prohibited from repossessing their collateral from a debtor, or from disposing of that collateral repossessed from such a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that upon a request from a secured creditor, such secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the foregoing and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Notes Collateral Agent would repossess or dispose of the Collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment of loss of value of the Collateral through the requirements of “adequate protection.” A creditor may seek relief from the stay from the bankruptcy court to take any of the acts described above that would otherwise be prohibited by the automatic stay. The U.S. bankruptcy court has broad discretionary powers in determining whether to grant a creditor relief from the stay. Furthermore, in the event the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the notes after giving effect to prior liens, the holders of the notes would have “undersecured claims’ as to the difference and would not be entitled to post-petition interest on the notes. Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.

The Collateral is subject to casualty risks.

Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. If there is a total or partial loss of any of the pledged Collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the notes.

We will in most cases have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and any future guarantees.

Subject to the terms of the Intercreditor Agreement, the security documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the Collateral securing the notes and any guarantees. For example, so long as no default or event of default under the Indenture would result therefrom, we may, among other things, without any release or consent by the Trustee or the Notes Collateral Agent, conduct ordinary course activities with respect to Collateral, such as selling, factoring, abandoning or otherwise disposing of Collateral and making ordinary course cash payments (including repayments of indebtedness).

Security interests over certain collateral may not be in place by closing or may not be perfected by closing. Creation or perfection of such security interests after the issue date of the notes increases the risk that the liens granted by those security interests could be avoided.

Certain security interests in favor of the Notes Collateral Agent may not be in place or perfected as of the date on which this offering closes. To the extent any liens on or security interest in the Collateral securing the notes are not perfected on or prior to such date, we will use our commercially reasonable efforts to have all such security interests perfected, to the extent required by the Indenture and the related security documents, within a certain number of days after the closing of this offering. Under U.S. bankruptcy law, to the extent a security interest in certain Collateral is granted or perfected after the date which is 30 days following the date this offering closes, that security interest would remain at risk of being voided as a preferential transfer by the pledgor (as debtor in possession) or by its trustee in bankruptcy (or potentially by certain of the pledgor’s other creditors) if we were to file for bankruptcy within 90 days after the grant or after perfection (or, under certain circumstances, a longer period).

The rights of holders of the notes to the Collateral securing the notes may be adversely affected by the failure to perfect security interests in the Collateral and other issues generally associated with the realization of security interests in Collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the Collateral securing the notes may not be perfected with respect to the claims of the notes if the Notes Collateral Agent is not able to take the actions necessary to perfect any of these liens on or prior to the date of the issuance of the notes offered hereby or thereafter. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, can only be perfected at the time such property and rights are acquired and identified and additional steps to perfect in such property and rights are taken. The Trustee and the Notes Collateral Agent will not be required to monitor, and there can be no assurance that we will inform the Trustee or Notes Collateral Agent of, the future acquisition of property and rights that constitute Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired Collateral. The Trustee and the Notes Collateral Agent will have no obligation to monitor the acquisition of additional property or rights that could constitute Collateral or the perfection of any security interest. This may result in the loss of the security interest in the Collateral or the priority of the security interest in favor of notes against third parties.

In addition, the security interest of the Notes Collateral Agent will be subject to practical challenges generally associated with the realization of security interests in Collateral. For example, the Notes Collateral Agent may need to obtain the consent of third parties and make additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the Collateral or any recovery with respect thereto. We cannot assure you that the Notes Collateral Agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the Notes Collateral Agent may not have the ability to foreclose upon those assets and the value of the Collateral may significantly decrease.

The rights of holders of the notes with respect to the ABL Priority Collateral, in which those holders have a second-priority lien, will be materially limited by the Intercreditor Agreement.

The rights of the holders of the notes with respect to the ABL Priority Collateral, which secures the notes on a second-priority basis, will be limited pursuant to the term of the Intercreditor Agreement with the lenders under the Amended ABL Facility. Under the Intercreditor Agreement, any actions that may be taken in respect of the ABL Priority Collateral (including the ability to commence enforcement proceedings against the ABL Priority Collateral, to control the conduct of such proceedings and to approve amendments to, releases of the ABL Priority Collateral from the lien of, and waivers of past defaults under, the security documents relating to the notes) will be at the direction of the lenders under our ABL Facility. Under those circumstances, the Notes Collateral Agent on behalf of the holders of the notes, with limited exceptions, will not have the ability to control or direct those actions, even if the rights of the holders of the notes are adversely affected. In the context of the enforcement of rights and remedies, any release by the lenders under the Amended ABL Facility of ABL Priority Collateral (other than a termination of the Amended ABL Facility or a release of all ABL Priority Collateral) will also release the second-priority lien securing the notes on the same collateral (subject to the interest of the holders of the notes in the proceeds of that Collateral), and holders of the notes will have no control over that release. In addition, under the Intercreditor Agreement, the rights of the holders of the notes to take actions with respect to Notes Priority Collateral, such as selling it, may be required to be exercised in such a way that as does not interfere with or impair the ability of the holders of the ABL Priority Collateral to realize upon the ABL Priority Collateral.

The imposition of certain permitted liens could materially adversely affect the value of the Collateral.

The Collateral securing the notes and the guarantees thereof may also be subject to liens permitted under the terms of the Indenture, whether arising on or after the date the notes are issued. The existence of any permitted liens could materially adversely affect the value of the Collateral that could be realized by the holders of the notes as well as the ability of the Notes Collateral Agent to realize or foreclose on such collateral. In addition, the imposition of certain permitted liens will cause the relevant assets to become Excluded Assets (as defined in “Description of notes”), which will not secure the notes or the guarantees thereof. In addition, certain assets, including Excluded Assets, will be excluded from the Collateral. See “Description of notes—Collateral” for the definition of “Excluded Assets.”

Lien searches may not reveal all existing liens on the Collateral.

We cannot guarantee that the lien searches conducted on the Collateral securing the notes or the guarantees thereof will reveal all existing liens on such Collateral. Any existing undiscovered lien could be significant, could be prior in ranking to the liens securing the notes or the guarantees thereof and could have an adverse effect on the ability of the Notes Collateral Agent to realize or foreclose upon such collateral. Certain statutory priority liens may also exist that cannot be discovered by lien searches.

The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the notes will automatically be released from the lien on them and no longer constitute collateral for so long as the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary. As a result, the notes and the guarantees thereof may be secured by less collateral than the Amended ABL Facility.

The notes and the guarantees thereof will be secured in part by a pledge of the stock of some of our subsidiaries. The indenture and the collateral documents provide that any capital stock and other securities of any of our subsidiaries will be excluded from the Collateral for so long as the pledge of such capital stock or other securities to secure the notes and the guarantees thereof would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 or new Rule 13-02 of Regulation S-X. The lenders under the Amended ABL Facility will not be subject to such limitation and thus may have substantially more valuable security interests and different interests as a result thereof. See “Description of notes—Limitation on Collateral consisting of subsidiary securities.”

The Collateral securing the notes may be diluted under certain circumstances.

The Collateral that will secure the notes also secures the ABL Obligations (i) on a first-priority basis, with respect to ABL Priority Collateral, and (ii) on a second-priority basis, with respect to Notes Priority Collateral. This Collateral may secure on a pari passu basis additional senior indebtedness that we or certain of our subsidiaries incur in the future, subject to restrictions on our ability to incur debt and liens under the Indenture and the Amended ABL Facility and such debt could be Pari Passu ABL Lien Indebtedness or Pari Passu Notes Lien Indebtedness. Your rights to the Collateral would be diluted by any increase in the indebtedness secured on a first-priority or parity basis by this Collateral.

Rights of the holders of the notes in the Collateral securing the notes may be adversely affected by bankruptcy and insolvency proceedings and the holders of the notes may not be entitled to post-petition interest, fees, or expenses in any bankruptcy or insolvency proceeding.

The right of the Notes Collateral Agent to repossess and dispose of the Collateral securing the notes upon acceleration is likely to be significantly impaired (or at a minimum delayed) by U.S. bankruptcy law if U.S. bankruptcy proceedings are commenced by or against us prior to or possibly even after the Notes Collateral Agent has repossessed and disposed of the Collateral. Under the U.S. Bankruptcy Code, pursuant to the automatic stay imposed upon a bankruptcy filing, a secured creditor, such as the collateral agent for the notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security previously repossessed from a debtor, without prior bankruptcy court approval (which may not be given under the circumstances). Moreover, U.S. bankruptcy law permits the debtor to continue to retain and to use Collateral, and the proceeds, products, rents or profits of the Collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the Collateral and may include cash payments or the granting of additional or replacement security, if and at such time as the court in its discretion determines, for any diminution in the value of the Collateral as a result of the stay of repossession or disposition or any use of the Collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its Collateral if the value of the Collateral exceeds the debt it secures. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, it is impossible to predict whether or when payments under the notes could be made following the commencement of a bankruptcy case (or the length of the delay in making such payments), whether or when the Notes Collateral Agent could or would repossess or dispose of the Collateral, or whether or to what extent the holders of the notes would be compensated for any delay in payment or loss of value of the Collateral through the requirements of “adequate protection.”

Furthermore, in the event a U.S. bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the notes, the Amended ABL Facility and any additional obligations secured by first priority liens, the holders of the notes may have “undersecured claims” as to the difference. U.S. bankruptcy laws do not permit the payment or accrual of post-petition interest, costs, expenses and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case. Other consequences of a finding of under-collateralization would include, among other things, a lack of entitlement to receive “adequate protection” under U.S. bankruptcy laws with respect to the undersecured portion of the notes. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by a U.S. bankruptcy court as a reduction of the principal amount of the notes.

In addition, any payment on the notes or a guarantee made at a time that Nine or a guarantor were found to be insolvent could be avoided and required to be returned to Nine or such guarantor or to a fund for the benefit of Nine’s or such guarantor’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any non-insider party and such payment would give such insider or outsider party more than such creditors would have received in a distribution in a hypothetical Chapter 7 case under the U.S. Bankruptcy Code.

Finally, as a court of equity, a U.S. bankruptcy court may otherwise subordinate the claims in respect of the notes to other claims against Nine under the principle of equitable subordination, if the court determines that: (i) the holder of the notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to Nine’s other creditors or conferred an unfair advantage upon the holder of the notes; and (iii) equitable subordination is not inconsistent with the provisions of the U.S. Bankruptcy Code.

There are circumstances other than repayment, defeasance or discharge of the notes under which the Collateral that will secure the notes and guarantees will be released automatically, without your consent or the consent of the Trustee.

Under various circumstances, Collateral will be released automatically, including: (i) a sale, transfer or other disposition of such Collateral (other than to a guarantor) in a transaction not prohibited under the Indenture or the security documents in respect thereof, (ii) with respect to Collateral held by a guarantor, upon the release of such guarantor from its guarantee in a manner permitted under the Indenture, (iii) in respect of the property and assets of a restricted subsidiary that is a guarantor, upon the designation of such guarantor as an unrestricted subsidiary in accordance with the Indenture, (iv) with the consent of holders of 66 2/3% in aggregate principal amount of notes, and (v) in accordance with the applicable provisions of the security documents and the Intercreditor Agreement.

The guarantee of a guarantor will be automatically released to the extent it is released in connection with a sale of such guarantor in a transaction not prohibited by the Indenture. The Indenture will also permit us to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate a guarantor as an unrestricted subsidiary for purposes of the Indenture, all of the liens on any Collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the Indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the Collateral to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a claim on the assets of such unrestricted subsidiary and its subsidiaries that is senior to the claim of the holders of the notes. See “Description of notes.”

Risks related to our common stock

The trading price of our common stock has been, and is likely to continue to be, volatile and could fluctuate in response to a number of factors, many of which are beyond our control.

The trading price of our common stock has in the past, and may continue to, fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease, perhaps significantly. Factors that may affect the market price of our common stock include changes in market prices of oil, natural gas and natural gas liquids; announcements relating to significant corporate transactions; fluctuations in our quarterly and annual financial results; operating and stock price performance of companies that investors deem comparable to us; and changes in government regulation or proposals relating to us. In addition, the U.S. securities markets have experienced significant price and volume fluctuations, and these fluctuations often have been unrelated to the operating performance of companies in these markets. Further, if we were to be the object of securities class action litigation as a result of volatility in the price of our common stock or for other reasons, it could result in substantial costs and diversion of our management’s attention and resources, which could negatively affect our financial results.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could reduce the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock. We may issue shares of our common stock or equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and growth plans, to adjust our ratio of debt-to-equity or for other reasons. Future sales or issuances of shares of our common stock or other equity securities, or the availability of shares of our common stock or such other equity securities for future sale or issuance, may negatively affect the trading price of our common stock. No prediction can be made as to the effect, if any, that future sales or issuance of shares of our common stock or other equity or equity-linked securities will have on the trading price of our common stock.

Investors in this offering may experience future dilution.

In order to raise additional capital, effect acquisitions or for other purposes, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock. We have an effective shelf registration statement from which additional shares of our common stock and other securities can be offered. In addition, equity awards under our share-based compensation plans may cause further dilution.

We do not intend to pay dividends on our common stock, and our debt agreements place certain restrictions on our ability to do so. Consequently, a stockholder’s only opportunity to achieve a return on its investment is if the price of our common stock appreciates.

We do not plan to declare dividends on shares of our common stock in the foreseeable future. Additionally, our debt agreements place certain restrictions on our ability to pay cash dividends. Consequently, unless we revise our dividend policy, a stockholder’s only opportunity to achieve a return on his investment in us will be by selling its common stock at a price greater than the stockholder paid for it. There is no guarantee that the price of our common stock that will prevail in the market will ever exceed the price at which a stockholder purchased its shares of our common stock.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our governing documents authorize us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of our common stock.

The terms of any future preferred equity or debt financing may give holders of any preferred securities or debt securities rights that are senior to the rights of Nine’s common stockholders or impose more stringent restrictions on our operations.

If we incur additional debt or raise equity through the issuance of preferred stock or convertible securities, the terms of the debt or the preferred stock issued may give the holders rights, preferences and privileges senior to those of holders of our common stock, particularly in the event of liquidation. The terms of the debt may also impose additional and more stringent restrictions on our operations. If we raise funds through the issuance of additional equity, the ownership percentage of our existing shareholders would be diluted.

Our charter and bylaws contain provisions that could delay, discourage, or prevent a takeover attempt even if a takeover might be beneficial to our stockholders, and such provisions may adversely affect the market price of our common stock.

Provisions contained in our charter and bylaws could make it more difficult for a third party to acquire us. Our charter and bylaws also impose various procedural and other requirements, which could make it more difficult for stockholders to effect certain corporate actions. For example, our charter authorizes our board of directors to determine the rights, preferences, privileges, and restrictions of unissued series of preferred stock without any vote or action by our stockholders. Thus, our board of directors can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our capital stock. These rights may have the effect of delaying or deterring a change of control of our company. Additionally, for example, our bylaws (i) establish limitations on the removal of directors and on the ability of our stockholders to call special meetings, (ii) include advance notice requirements for nominations for election to our board of directors and for proposing matters that can be acted upon at stockholder meetings, (iii) provide that our board of directors is expressly authorized to adopt, or to alter or repeal, our bylaws, and (iv) provide for a classified board of directors, consisting of three classes of approximately equal size, each class serving staggered three-year terms, so that only approximately one-third of our directors will be elected each year. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. See “Description of our common stock—Anti-takeover effects of provisions of our charter, our bylaws and Delaware law.”

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $271.2 million after deducting the underwriting discounts and commissions and other offering expenses payable by us. We intend to use the net proceeds from this offering, together with borrowings under the Amended ABL Facility and cash on hand, to redeem all of the outstanding 2023 Senior Notes and to pay fees and expenses relating to this offering and the other Refinancing Transactions.

On January 17, 2023, the Company delivered a notice to the holders of its outstanding 2023 Senior Notes, informing such holders that, subject to the closing of this offering, the Company will redeem all of the 2023 Senior Notes on February 1, 2023 at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date. See “Description of certain other material indebtedness.” As of December 31, 2022, approximately $307.3 million in aggregate principal amount of the 2023 Senior Notes was outstanding. The 2023 Senior Notes accrue interest at a rate of 8.750% per annum and mature on November 1, 2023. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 2023 Senior Notes. In addition, nothing contained in this prospectus supplement constitutes a notice of redemption of the 2023 Senior Notes.

Certain of the underwriters and/or their affiliates may hold a portion of the 2023 Senior Notes and, as a result, may receive a portion of the net proceeds from this offering. See “Underwriting.”

Capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2022:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the Refinancing Transactions and the payment by the Company of fees and expenses related thereto.

You should read the following table in conjunction with “Prospectus supplement summary—Recent developments,” “Use of proceeds” and “Description of certain other material indebtedness” sections appearing elsewhere in this prospectus supplement and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and the consolidated financial statements and the related notes included in our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2022, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2022
(in thousands, except share and per share amounts)	Actual	As adjusted(4)
Cash and cash equivalents(1)	$21,490	$15,490

Debt(2):
2023 Senior Notes	$307,339	$—
ABL Facility (actual) or Amended ABL Facility (as adjusted)(1)(3)	27,000	66,356
Magnum promissory notes	281	281
Notes forming a part of the units offered hereby	—	300,000

Total debt before deferred financing costs	$334,620	$366,637

Stockholders’ equity (deficit):
Common stock (120,000,000 shares authorized at $0.01 par value; 33,233,106 shares issued and outstanding, actual, and 34,733,106 shares issued and outstanding, as adjusted)	$332	$347
Additional paid-in capital	774,510	796,455
Accumulated other comprehensive loss	(4,926)	(4,926)
Accumulated deficit	(802,001)	(809,074)

Total stockholders’ equity (deficit)	$(32,085)	$(17,198)

Total capitalization	$302,535	$349,439

(1)	Gives effect to the payment by the Company of an estimated $16.3 million of fees and expenses related to this offering and the other Restructuring Transactions, including $5.9 million in the aggregate of cash incentive compensation to executive officers and certain other employees following the successful completion of a refinancing of the outstanding 2023 Senior Notes.

(2)	Amounts shown at principal, before deducting deferred financing costs and without giving effect to any offering premium or discount.

(3)	As of January 13, 2023, the Company had approximately $32.0 million of borrowings under the ABL Facility.

(4)	The As Adjusted amounts reflect the Company’s preliminary accounting analysis of this offering. The Company has not yet finalized its accounting analysis of this offering or the allocation of value among the units and the notes and the shares of common stock forming a part of the units.

Description of the units

We are offering $300,000,000 aggregate stated amount of units in this offering. Each unit consists of $1,000 principal amount of our 13.000% Senior Secured Notes due 2028 and five shares of our common stock.

The units will be issued pursuant to an agreement (the “Unit Agreement”), to be dated the Settlement Date, by and between Nine and U.S. Bank Trust Company, National Association, as trustee for the units (“Units Trustee”) and the notes trustee. The following summary of certain provisions of the Unit Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Unit Agreement. You should read the Unit Agreement for a complete description of the terms thereof. Nine will make copies of the Unit Agreement available to prospective investors upon request.

General

The term “unit” refers to a “unit security,” each of which consists of $1,000 principal amount of our 13.000% Senior Secured Notes due 2028 (the “Notes Component”) and five shares of our common stock (the “Common Stock Component”). Because any principal amount of units represents an equal principal amount of the related Notes Component, the units shall be issued in minimum denominations of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof.

Underlying securities

Because the units represent underlying securities, investors should also review the information in this prospectus supplement under “Description of notes” regarding the Notes Component and under “Description of our common stock” regarding the Common Stock Component.

Issuance; form; agent

No units will be issued other than on the Settlement Date. The units will all be designated as one series. Units may be certificated or uncertificated, and in each case will be in registered form.

On the Settlement Date, it is expected that the units will be issued in the form of one or more fully registered global securities that will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC’s nominee will be the only registered holder of the units. Your beneficial interest in the units will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC.

U.S. Bank Trust Company, National Association will act as Units Trustee, unless and until replaced by a successor Units Trustee in accordance with the provisions of the Unit Agreement.

Separation of units at the option of the holder

Prior to the date which is 60 days after the Settlement Date, units may not be separated at the option of the holder and may only be separated automatically pursuant to the terms of the Unit Agreement. Following such date, a holder of units may elect to separate its units, in whole but not in part, by delivering the applicable notice to the Units Trustee pursuant to the Unit Agreement.

If a holder elects to separate a unit, the book-entry interest in each unit will be cancelled and the holder will receive a book-entry interest in the $1,000 principal amount of notes associated with such cancelled unit and a book-entry interest in the five shares of common stock associated with such cancelled unit. Once a unit has been separated at the option of a holder and cancelled, it cannot be recreated.

Prior to separating the units, a holder thereof will not be able to participate in any redemption or repurchase of notes, and holders of notes must have voluntarily separated their units prior to the date of any notice of redemption or any offer to repurchase commencement date in order to participate in such redemption or repurchase.

Automatic Unit Separation Date

The “Automatic Unit Separation Date” will be the earlier of (i) the date which is 270 days after the Settlement Date (which is anticipated to be October 27, 2023) or (ii) if applicable, the date on which the units are automatically separated pursuant to the terms of the Unit Agreement. The Unit Agreement will provide for automatic separation of the units, without any further action on the part of holders, in the event of a Change of Control or an Event of Default (each, as defined in the “Description of notes”).

On the Automatic Unit Separation Date, all units that have not been separated prior to the Automatic Unit Separation Date shall be separated automatically, and without any action required on the part of the holders of units (the “Automatic Units Separation”). As a result of the Automatic Units Separation, each holder’s book-entry interest in each unit will be cancelled and the holder will receive a book-entry interest in the $1,000 principal amount of notes associated with such cancelled unit and a book-entry interest in the five shares of common stock associated with such cancelled unit. Once a unit has automatically been separated and cancelled, it cannot be recreated.

Trading

Prior to the separation of a unit, the securities comprising such unit will trade in unit form only. Following the separation of a unit, the notes associated with a cancelled unit will trade separately, and on a separate CUSIP number, from the Notes Component associated with the then outstanding units. Accordingly, the depth and liquidity of the secondary trading markets in the units and the notes may be limited, and not develop as quickly as anticipated, or at all. We do not expect to apply for a listing on any exchange in respect of the units, the notes or the Notes Component. See “Risk factors—Risks related to the units and the notes—No market currently exists for the units or the notes, and an active trading market may not develop.”

Payments

Prior to the separation of a unit into the Notes Component and the Common Stock Component, we will pay the principal, premium, if any, and interest on, the Notes Component of units in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global unit.

The registered holder of a unit will be treated as the owner of it for all purposes.

Voting and certain other rights

The shares of common stock comprising the Common Stock Component of a unit will be issued and outstanding as of the Settlement Date and, accordingly, holders of units will be entitled to the rights of a holder of our common stock, including, without limitation, the right to vote and receive dividends or other payments or distributions, to consent to or receive notice as a stockholder or other rights in respect of our common stock. See “Description of our common stock.” We currently do not intend to pay dividends on our common stock.

Events of Default under the Indenture

In the case of an Event of Default under the Indenture and the acceleration of the indebtedness thereunder, the units will immediately separate as described in “—Automatic Units Separation Date” and the units shall be cancelled. All other consequences of an Event of Default under the Indenture are described in “Description of notes—Events of default.”

Repurchase of the units

We may purchase from time to time any of the units that are then outstanding by tender offer, in the open market, by private agreement or otherwise, subject to compliance with applicable law, provided that any units repurchased by us will be cancelled.

Description of notes

Nine Energy Service, Inc. will issue the 13.000% senior secured notes due 2028 that initially form a part of the Units (the “Notes”) under an Indenture (the “Indenture”), among the Issuer, the Guarantors, U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), and U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, the “Notes Collateral Agent”). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You may obtain a copy of the Indenture from the Issuer at its address set forth elsewhere in this prospectus supplement.

The following is a summary of the material terms and provisions of the Notes, the Indenture and the Security Documents, including the Intercreditor Agreement. The following summary does not purport to be a complete description of the Notes, the Indenture and the Security Documents, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes, the Indenture and the Security Documents. You can find definitions of certain terms used in this description under the heading “—Certain definitions.” In this description, the words “we,” “us,” “our,” “Nine” and “Issuer” refer to Nine Energy Service, Inc. and not to any of its Subsidiaries. The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

Brief description of the Notes and the Guarantees; ranking

The Notes will be:

•	general secured obligations of the Issuer;

•	secured by first-priority Liens, subject to Permitted Liens, on the Notes Priority Collateral of the Issuer (which Collateral secures the ABL Credit Agreement on a second-priority basis);

•	secured by second-priority Liens, subject to Permitted Liens, on the ABL Priority Collateral of the Issuer (which Collateral secures the ABL Credit Agreement on a first-priority basis);

•

effectively senior to the Issuer’s ABL Obligations and any future Pari Passu ABL Lien Indebtedness to the extent of the value of the Notes Priority Collateral that secures such obligations on a second-priority basis;

•	effectively senior to the Issuer’s obligations under any future Junior Lien Indebtedness to the extent of the value of the Collateral, after giving effect to any senior Lien on such Collateral;

•

effectively junior to the Issuer’s ABL Obligations and any future Pari Passu ABL Lien Indebtedness to the extent of the value of the ABL Priority Collateral that secures such obligations on a first-priority basis;

•	effectively equal to the Issuer’s obligations under any future Pari Passu Notes Lien Indebtedness;

•	pari passu in right of payment with all existing and future senior Indebtedness of the Issuer (including any future Pari Passu Notes Lien Indebtedness);

•	senior in right of payment to any future Subordinated Indebtedness of the Issuer;

•	effectively senior to all of the Issuer’s existing and future unsecured Indebtedness to the extent of the value of the Collateral (after giving effect to any senior Lien on the Collateral);

•

structurally subordinated in right of payment to all Indebtedness and other liabilities, including trade payables, of existing and future Subsidiaries that do not Guarantee the Notes and any entities which do not constitute Subsidiaries; and

•	jointly and severally unconditionally Guaranteed on a senior secured basis by the Guarantors.

Initially, the Notes will be Guaranteed by each of the Issuer’s Subsidiaries, other than any Foreign Subsidiary. In the future, the Guarantees provided may be released in certain circumstances. In the event of insolvency, liquidation, reorganization, dissolution or other winding up of any Subsidiary or joint venture that is not a Guarantor, all of that Subsidiary’s or joint venture’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of that Subsidiary’s or joint venture’s assets before we would be entitled to any payment. The Indenture will not limit the amount of liabilities that are not considered Indebtedness that may be incurred by the Issuer or any Restricted Subsidiary, including the non-Guarantor Subsidiaries.

Each Guarantee will be:

•	a general secured obligation of such Guarantor on a joint and several basis with all other Guarantors;

•	secured by first-priority Liens, subject to Permitted Liens, on the Notes Priority Collateral of such Guarantor (which Collateral secures the ABL Credit Agreement on a second-priority basis);

•	secured by second-priority Liens, subject to Permitted Liens, on the ABL Priority Collateral of such Guarantor (which Collateral secures the ABL Credit Agreement on a first-priority basis);

•

effectively senior to such Guarantor’s ABL Obligations and any future Pari Passu ABL Lien Indebtedness to the extent of the value of the Notes Priority Collateral that secures such obligations on a second-priority basis;

•	effectively senior to such Guarantor’s obligations under any future Junior Lien Indebtedness to the extent of the value of the Collateral, after giving effect to any senior Lien on such Collateral;

•

effectively junior to such Guarantor’s ABL Obligations and any future Pari Passu ABL Lien Indebtedness to the extent of the value of the ABL Priority Collateral that secures such obligations on a first-priority basis;

•	effectively equal to such Guarantor’s obligations under any future Pari Passu Notes Lien Indebtedness;

•	pari passu in right of payment with all existing and future senior Indebtedness of such Guarantor (including any future Pari Passu Notes Lien Indebtedness);

•	senior in right of payment to any future Subordinated Indebtedness of such Guarantor;

•	effectively senior to all of such Guarantor’s existing and future unsecured Indebtedness to the extent of the value of the Collateral (after giving effect to any senior Lien on the Collateral); and

•

structurally subordinated in right of payment to all Indebtedness and other liabilities, including trade payables, of existing and future Subsidiaries that do not Guarantee the Notes and any entities which do not constitute Subsidiaries.

As of the Issue Date, all of our Subsidiaries will be Restricted Subsidiaries. However, under the circumstances described below under the caption “—Certain covenants—Designation of restricted and unrestricted subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any Unrestricted Subsidiary, such Unrestricted Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the Issuer.

As of September 30, 2022, on an as adjusted basis after giving effect to the Refinancing Transactions and the payment of fees and expenses relating thereto, we would have had:

•	approximately $366.6 million of total outstanding Indebtedness, including the Notes offered hereby; and

•

approximately $66.4 million of outstanding borrowings under the ABL Credit Agreement and approximately $27.4 million of undrawn capacity under the ABL Credit Agreement, net of outstanding letters of credit of $1.3 million, all of which, if borrowed, would be effectively senior to the Notes to the extent of the value of the ABL Priority Collateral.

Although the nominal amount of commitments under the ABL Credit Agreement is $150.0 million, the borrowing capacity thereunder is determined on the basis of a borrowing base comprised of a portion of eligible accounts receivable and inventory that fluctuate and, therefore, the borrowing capacity fluctuates based on such calculation. In addition, the ABL Credit Agreement provides for a $50.0 million incremental facility subject to customary conditions.

Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. The Notes will be effectively junior to the extent of the value of the ABL Priority Collateral securing our ABL Obligations and any future Pari Passu ABL Lien Indebtedness. See “—Certain covenants—Limitation on additional indebtedness” and “—Certain covenants—Limitation on liens.”

As of the Issue Date, all of the Issuer’s Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain covenants—Limitation on designation of unrestricted subsidiaries,” the Issuer will be permitted to designate any of the Issuer’s Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be that:

(1)	an Unrestricted Subsidiary will not be subject to any of the restrictive covenants in the Indenture;

(2)	an Unrestricted Subsidiary will not Guarantee the Notes and the assets of the Unrestricted Subsidiary will not be Collateral;

(3)	a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Guarantee and its obligations under the Indenture and the Collateral of such Guarantor will be released; and

(4)	the assets, income, cash flows and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

Principal, maturity and interest

The Notes will mature on February 1, 2028. The Notes will bear interest at the rate shown on the cover page of this prospectus supplement, payable in cash semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2023, to Holders of record at the close of business on January 15 or July 15, as the case may be (whether or not a Business Day), immediately preceding the related interest payment date. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

If a scheduled payment date falls on a day that is not a Business Day, the payment to be made on such payment date will be made on the next succeeding Business Day with the same force and effect as if made on such payment date, and no additional interest will accrue solely as a result of such delayed payment. Interest on overdue principal and interest, if any, will accrue at the applicable interest rate on the Notes.

The Notes will be issued in registered form, without coupons, and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

An aggregate principal amount of Notes equal to $300.0 million is being issued in this offering. The Issuer may issue additional Notes having identical terms and conditions to the Notes being issued in this offering, except for the issue date, the issue price, the first interest payment date and the first date from which interest will accrue, in an unlimited aggregate principal amount (the “Additional Notes”), subject to compliance with the covenants described under “—Certain covenants—Limitation on additional indebtedness” and “—Limitation on liens”; provided that if any Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes will be issued as a separate series under the Indenture and will have a separate CUSIP number and ISIN from the Notes. Any Additional Notes will be part of the same issue as the Notes being issued in this offering and will be treated as one class with the Notes being issued in this offering, including for purposes of voting, redemptions and offers to purchase. For purposes of this “Description of notes,” references to the Notes include Additional Notes, if any.

Methods of receiving payments on the Notes

Payments on Notes held in global form will be made through the facilities of The Depository Trust Company (“DTC”). If a Holder of at least $5.0 million in principal amount of certificated Notes has given wire transfer instructions to a U.S. dollar account maintained by such Holder with a bank located in the contiguous United States to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. The Issuer has initially designated the Trustee to act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the Issuer and/or any Restricted Subsidiary may act as Paying Agent or Registrar.

Initially, the Notes will form a part of the Units and will be separable from the Units pursuant to the terms of the Unit Agreement. U.S. Bank Trust Company, National Association will serve as the Units Trustee. For so long as the Notes form a part of the Units, payments on the Notes will be made to holders of the Units. See “Description of the units.”

Guarantees

The Issuer’s obligations under the Notes and the Indenture will be jointly and severally guaranteed, on a senior secured basis, by the Guarantors. Initially, each of the Issuer’s Subsidiaries, other than any Foreign Subsidiary, will be Guarantors. Certain additional Restricted Subsidiaries of the Issuer may become Guarantors in the future. See “—Certain covenants—Additional guarantees.”

Not all of the Issuer’s Subsidiaries will Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. Our non-guarantor subsidiaries generated less than 1% of our consolidated revenues in the nine-month period ended September 30, 2022 and held less than 2% of our consolidated assets as of September 30, 2022.

The obligations of each Guarantor under its Guarantee and the related security granted as collateral therefor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the ABL Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or the related security granted as collateral therefor or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee or the related security granted as collateral therefor not constituting a fraudulent conveyance, fraudulent preference or fraudulent transfer or otherwise reviewable transaction under applicable law. Nonetheless, in the event of the bankruptcy, insolvency or financial difficulty of a Guarantor, such Guarantor’s obligations under its Guarantee or the related security granted as collateral therefor may be subject to review and avoidance under applicable fraudulent conveyance, fraudulent preference, fraudulent transfer and insolvency laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than a reasonably equivalent value or fair or sufficient consideration at a time when the Guarantor was insolvent, was rendered insolvent, was on the eve of insolvency or was left with inadequate capital to conduct its business. A court may conclude that a Guarantor did not receive reasonably equivalent value or fair or sufficient consideration to the extent that the aggregate amount of its liability on its Guarantee or the related security granted as collateral therefor exceeds the economic benefits it receives from the issuance of the Guarantee or the related grant of collateral. If a Guarantee or the related security granted as collateral therefor was rendered avoidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee or the related security granted as collateral therefor could be reduced to zero. See “Risk factors—Risks related to the notes and our other indebtedness—Federal and state fraudulent transfer laws may permit a court to void the notes, the guarantees and/or the security interests, and if that occurs, you may not receive any payments on the notes.”

Each Guarantor that makes a payment for distribution under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to seek contribution from each other Guarantor in a pro rata amount of such payment based on the respective net assets of all the Guarantors at the time of such payment in accordance with GAAP.

A Guarantor shall be automatically released from its obligations under its Guarantee and its obligations under the Indenture (without the need for any action by any party) upon:

(1)	any sale or other disposition of all or substantially all of the assets of such Guarantor (by merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the sale or other disposition does not violate the covenant described under “—Repurchase at the option of Holders—Asset sales”;

(2)	any sale, exchange or transfer (by merger, consolidation or otherwise) of the Equity Interests of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary, which sale, exchange or transfer does not violate the covenant described under “—Repurchase at the option of Holders—Asset sales”;

(3)	the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

(4)	upon the release of an Obligation by such Guarantor under the ABL Credit Agreement or such other Debt Facility that initially triggered such Guarantor’s obligations to incur such Guarantee if such Guarantor would not then otherwise be required to guarantee the Notes pursuant to the Indenture;

(5)	legal or covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal defeasance and Covenant defeasance” and “—Satisfaction and discharge”; or

(6)	dissolution of such Guarantor; provided no Default has occurred that is continuing.

Collateral

The statements under this section are summaries of the material terms and provisions of the Indenture, the Intercreditor Agreement and the other Security Documents. They do not purport to be complete and are qualified in their entirety by reference to all the provisions in such documents. Therefore, we urge you to read the Indenture, the Intercreditor Agreement and the other Security Documents because they, and not this description, define your rights as Holders of the Notes.

No appraisal of the value of the Collateral has been made in connection with this offering of the Notes, and the value of the Collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors and may be materially different from the book value.

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of our industry, the ability to sell the Collateral in an orderly sale, general economic conditions and the availability of buyers. The amount to be received upon a sale of any Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. Further, in the event of a bankruptcy, your ability to realize upon any of the Collateral may be subject to certain bankruptcy law limitations.

Notes Priority Collateral and ABL Priority Collateral

The Notes and the Guarantees will be secured by (collectively, the “Collateral”):

•

first-priority Liens, subject to Permitted Liens, on substantially all of the property and assets of the Issuer and the Guarantors (other than Excluded Assets and ABL Priority Collateral), including, but not limited to, Equity Interests of each Subsidiary owned directly by the Issuer or any Guarantor, all Intellectual Property Collateral and Material Real Property, to the extent such Material Real Property does not constitute an Excluded Asset, held by the Issuer and each Guarantor (“Notes Priority Collateral”); and

•	second-priority Liens on the ABL Priority Collateral subject to (x) the first-priority Liens securing the ABL Obligations and any future Pari Passu ABL Lien Indebtedness and (y) other Permitted Liens.

The first-priority Liens on the Notes Priority Collateral and the second-priority Liens on the ABL Priority Collateral securing the Notes and the Guarantees will be shared equally and ratably with obligations under any future Pari Passu Notes Lien Indebtedness.

The Notes Priority Collateral will also be pledged as Collateral on a second-lien priority basis to secure the ABL Obligations and any future Pari Passu ABL Lien Indebtedness of the Issuer and the Guarantors.

The “ABL Priority Collateral” consists of the following (other than Excluded Assets (as defined below)):

(1)	all accounts;

(2)	all inventory;

(3)	all pledged deposit accounts and all assets credited thereto and all cash and Cash Equivalents (in each case, other than the Notes Collateral Account and all assets credited thereto and identifiable proceeds of Notes Priority Collateral);

(4)

all chattel paper, documents, instruments and general intangibles, in each case, relating to the items in preceding clauses (1), (2) and (3); provided, that (A) to the extent any of the foregoing also relates to the Notes Priority Collateral, only that portion related to the items referred to in the preceding clauses (1), (2)

and (3) shall be included in the ABL Priority Collateral and (B) any Equity Interests of Subsidiaries and Intellectual Property Collateral shall be excluded;

(5)	all commercial tort claims relating to the items in preceding clauses (1), (2), (3) and (4); provided, that to the extent any of the foregoing also relates to the Notes Priority Collateral, only that portion related to the items referred to in the preceding clauses (1), (2), (3) and (4) shall be included in the ABL Priority Collateral;

(6)	all books and records relating to any of the foregoing (including, without limitation, all books, databases, customer lists and records, whether tangible or electronic which contain any information relating to any of the foregoing); and

(7)	all proceeds of, and all supporting obligations (including, without limitation, guarantees, collateral security and letter-of-credit rights) with respect to, any of the foregoing.

Terms used in the definition of ABL Priority Collateral above are defined more particularly in the New York UCC.

Excluded Assets

The Notes Priority Collateral and the ABL Priority Collateral will exclude certain items of property (the “Excluded Assets”) including, without limitation:

(1)	letter-of-credit rights (other than to the extent constituting supporting obligations);

(2)	any governmental approvals, permits, licenses, authorizations, consents, rulings, tariffs, rates, certifications, waivers, exemptions, filings, claims, orders, judgments and decrees and other legal requirements to the extent (but only to the extent) that a Grantor is prohibited from granting a security interest in, pledge of, or charge, mortgage or lien upon any such property by reason of applicable laws to which such Grantor or such property is subject (other than to the extent that (i) such prohibition is ineffective or subsequently rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or under any other applicable laws or is otherwise no longer in effect or enforceable, or (ii) the applicable Grantor has obtained the consent of the applicable governmental authority to the creation of a lien and security interest in such approvals, permits, licenses, authorizations, consents, rulings, tariffs, rates, certifications, waivers, exemptions, filings, claims, orders, judgments and decrees and other legal requirements);

(3)	any contract to which any of the Grantors is a party on the Issue Date or which is entered into by any Grantor after the Issue Date (and the provisions of which are not agreed to by a Grantor for the purposes of excluding such contract from the Lien granted hereunder) to the extent (but only to the extent) that the granting of a security interest therein would be prohibited by (a) such contract under a provision (unless a Grantor may unilaterally waive such prohibition) in such contract in existence on the Issue Date or, as to contracts entered into after the Issue Date, in existence in compliance with the terms of the Indenture (and the provisions of which are not agreed to by a Grantor for the purposes of excluding such contract from the Collateral), or (b) any applicable laws to which such Grantor or such contract is subject (except to the extent that (i) such prohibitions are ineffective or subsequently rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or under any other applicable laws or are otherwise no longer in effect or enforceable, or (ii) the applicable Grantor has obtained the consent of the other parties to such contract to the creation of a lien and security interest in such contract); provided, that any proceeds received by any Grantor from the sale, transfer or other disposition of such contracts shall constitute Collateral unless any property constituting such proceeds are themselves subject to the exclusions set forth above or otherwise constitute Excluded Assets;

(4)

Equity Interests owned by any Grantor in a joint venture to the extent (but only to the extent) (a) the organizational documents of such joint venture prohibit the granting of a Lien on such Equity Interests or

(b) such Equity Interests of such joint venture are expressly required to be pledged as collateral to secure (i) obligations to the other holders of the Equity Interests in such joint venture (other than a holder that is a Subsidiary of the Issuer) or (ii) debt of such joint venture that is non-recourse to any of the Grantors or to any of the Grantor’s properties, in each case the provisions of which are not agreed to by a Grantor for the purposes of excluding such Equity Interests from the Collateral);

(5)	any property and proceeds thereof (including insurance proceeds) of a Grantor that is now or hereafter subject to a Lien securing (and, for the avoidance of doubt, acquired with the proceeds of) purchase money debt or a capital lease obligation to the extent (and only to the extent) that (a) the debt associated with such Lien is permitted under the Indenture, and (b) the documents evidencing such purchase money debt or capital lease obligation prohibit or restrict the granting of a Lien in such property (except to the extent that (i) the foregoing prohibitions are ineffective or subsequently rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or under any other applicable laws or are otherwise no longer in effect or (ii) the holder of such Lien consents to the granting of a Lien in favor of the ABL Collateral Agent and the Notes Collateral Agent);

(6)	Equity Interests of any Foreign Subsidiary other than (a) 65% of the total outstanding voting capital stock or other voting Equity Interests of any Subsidiary that is a First-Tier Foreign Subsidiary and (b) 100% of the Equity Interests issued by a First-Tier Foreign Subsidiary that are not voting capital stock or other voting Equity Interests;

(7)	any United States intent-to-use trademark application with respect to which the grant of a security interest therein would impair the validity or enforceability of said intent-to-use trademark application under federal law; provided, however, to the extent such law is no longer in effect, then such trademark application shall cease to be an “Excluded Asset” and shall automatically be subject to the grant of a lien and security interest; provided further, that any proceeds received by any Grantor from the sale, transfer or other disposition of excluded intent-to-use trademark applications shall constitute Collateral unless any Property constituting such proceeds are themselves subject to the exclusions set forth above or otherwise constitute Excluded Assets;

(8)	any fee owned and leased real property (including all leases related thereto), other than as provided under “—Limitation on liens”;

(9)	assets held by any Unrestricted Subsidiary;

(10)	proceeds and products from any and all of the Excluded Assets described in the foregoing, unless such proceeds or products would otherwise constitute Collateral; and

(11)	Excluded Securities Collateral.

In addition, the Issuer and its Subsidiaries shall not be required to take any action in any non-U.S. jurisdiction or any action required by the laws of any non-U.S. jurisdiction in order to create any security interests in collateral located in or titled outside of the United States or otherwise subject to the jurisdiction of the laws of any non-U.S. jurisdiction or to perfect any security interests nor enter into any security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction. As of the Issue Date, the Issuer and the Guarantors have no assets or properties located outside of the United States and there are no Subsidiaries organized in a jurisdiction outside of the United States (other than Foreign Subsidiaries).

Use of Collateral

Unless an Event of Default shall have occurred and be continuing and subject to certain terms and conditions, the Issuer and the Guarantors will be entitled to exercise any voting and other consensual rights pertaining to all Equity Interests pledged pursuant to the Security Documents and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon.

The Indenture and the Security Documents will, however, generally require the Issuer and the Guarantors to deliver to the Notes Collateral Agent to maintain in its possession certificates evidencing stock pledged, instruments evidencing Indebtedness pledged, and, subject to certain exceptions specified in the Indenture and the Security Documents, to maintain all cash and Cash Equivalents constituting Collateral of the Issuer and the Guarantors at an account or accounts with a financial institution that has entered into a control agreement or agreements in favor of the ABL Collateral Agent, pursuant to which the ABL Collateral Agent (for itself and as bailee for the Notes Collateral Agent) and the Notes Collateral Agent shall have perfected security interests on behalf of their respective secured parties.

Release of Collateral

The Indenture will provide that the Liens on the Collateral securing the Notes (but not necessarily any Pari Passu Notes Lien Indebtedness) will automatically and without the need for any further action by any Person be released:

(1)	in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes;

(2)	in whole upon:

(a) a legal defeasance or covenant defeasance of the Indenture as described below under “—Legal defeasance and covenant defeasance”; or

(b) satisfaction and discharge of the Indenture as set forth below under “—Satisfaction and discharge”;

(3)	in part, as to any property constituting Collateral that (a) is sold, transferred or otherwise disposed of by the Issuer or any Guarantor (other than to the Issuer or another Guarantor) in a transaction not prohibited by the Indenture or the Security Documents at the time of such sale, transfer or disposition, (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee in accordance with the Indenture, concurrently with the release of such Guarantee (including in connection with the designation of a Guarantor as an Unrestricted Subsidiary) or (c) becomes an Excluded Asset;

(4)	in whole or in part, as applicable, in accordance with the provisions described below under “—Amendment, supplement and waiver”;

(5)	in part, in accordance with the applicable provisions of the Security Documents and the Intercreditor Agreement; or

(6)	in whole or in part, as applicable, as to all or any part of the Collateral that has been taken by eminent domain, condemnation or other similar circumstances, provided that, in the case of any release in whole pursuant to clauses (1), (2) and (4) above, all amounts owing to the Trustee and the Notes Collateral Agent under the Indenture, the Notes, the Guarantees, the Security Documents and the Intercreditor Agreement have been paid in full.

To the extent required by the Indenture for the release of properties that constitute Collateral, the Issuer and each Guarantor will furnish to the Trustee and the Notes Collateral Agent, prior to each proposed release of such Collateral pursuant to the Security Documents and the Indenture, an Officers’ Certificate and an Opinion of Counsel that all conditions precedent provided for in the Indenture and the Security Documents relating to the release of Collateral have been complied with.

Upon compliance by the Issuer or the Guarantors, as the case may be, with the conditions precedent set forth above, the Trustee or the Notes Collateral Agent shall promptly cause to be released and reconveyed (at the expense of the Issuer or the Guarantors) to the Issuer or the Guarantors, as the case may be, the released Collateral.

The Issuer will comply with Section 314(d) of the Trust Indenture Act, relating to the release of property and to the substitution therefor of any property to be pledged as Collateral. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert. Notwithstanding anything to the contrary herein, the Issuer and the Guarantors will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders (in each case, whether issued to Issuer or any other Person), all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral. Without limiting the generality of the foregoing, certain no-action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of an issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. In addition, under interpretations provided by the SEC, to the extent that a release of a Lien is made without the need for consent by the Holders of the Notes or the Trustee, the provisions of Section 314(d) may be inapplicable to the release.

The Issuer will not be required to comply with Section 314(d) of the Trust Indenture Act with respect to any of the following:

(i)	cash payments (including for the scheduled repayment of Indebtedness) in the ordinary course of business or consistent with past practice;

(ii)	sales or other dispositions of inventory in the ordinary course of business or consistent with past practice;

(iii)	collections, sales or other dispositions of accounts receivable in the ordinary course of business or consistent with past practice; and

(iv)	sales or other dispositions in the ordinary course of business or consistent with past practice of any property the use of which is no longer necessary or desirable in, and is not material to, the conduct of the business of the Issuer and its Subsidiaries.

Certain limitations on the Collateral

The right of the Notes Collateral Agent to take possession and dispose of the Collateral following an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against any Issuer or any Guarantor prior to the Notes Collateral Agent having taken possession and disposed of the Collateral. Under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Notes Collateral Agent could repossess or dispose of the Collateral, or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

Furthermore, in the event a U.S. bankruptcy court determines the value of the Collateral (after giving effect to any priority Lien) is not sufficient to repay all amounts due on the Notes and any Pari Passu Notes Lien Indebtedness, the Holders of the Notes and such Pari Passu Notes Lien Indebtedness would hold secured claims to the extent of the value of the Collateral and would hold unsecured claims with respect to any shortfall. Applicable U.S. bankruptcy laws permit the payment and/or accrual of post-petition interest, costs, attorneys’ fees and, in some instances, call protection, during a debtor’s bankruptcy case only to the extent the claims are over-secured. In addition, if the Issuer or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

Limitation on Collateral consisting of subsidiary securities

The Equity Interests or intercompany note of a Subsidiary that are included in the Collateral will constitute Collateral only to the extent that such Equity Interests or intercompany note can secure the Notes without Rule 3-16 or new Rule 13-02 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements or summarized financial information (and other non-financial information) of such Subsidiary individually or on a combined basis to be filed with the SEC. In the event that Rule 3-16 or new Rule 13-02 of Regulation S-X under the Securities Act requires or is amended or further amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the SEC of separate financial statements or summarized financial information (and other non-financial information) of any Subsidiary due to the fact that such Subsidiary’s Equity Interests or intercompany note secures the Notes, then the Equity Interests or intercompany note of such Subsidiary shall automatically be deemed not to be part of the Collateral (such Equity interests or intercompany note, to the extent deemed not to be part of the Collateral, the “Excluded Securities Collateral”). In such event, the Security Documents may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to release the Liens on the Equity Interests or intercompany note that is so deemed to no longer constitute part of the Collateral.

In the event that Rule 3-16 or new Rule 13-02 of Regulation S-X under the Securities Act is amended or further amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Equity Interests or intercompany note to secure the Notes without the filing with the SEC of separate financial statements or summarized financial information (and other non-financial information) of such Subsidiary, then the Equity Interests or intercompany note of such Subsidiary shall automatically be deemed to be a part of the Collateral. In such event, the Security Documents may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to subject such Equity Interests or intercompany note to the Liens under the Security Documents.

Intercreditor Agreement

The relative priorities on the Notes Priority Collateral and the ABL Priority Collateral will be established by the terms of the Intercreditor Agreement. The statements under this section are summaries of the material terms and provisions of the Intercreditor Agreement. They do not purport to be complete and are qualified in their entirety by reference to all the provisions in the Intercreditor Agreement.

The Notes Priority Collateral will also serve as collateral to secure the obligations of the Issuer and the Guarantors under any future Pari Passu Notes Lien Indebtedness on a first-priority Lien basis, and the ABL Priority Collateral will also serve as collateral to secure the obligations of the Issuer and the Guarantors under any future Pari Passu Notes Lien Indebtedness on a second-priority Lien basis. The ABL Priority Collateral will also serve as collateral to secure the ABL Obligations and any future Pari Passu ABL Lien Indebtedness of the Issuer and the Guarantors on a first-priority Lien basis, and the Notes Priority Collateral will also serve as collateral to secure the ABL Obligations and any future Pari Passu ABL Lien Indebtedness of the Issuer and the Guarantors on a second-priority Lien basis. The rights and remedies under the Intercreditor Agreement in respect of the Notes Priority Collateral and the ABL Priority Collateral, respectively, will be directed by (x) in the case of the Notes Priority Collateral, the class of pari passu lien Obligations secured by valid and perfected Liens on the Notes Priority Collateral, the aggregate amount of which exceeds the aggregate amount of secured obligations of any other class of pari passu lien Obligations secured by valid and perfected Liens on the Notes Priority Collateral, which initially shall be the Notes and (y) in the case of the ABL Priority Collateral, initially the ABL Facility.

On the Issue Date, the Notes Collateral Agent, on behalf of the Holders of Notes, will enter into an intercreditor agreement with the Issuer, the Guarantors, and JPMorgan Chase Bank, N.A., as ABL Collateral Agent, on behalf of the secured parties in respect of the ABL Credit Agreement (the “Intercreditor Agreement”). The Intercreditor Agreement will govern the relationship of the Holders of Notes and any holders of Pari Passu Notes Lien Indebtedness, on the one hand, and the holders of the ABL Obligations and any holders of Pari Passu ABL Lien Indebtedness, on the other hand, with respect to the Notes Priority Collateral, the ABL Priority Collateral and certain other matters. Although the Holders of the Notes are not party to the Intercreditor Agreement, by their acceptance of the Notes they will agree to be bound thereby. The Holders of the Notes also specifically authorize the Notes Collateral Agent to enter into the Intercreditor Agreement on their behalf and to take all actions provided for under the terms of the Intercreditor Agreement and the Holders of Notes agree to be bound by such actions. Pursuant to the terms of the Intercreditor Agreement, the Notes Collateral Agent (acting pursuant to, and in accordance with, the Indenture and the Security Documents) will determine the time and method by which the security interests in the Notes Priority Collateral will be enforced and the ABL Collateral Agent will determine the time and method by which the security interests in the ABL Priority Collateral will be enforced.

All or a portion of the obligations secured on a first-priority basis by the ABL Priority Collateral consists, or may consist, of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased, reduced or repaid and subsequently re-borrowed. The lien priorities provided for in the Intercreditor Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the obligations secured on a first-priority basis by the ABL Priority Collateral or the obligations secured on a first-priority basis by the Notes Priority Collateral.

In addition, the Intercreditor Agreement will provide that, so long as there are ABL Obligations outstanding (whether incurred prior to, on or after the Issue Date), (1) the holders of ABL Obligations may direct the ABL Collateral Agent to take certain actions with respect to the ABL Priority Collateral (including the release of ABL Priority Collateral and the manner of realization) without the consent of the Holders of the Notes or any holder of Pari Passu Notes Lien Indebtedness; (2) all Collateral that is subject to a Lien in favor of the Notes Collateral Agent shall also be subject to a Lien in favor of the ABL Collateral Agent, in the relative priority based on whether such Collateral is Notes Priority Collateral or ABL Priority Collateral; and (3) the Issuer, the Guarantors and the Notes Collateral Agent, on behalf of itself and the Holders of the Notes, will agree that they will not at any time execute or deliver any amendment or other modification to any of the Notes Documents in violation of the Intercreditor Agreement. In the event that the ABL Collateral Agent enters into any amendment, waiver or consent in respect of the ABL Credit Agreement for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any ABL Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Security Documents without the consent of or action by the Notes Collateral Agent (with all such amendments, waivers and modifications subject to the terms hereof), subject to notice requirements and certain restrictions against amendments reducing or releasing Collateral or adversely affecting rights, duties or obligations of the Notes Collateral Agent or the Holders of the Notes or holders of any other Pari Passu Notes Lien Indebtedness.

In addition, the Intercreditor Agreement will provide that, so long as the Notes and the Guarantees are outstanding (whether incurred prior to, on or after the Issue Date), (1) the Holders of Notes may direct the Notes Collateral Agent to take certain actions with respect to the Notes Priority Collateral (including the release of Notes Priority Collateral and the manner of realization) without the consent of the holders of the ABL Obligations or any holder of Pari Passu ABL Lien Indebtedness; (2) all Collateral that is subject to a Lien in favor of the ABL Collateral Agent shall also be subject to a Lien in favor of the Notes Collateral Agent, in the relative priority based on whether such Collateral is Notes Priority Collateral or ABL Priority Collateral; and (3) the Issuer, Guarantors and the ABL Collateral Agent, on behalf of itself and the holders of the ABL Obligations, will agree that they will not at any time execute or deliver any amendment or other modification to any of the documents relating to the ABL Credit Agreement in violation of the Intercreditor Agreement. In the event that the Notes Collateral Agent enters into any amendment, waiver or consent in respect of the Indenture, the Notes, the Guarantees or the Security Documents or any other Notes Documents (to the extent not materially adverse to the ABL Secured Parties) for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Notes Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable document for the ABL Credit Agreement without the consent of or action by the ABL Collateral Agent (with all such amendments, waivers and modifications subject to the terms hereof), subject to notice requirements and certain restrictions against amendments reducing or releasing Collateral or adversely affecting rights of the ABL Collateral Agent or the lenders under the ABL Credit Agreement or holders of any other Pari Passu ABL Lien Indebtedness.

No action with respect to the ABL Priority Collateral

The Intercreditor Agreement will provide that the Notes Collateral Agent and the holders of the Secured Obligations it represents may not exercise any rights and remedies with respect to the ABL Priority Collateral, including the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code or under the Bankruptcy Code, at any time when any ABL Obligation or any obligation under any Pari Passu ABL Lien Indebtedness remains outstanding, and only the ABL Collateral Agent shall be entitled to take any such actions or exercise any such rights and remedies, subject to the following paragraph.

Notwithstanding the preceding paragraph, the Notes Collateral Agent may exercise its rights and remedies in respect of the ABL Priority Collateral after the passage of a period of 180 days from the date of delivery of a written notice to the ABL Collateral Agent of the Notes Collateral Agent’s intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of or during the continuation of an “event of default” under and as defined under any Notes Documents; provided, however, that the Notes Collateral Agent may not exercise any such rights and remedies if, notwithstanding the expiration of such 180-day period, (1) the ABL Collateral Agent shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to the ABL Priority Collateral or is diligently attempting to vacate any stay or prohibition against such exercise or (2) an Insolvency or Liquidation Proceeding in respect of any Grantor shall have been commenced.

No action with respect to Notes Priority Collateral

The Intercreditor Agreement will provide that the ABL Collateral Agent and the holders of ABL Obligations it represents may not exercise any rights and remedies with respect to the Notes Priority Collateral, including the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code or under the Bankruptcy Code, at any time when any obligations under the Notes or any Pari Passu Notes Lien Indebtedness remains outstanding, and only the Notes Collateral Agent shall be entitled to take any such actions or exercise any such rights and remedies, subject to the following paragraph.

Notwithstanding the preceding paragraph, the ABL Collateral Agent may exercise its rights and remedies in respect of the Notes Priority Collateral after the passage of a period of 180 days from the date of delivery of a notice to the Notes Collateral Agent of the ABL Collateral Agent’s intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of or during the continuation of an “event of default” under and as defined under any ABL Documents; provided, however, that the ABL Collateral Agent may not exercise any such rights and remedies if, notwithstanding the expiration of such 180 day period, (1) the Notes Collateral Agent shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to the Notes Priority Collateral or is diligently attempting to vacate any stay or prohibition against such exercise or (2) an Insolvency or Liquidation Proceeding in respect of any Grantor shall have been commenced.

No interference

The Notes Collateral Agent will agree in the Intercreditor Agreement for itself and on behalf of the holders of Secured Obligations, in respect of the Notes and the Guarantees (and each Holder of Notes will agree by its acceptance of the Notes), that it will not contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) the priority, validity or enforceability of any Lien held by the holders of any ABL Obligations secured by any ABL Priority Collateral, or demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such ABL Priority Collateral or the Liens of the ABL Collateral Agent thereon, except to the extent that such rights are expressly granted in the Intercreditor Agreement; it will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on the ABL Priority Collateral pari passu with or senior to, or to give itself any preference or priority relative to, the Liens of the ABL Collateral Agent on the ABL Priority Collateral; it will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency or Liquidation Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer of other disposition of the ABL Collateral by the ABL Collateral Agent or any holder of ABL Obligations; it will have no right to (x) direct the ABL Collateral Agent or any holder of ABL Obligations to exercise any right, remedy or power with respect to the ABL Priority Collateral or (y) consent or object to the exercise by the ABL Collateral Agent or any holder of ABL Obligations of any rights, remedy or power with respect to such ABL Priority Collateral or to the timing or manner in which any such right is exercised or not exercised; and it will not institute any suit or other proceeding or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the ABL Collateral Agent seeking damages from other relief by way of specific performance, instructions or otherwise, with respect to, and neither the ABL Collateral Agent nor any holder of ABL Obligations will be liable for, any action taken or omitted to be taken by the ABL Collateral Agent or any such holder of ABL Obligations with respect to the ABL Collateral. The ABL Collateral Agent, for itself and on behalf of the holders of ABL Obligations, will agree to similar limitations with respect to their rights in the Notes Priority Collateral.

Cooperation and sharing of information

The Intercreditor Agreement will provide that the Notes Collateral Agent, on behalf of itself and the Holders of the Notes, agrees that each of them shall take such actions as the ABL Collateral Agent shall request in connection with the exercise by the holders of the ABL Obligations of their rights set forth herein in respect of the ABL Priority Collateral. The ABL Collateral Agent, on behalf of itself and the other holders of the ABL Obligations, agrees that each of them shall take such actions as the Notes Collateral Agent shall request in connection with the exercise by the Holders of the Notes of their rights set forth herein in respect of the Notes Priority Collateral.

Also, the Intercreditor Agreement shall include a provision that in the event that the ABL Collateral Agent shall, in the exercise of its rights under the documents for the ABL Credit Agreement or otherwise, receive possession or control of any books and records of the Issuer or any Guarantor which contain information identifying or pertaining to the Notes Priority Collateral, the ABL Collateral Agent shall promptly notify the Notes Collateral Agent of such fact and, upon request from the Notes Collateral Agent and as promptly as practicable thereafter, either make available to the Notes Collateral Agent such books and records for inspection and duplication or provide to the Notes Collateral Agent copies thereof. In the event that the Notes Collateral Agent shall, in the exercise of its rights under the Indenture and the Security Documents or otherwise, receive possession or control of any books and records of the Issuer or any Guarantor which contain information identifying or pertaining to any of the ABL Priority Collateral, the Notes Collateral Agent shall promptly notify the ABL Collateral Agent of such fact and, upon request from the ABL Collateral Agent and as promptly as practicable thereafter, either make available to the ABL Collateral Agent such books and records for inspection and duplication or provide the ABL Collateral Agent copies thereof.

The Intercreditor Agreement will also provide that the Notes Collateral Agent irrevocably grants the ABL Collateral Agent a non-exclusive worldwide license or right to use, consistent with applicable law, to the extent of the Notes Collateral Agent’s interest therein and reasonably requested by the ABL Collateral Agent, exercisable without payment of royalty or other compensation, any of the Intellectual Property Collateral now or hereafter owned by, licensed to, or otherwise used by any of the Grantors in order for the ABL Collateral Agent to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the ABL Priority Collateral in connection with the liquidation, disposition or realization upon the ABL Priority Collateral in accordance with the terms of the ABL Documents. The Notes Collateral Agent will agree that any sale, transfer or other disposition of any of the Intellectual Property Collateral constituting Notes Priority Collateral (whether by foreclosure or otherwise) will be subject to rights of the ABL Collateral Agent as described above.

Entry upon premises by ABL Collateral Agent and holders of ABL Obligations

The Intercreditor Agreement will provide that if the Notes Collateral Agent obtains possession or physical control of any Notes Priority Collateral pursuant to the exercise of its rights under the applicable Security Documents or under applicable law, it shall promptly notify the ABL Collateral Agent in writing of that fact, and the ABL Collateral Agent shall, within ten Business Days thereafter, notify the Notes Collateral Agent in writing as to whether the ABL Collateral Agent wishes to exercise its access rights under the Intercreditor Agreement. In addition, if the ABL Collateral Agent obtains possession or physical control of any Notes Priority Collateral pursuant to the exercise of its rights under the applicable Security Documents or under applicable law, it shall promptly notify the Notes Collateral Agent in writing that the ABL Collateral Agent is exercising its access rights under the Intercreditor Agreement.

Upon delivery of such notice, the Notes Collateral Agent shall confer with the ABL Collateral Agent in good faith to coordinate with respect to the ABL Collateral Agent’s exercise of such access rights, to enable the ABL

Collateral Agent during normal business hours to convert any ABL Priority Collateral consisting of raw materials or work-in-process into saleable finished goods and/or to transport such ABL Priority Collateral to a point where such conversion can occur, to otherwise prepare ABL Priority Collateral for sale and/or to arrange or effect the sale of ABL Priority Collateral (including conducting of auctions), all in accordance with the manner in which such matters are completed in the ordinary course of business. During any such access period, the ABL Collateral Agent and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the Notes Priority Collateral for the purposes described above. The ABL Collateral Agent shall be obligated to reimburse the Notes Collateral Agent for all operating costs of such Notes Priority Collateral (not including insurance) incurred after the commencement of the relevant access period to the extent incurred as a result of the exercise by the ABL Collateral Agent of its access rights, and actually paid by the Notes Collateral Agent (or any holder of Secured Obligations). The ABL Collateral Agent shall take proper and reasonable care under the circumstances of any Notes Priority Collateral that is used by the ABL Collateral Agent during the access period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Collateral Agent or its agents, representatives or designees, and leave the Notes Priority Collateral in substantially the same condition as it was at the commencement of the occupancy, use or control by the ABL Collateral Agent or its agents, representatives or designees (ordinary wear-and-tear excepted) and the ABL Collateral Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy or possession of the ABL Priority Collateral. The ABL Collateral Agent shall indemnify and hold harmless the Notes Collateral Agent for any injury or damage to Persons or property (ordinary wear-and-tear excepted) and for any losses, claims, liabilities or expenses directly resulting from the occupancy, use or control by the ABL Collateral Agent or its agents, representatives or designees or by the acts or omissions of Persons under its control; provided, however, that the ABL Collateral Agent will not be liable for any diminution in the value of Notes Priority Collateral caused by the absence of the ABL Priority Collateral therefrom. The ABL Collateral Agent and the Notes Collateral Agent shall cooperate and use reasonable efforts to ensure that their activities during the access period as described above do not interfere materially with the activities of the other as described above, including the right of Notes Collateral Agent to show the Notes Priority Collateral to prospective purchasers and to ready the Notes Priority Collateral for sale. The Notes Collateral Agent shall not foreclose or otherwise sell, remove or dispose of any of the Notes Priority Collateral during the access period with respect to such Collateral if the ABL Collateral Agent (acting in good faith) informs the Notes Collateral Agent in writing that such Collateral is reasonably necessary to enable the ABL Collateral Agent to convert, transport or arrange to sell the ABL Priority Collateral as described above; provided, however, that nothing contained in the Intercreditor Agreement will restrict the rights of the Notes Collateral Agent from selling, assigning or otherwise transferring any Notes Priority Collateral prior to the expiration of such access period if the purchaser, assignee or transferee thereof agrees to be bound by the applicable provisions of the Intercreditor Agreement. Each such access period shall last for a maximum of 180 days; provided if any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction or is in effect due to an Insolvency or Liquidation Proceeding, such 180-day period shall be tolled during the pendency of any such stay or other order.

Agreements with respect to bankruptcy or insolvency proceedings

If any Grantor becomes subject to a case under the Bankruptcy Code at any time when any ABL Obligation remains outstanding, and if the ABL Collateral Agent or the other holders of ABL Obligations desire to consent (or not object) to the use of cash collateral, or to provide financing to any Grantor under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Grantor by any third party (any such financing, an “ABL DIP Financing”), the Notes Collateral Agent will agree in the lntercreditor Agreement for itself and on behalf of the holders of Secured Obligations, in respect of the Notes and the Guarantees (and each Holder of Notes will agree by its acceptance of the Notes), that it will be deemed to have consented to, and will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such ABL

DIP Financing on any grounds, including failure to provide ‘adequate protection’ of the Notes Collateral Agent’s Lien on the ABL Priority Collateral, and will not request any adequate protection solely as a result of such ABL DIP Financing except as set forth below, and will subordinate (and will be deemed hereunder to have subordinated) its Liens on any ABL Priority Collateral to (A) the Liens securing such ABL DIP Financing on the same terms as the Liens of the ABL Collateral Agent are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) any adequate protection to the ABL Collateral Agent and (C) any “carve-out” agreed to by the ABL Collateral Agent or the other holders of ABL Obligations, so long as (x) the Notes Collateral Agent retains its Lien on the Collateral (in each case, including Proceeds (as defined in the New York UCC) thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Notes Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such ABL DIP Financing is junior and subordinate to the Lien of the Notes Collateral Agent on the Notes Priority Collateral, (y) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL Collateral Agent securing the ABL Obligations on ABL Priority Collateral and (z) the aggregate principal amount of such ABL DIP Financing (including any undrawn portion of the revolving commitments thereunder, and including the face amount of any letters of credit issued and not reimbursed thereunder), together with the aggregate outstanding principal amount of indebtedness and unfunded commitments under the ABL Credit Agreement, does not exceed 115% of the aggregate outstanding principal amount of indebtedness and unfunded commitments under the ABL Credit Agreement immediately prior to the incurrence of such ABL DIP Financing. In no event will the ABL Collateral Agent or any of the holders of ABL Obligations seek to obtain a priming Lien on any of the Notes Priority Collateral and nothing contained in the Intercreditor Agreement shall be deemed to be a consent by the Notes Collateral Agent or any of the holders it represents to any adequate protection payments using Notes Priority Collateral. The ABL Collateral Agent and the holders of ABL Obligations will agree to similar provisions with respect to any DIP financing on the Notes Priority Collateral.

The Notes Collateral Agent will agree in the Intercreditor Agreement (and each Holder of Notes will agree by its acceptance of the Notes) that it will not oppose any sale or disposition of any ABL Priority Collateral that is supported by the ABL Collateral Agent and the holders of ABL Obligations, and the Notes Collateral Agent and the holders of Secured Obligations in respect of the Notes and the Guarantees will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to such sale or disposition. The ABL Collateral Agent and the holders of ABL Obligations will agree to similar limitations with respect to their right to oppose such a sale of Notes Priority Collateral.

The Intercreditor Agreement will provide that the Notes Collateral Agent, for itself and on behalf of the holders of Secured Obligations, in respect of the Notes and the Guarantees, will not object, contest or support any other Person objecting or contesting, any request by the ABL Collateral Agent or the other holders of ABL Obligations for adequate protection of its interest in the ABL Priority Collateral or any adequate protection provided to the ABL Collateral Agent or the other holders of ABL Obligations, or any objection by the ABL Collateral Agent or any other holder of ABL Obligations to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the ABL Priority Collateral. If the ABL Collateral Agent or any of the holders of ABL Obligations are granted adequate protection consisting of additional collateral that constitutes ABL Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any ABL DIP Financing or use of cash collateral, and do not object to the adequate protection being provided to them, then in connection with any such ABL DIP Financing or use of cash collateral, the Notes Collateral Agent, on behalf of itself and the holders of Secured Obligations, in respect of the Notes and the Guarantees, may, as adequate protection of its junior Liens in ABL Priority Collateral, seek or accept (and the ABL Collateral Agent and the other holders of ABL Obligations shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the ABL Obligations and such ABL DIP Financing on the same basis as the other Liens of the Notes Collateral Agent on the ABL Priority

Collateral are so subordinated to the ABL Obligations under the Intercreditor Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the ABL Collateral Agent and the other holders of ABL Obligations, provided, however, that the Notes Collateral Agent shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the holders of Secured Obligations, in respect of the Notes and the Guarantees, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims subject to the provisions of the Intercreditor Agreement. The ABL Collateral Agent and the Notes Collateral Agent, on behalf of themselves and the holders they represent, will agree to similar reciprocal provisions with respect to any adequate protection in respect of the Notes Priority Collateral.

The Notes Collateral Agent, on behalf of itself and the holders of Secured Obligations, in respect of the Notes and the Guarantees, will agree that it shall not (i) seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any ABL Priority Collateral without the prior written consent of the ABL Collateral Agent, or (ii) seek relief from the automatic stay in any Insolvency or Liquidation Proceeding in respect of any Common Collateral without providing 30 days’ prior written notice to the ABL Collateral Agent. The ABL Collateral Agent will agree to similar provisions in respect of the Notes Priority Collateral and any Common Collateral.

Purchase option

Upon the occurrence and during the continuance of an “Event of Default” under the ABL Documents, if such Event of Default remains uncured or unwaived for at least forty-five (45) consecutive days, the required lenders under the ABL Documents have not agreed to forbear from the exercise of remedies and revolving loans have been requested under the ABL Documents and not been made for five Business Days as a result of such Event of Default (or, if earlier, within five Business Days after the ABL Administrative Agent notifies the Notes Collateral Agent that it shall exercise remedies), all or a portion of the Holders of the Notes and the other Pari Passu Notes Priority Indebtedness, acting as a single group, shall have the option at any time upon five (5) Business Days’ prior written notice (which shall be irrevocable) to the ABL Administrative Agent and the representative of any Pari Passu ABL Lien Indebtedness to purchase all of the ABL Obligations and the Obligations in respect of such Pari Passu ABL Lien Indebtedness. The holders of the ABL Obligations and the Obligations in respect of the Pari Passu ABL Lien Indebtedness will have similar rights to purchase the Obligations in respect of the Notes and the other Pari Passu Notes Lien Indebtedness.

Upon the date of such purchase and sale, the relevant purchasers shall (a) pay to the ABL Administrative Agent, for the benefit of the holders of the ABL Obligations, and the representative of any Pari Passu ABL Lien Indebtedness, for the benefit of the holders of the Obligations in respect of such Pari Passu ABL Lien Indebtedness, as the purchase price therefor the full amount of all the ABL Obligations and the Obligations in respect of such Pari Passu ABL Lien Indebtedness then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees), (b) furnish cash collateral to the ABL Administrative Agent and the representative for any Pari Passu ABL Lien Indebtedness in a manner and in such amounts as the ABL Administrative Agent or such representative, as applicable, determines is reasonably necessary to secure the holders of the ABL Obligations and the Obligations in respect of such Pari Passu ABL Lien Indebtedness, letter of credit issuing banks and applicable affiliates in connection with any issued and outstanding letters of credit, hedging obligations and cash management obligations secured by the ABL Documents, (c) agree to reimburse the holders of the ABL Obligations and the Obligations in respect of such Pari Passu ABL Lien Indebtedness and letter of credit issuing banks for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the

ABL Obligations and the Obligations in respect of such Pari Passu ABL Lien Indebtedness, and/or as to which the ABL Administrative Agent or such representative for the holders of the Obligations in respect of such Pari Passu ABL Lien Indebtedness has not yet received final payment, (d) agree to reimburse the holders of the ABL Obligations and the Obligations in respect of such Pari Passu ABL Lien Indebtedness, letter of credit issuing banks, in respect of indemnification obligations of Issuer and the Guarantors under the ABL Documents as to matters or circumstances known to the ABL Administrative Agent, the representative for the Obligations in respect of such Pari Passu ABL Lien Indebtedness at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the holders of the ABL Obligations and the Obligations in respect of such Pari Passu ABL Lien Indebtedness, and (e) agree to indemnify and hold harmless the holders of the ABL Obligations and the Obligations in respect of such Pari Passu ABL Lien Indebtedness, and letter of credit issuing banks, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Obligations and the Obligations in respect of such Pari Passu ABL Lien Indebtedness as a direct result of any acts by any Holder of the Notes or any other Pari Passu Notes Lien Indebtedness occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account as the ABL Administrative Agent and the representative of the Obligations in respect of such Pari Passu ABL Lien Indebtedness may designate in writing for such purpose. In respect to the right of the holders of the ABL Obligations and the Obligations in respect of the Pari Passu ABL Lien Indebtedness to purchase the Obligations in respect of the Notes and the other Pari Passu Notes Lien Indebtedness, the Intercreditor Agreement will include a similar provision for the payment of such Obligations.

Refinancings of the obligations

Any Obligations covered by the Intercreditor Agreement may be refinanced or replaced, in whole or in part; provided, however, that the holders of any such refinancing or replacement indebtedness that will be secured by Liens on the Collateral with the same priority (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement.

Release of Collateral

The Intercreditor Agreement will provide that, if in connection with any release, sale or disposition of any ABL Priority Collateral permitted under the terms of the ABL Documents or in connection with the exercise of the ABL Collateral Agent’s remedies in respect of the ABL Priority Collateral, the ABL Collateral Agent, for itself or on behalf of any holder of ABL Obligations, releases any of its Liens on any part of the ABL Priority Collateral, or releases any Guarantor from its obligations under its guaranty (in each case other than in connection with the discharge of all ABL Obligations) then the Liens of the Notes Collateral Agent, for itself and for the benefit of the holders of Secured Obligations, in respect of the Notes and the Guarantees, on such ABL Priority Collateral, shall be automatically, unconditionally and simultaneously released. The ABL Collateral Agent will agree to similar provisions in respect of the Notes Priority Collateral.

Application of proceeds

All proceeds received by the Notes Collateral Agent or the ABL Collateral Agent in connection with the collection, sale or disposition of ABL Priority Collateral pursuant to any enforcement action or during any Insolvency or Liquidation Proceeding shall be applied:

FIRST, to the ratable payment of fees, costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the ABL Collateral Agent and the agent or representative of any Pari Passu ABL Lien Indebtedness,

SECOND, to the ratable payment of the ABL Obligations and any Pari Passu ABL Lien Indebtedness, in accordance with the ABL Documents and the documents governing such Pari Passu ABL Lien Indebtedness until payment in full of such Obligations,

THIRD, to the ratable payment of fees, costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Notes Collateral Agent, the Trustee and the trustee, agent or representative of any other Secured Obligations,

FOURTH, to the ratable payment of the Secured Obligations, in accordance with the documents governing such Secured Obligations, and

FIFTH, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

All proceeds received by the Notes Collateral Agent or the ABL Collateral Agent in connection with the collection, sale or disposition of Notes Priority Collateral pursuant to any enforcement action or during any Insolvency or Liquidation Proceeding shall be applied:

FIRST, to the ratable payment of fees, costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Notes Collateral Agent, the Trustee and the trustee, agent or representative of any other Secured Obligations,

SECOND, to the ratable payment of the Secured Obligations in accordance with the documents governing such Secured Obligations, until payment in full of the Secured Obligations,

THIRD, to the ratable payment of fees, costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the ABL Collateral Agent and the agent or representative of any other Pari Passu ABL Lien Indebtedness,

FOURTH, to the ratable payment of the ABL Obligations and any Pari Passu ABL Lien Indebtedness, in accordance with the ABL Documents and the documents governing such Pari Passu ABL Lien Indebtedness, and

FIFTH, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

All proceeds of any sale of a Grantor as a whole, or substantially all of the assets of any Grantor where the consideration received is not allocated by type of asset, in connection with or resulting from any enforcement action, and whether or not pursuant to an Insolvency or Liquidation Proceeding, shall be distributed as follows (after payment of costs and expenses of the ABL Collateral Agent and the Notes Collateral Agent): first to the ABL Collateral Agent for the ratable application to the ABL Obligations and any Pari Passu ABL Lien Indebtedness in accordance with the terms of the ABL Documents and the documents governing such Pari Passu ABL Lien Indebtedness, up to the amount of the book value at the time of the sale of the ABL Priority Collateral disposed of in such sale or owned by such Grantor (in the case of a sale of such Grantor as a whole), and second to the Notes Collateral Agent for the ratable application to the Secured Obligations in accordance with the terms of the documents governing such Secured Obligations to the extent such proceeds exceed the book value at the time of the sale of such ABL Priority Collateral.

Certain covenants with respect to the Collateral

The Collateral will be pledged pursuant to the Security Documents, which contain provisions relating to identification of the Collateral and the maintenance of perfected Liens therein and which will be substantially similar to the security documents securing the ABL Obligations. The following is a summary of some of the covenants and provisions set forth in the Security Documents and the Indenture as they relate to the Collateral.

Maintenance of Collateral

The Security Documents and/or the Indenture, subject to certain exceptions, will provide that the Issuer and the Guarantors shall maintain the Collateral that is material to the conduct of their respective business in good, safe and insurable operating order, condition and repair (ordinary wear and tear excepted). The Security Documents and/or the Indenture also will provide, subject to certain exceptions, that the Issuer and the Guarantors shall pay all real estate and other taxes (except such as are contested in good faith and by appropriate negotiations or proceedings), and maintain in full force and effect all material permits and certain insurance coverages, except where failure to maintain such permits or insurance coverages is not adverse in any material respect to the Holders.

After-acquired property

Upon the acquisition by any of the Issuer or the Guarantors of any assets (other than Excluded Assets), including, but not limited to, any equipment or fixtures which constitute accretions, additions or technological upgrades to the equipment or fixtures or any working capital assets that, in any such case, form part of the Collateral, the Issuer or such Guarantor shall execute and deliver (to the extent required by the Indenture and/or the Security Documents) any information, documentation and financing statements or other certificates as may be necessary to vest in the Notes Collateral Agent a perfected security interest, with the priority required by the Indenture, the Security Documents and the Intercreditor Agreement, subject only to Permitted Liens, in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of the Indenture, the Security Documents and the Intercreditor Agreement relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

Further assurances

To the extent required under the Indenture or any of the Security Documents, the Issuer and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further actions that may be required under applicable law, or that the Notes Collateral Agent or the Trustee may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, within 30 days of the Issue Date, the Issuer and the Guarantors will secure the obligations under the Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral to the extent required by the Indenture and/or the Security Documents; provided, however, that with respect to the perfection of the security interests in property with respect to which a Lien may be perfected by the filing of a UCC financing statement, the UCC financing statement will be required to be filed on the Issue Date.

Impairment of security interest

Neither the Issuer nor any of its Restricted Subsidiaries will (i) take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Notes Collateral Agent and the Holders of Notes with respect to the Collateral or (ii) grant any Person, or permit any Person to retain (other than the ABL Collateral Agent and the Notes Collateral Agent), any Liens on the Collateral (other than Liens not prohibited by the Indenture, the Notes, the Guarantees, the Security Documents and the Intercreditor Agreement). The Issuer and each Guarantor will, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee or the Notes Collateral Agent reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Security Documents.

Negative pledge

The Indenture will provide that the Issuer and each Guarantor will not, and the Issuer will not permit any of its Restricted Subsidiaries to, further pledge the Collateral as security or otherwise, subject to Permitted Liens. The Issuer, however, will have the ability under the Indenture to issue additional Pari Passu Notes Lien Indebtedness, Pari Passu ABL Lien Indebtedness and Junior Lien Indebtedness, all of which may be secured by the Collateral (subject to compliance by the Issuer with the covenants described under “—Certain covenants—Limitation on additional indebtedness” and “—Limitation on liens”).

Foreclosure

Upon the occurrence and during the continuance of an Event of Default, but subject in all cases to the terms of the Intercreditor Agreement, the Security Documents will provide for (among other available remedies) the sale of, or other realization upon, the applicable Collateral by the Notes Collateral Agent and the distribution of the net proceeds of any such sale in accordance with the Indenture, subject to any prior Liens on the Collateral and the provisions of the Intercreditor Agreement. The Intercreditor Agreement will provide, among other things, that (1) the second-priority Liens on the ABL Priority Collateral securing the Notes will be junior to the Liens securing the ABL Obligations and, consequently, the secured parties thereunder (or any holders of other Pari Passu ABL Lien Indebtedness), including the lenders or their affiliates under the ABL Credit Agreement with whom the Issuer and the Guarantors have incurred certain Hedging Obligations and obligations under Specified Cash Management Agreements, will be entitled to receive the proceeds from the disposition of any such ABL Priority Collateral prior to the Holders and (2) certain procedures for enforcing the Liens on the Collateral be followed. In the event of realization on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the Issuer’s obligations under the Notes.

Certain bankruptcy limitations

The right of the Notes Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy or other insolvency laws in the event that a bankruptcy case were to be commenced by or against the Issuer or any Guarantor prior to the Notes Collateral Agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Notes Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor or any other Collateral, without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Notes Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders would hold secured claims to the extent of the value of the Collateral to which the Holders are entitled, and unsecured claims with respect to such shortfall.

In addition, creditors of the Issuer or any Guarantor may seek to challenge the grant of the Collateral to the Notes Collateral Agent as a fraudulent conveyance under the Bankruptcy Code and applicable state law. If such a challenge were successful, the Liens may be avoided, leaving Holders with unsecured claims against the applicable entities. See “Risk factors—Risks related to the notes and our other indebtedness—Federal and state fraudulent transfer laws may permit a court to void the notes, the guarantees and/or the security interests, and if that occurs, you may not receive any payments on the notes.”

Information regarding Collateral

The Issuer will furnish to the Notes Collateral Agent, with respect to the Issuer or any Guarantor, promptly (and in any event within no more than thirty days following such change) written notice of any change in such Person’s (1) legal name, (2) jurisdiction of organization or formation, (3) identity or corporate structure or (4) legal identification number. The Issuer and the Guarantors will take all necessary action so that the Lien in favor of the Notes Collateral Agent pursuant to the Indenture and/or the Security Documents is perfected with the same priority as immediately prior to such change to the extent required by the Indenture and/or the Security Documents. The Issuer also agrees promptly to notify the Notes Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned.

Each year, within 120 days after the end of the preceding fiscal year, the Issuer shall deliver to each of the Trustee and the Notes Collateral Agent a certificate of a financial officer setting forth the information required pursuant to the schedules required by the Indenture and/or the Security Documents or confirming that there has been no change in such information since the date of the prior annual certification and an Opinion of Counsel as to continuation of perfected security interests. The Trustee and the Notes Collateral Agent will have no obligation to maintain or monitor the perfection of liens.

Refinancings of the ABL Credit Agreement and the Notes

The ABL Obligation, the obligations under any future Pari Passu ABL Lien Indebtedness or Pari Passu Notes Lien Indebtedness and the obligations under the Indenture and the Notes may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the ABL Credit Agreement or any security document related thereto, agreements governing any Pari Passu ABL Lien Indebtedness, agreements governing any Pari Passu Lien Indebtedness or under the Indenture and the Security Documents) of the ABL Collateral Agent, the Notes Collateral Agent or the Holder of any Notes, all without affecting the Lien priorities provided for in the Security Documents and the Intercreditor Agreement; provided, however, that the lenders providing or holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement pursuant to a written agreement (including amendments or supplements to the Intercreditor Agreement).

In addition, if at any time in connection with or after the discharge of the ABL Obligations, the Issuer enters into any replacement of the ABL Credit Agreement secured by all or a portion of the ABL Priority Collateral on a first-priority basis and the Notes Priority Collateral on a second-priority basis, then such prior discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement, the Indenture and the Security Documents. During the period the ABL Credit Agreement is not in existence, except as provided under “—Collateral—Release of Collateral,” the Notes and the Guarantees will be secured by a first-priority lien, subject to Permitted Liens, in all of the Collateral.

In connection with any refinancing or replacement contemplated by the foregoing paragraph, the Intercreditor Agreement may be amended at the request and sole expense of the Issuer, and without the consent of the ABL Collateral Agent, the Notes Collateral Agent, the Holder of any Notes or any other secured party, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness in compliance with the ABL Credit Agreement, Pari Passu ABL Lien Indebtedness, Pari Passu Notes Lien Indebtedness and the Indenture and (b) to establish that Liens on any Collateral securing such refinancing or replacement Indebtedness shall have the same priority (or junior priority) or, if the ABL Credit

Agreement, agreements governing any Pari Passu ABL Lien Indebtedness, agreements governing any Pari Passu Lien Indebtedness and the Indenture so permit, senior priority, as the Liens on any Collateral securing the Indebtedness being refinanced or replaced, all on the terms provided for in the Indenture, the Security Documents and the Intercreditor Agreement immediately prior to such refinancing or replacement. See “—Amendment, supplement and waiver.”

Perfection of Collateral

Certain security interests or liens in the Collateral may not be in place on the Issue Date or may not be perfected on the Issue Date. The Indenture will provide that the Issuer shall, or shall cause the applicable Guarantor to execute and deliver to the Notes Collateral Agent, as beneficiary, such Security Documents, and any supplements or amendments related thereto, together with evidence of the completion (or arrangements for the completion) of all recordings and filings of such Security Documents in the proper recorders’ offices or appropriate public records (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected Lien, on or against the Collateral within a certain number days after the Issue Date (to the extent required by the Indenture and/or the Security Documents); provided, however that the Indenture will not require that security interests be perfected if such security interests cannot be perfected by the filing of UCC financing statements, the recording of security agreements with the U.S. Patent and Trademark Office and the U.S. Copyright Office, the recording of mortgages or deeds of trust, the taking possession of any pledged Collateral with necessary endorsements or the execution of control agreements with respect to certain deposit accounts, securities accounts and commodities accounts; provided, further, that the Issuer and the Guarantors shall be relieved of any further obligation to deliver control agreements so long as the ABL Collateral Agent or agents or bailees of the ABL Collateral Agent maintain a perfected Lien for the benefit of the Holders of Notes through control of such deposit accounts, securities accounts and commodities accounts pursuant to a control agreement. To the extent that either the ABL Collateral Agent or Notes Collateral Agent holds, or a third party holds on its respective behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the ABL Documents or the Security Documents, as applicable, such possession or control is also for the benefit of the Notes Collateral Agent and the Holders of the Notes or the ABL Collateral Agent and the holders of the ABL Obligations, as applicable, and the ABL Collateral Agent and the Notes Collateral Agent, as applicable, shall act as gratuitous bailee and non-fiduciary agent solely to the extent required to perfect their security interest in such Common Collateral.

Optional redemption

General

At any time or from time to time on or after February 1, 2026, the Issuer, at its option, may redeem the Notes, in whole or in part, upon notice as described under the heading “—Selection and notice of redemption,” at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, together with accrued and unpaid interest thereon, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date), if redeemed during the periods indicated:

Optional redemption price
February 1, 2026 to January 31, 2027	106.500%
February 1, 2027 to October 31, 2027	103.250%
November 1, 2027 (the date that is three months prior to the scheduled maturity date for the Notes) and thereafter	100.000%

In addition, at any time prior to February 1, 2026, during each twelve-month period beginning on the Issue Date, the Issuer, at its option, may redeem up to 10% of the aggregate principal amount of the Notes outstanding, upon notice as described under the heading “—Selection and notice of redemption,” at a purchase price equal to 103.0% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date).

Redemption with proceeds from equity offerings

At any time or from time to time prior to February 1, 2026, the Issuer, at its option, may, on any one or more occasions, redeem up to 35.0% of the principal amount of the outstanding Notes issued under the Indenture (including any Additional Notes issued after the Issue Date), upon notice as provided in the Indenture, with cash in an amount not greater than the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 113.0% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date); provided that:

(1)	at least 65.0% of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date (but excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after giving effect to any such redemption; and

(2)	the redemption occurs not more than 180 days after the date of the closing of any such Qualified Equity Offering.

Redemption at applicable premium

The Notes may also be redeemed, in whole or in part, at any time or from time to time prior to February 1, 2026 at the option of the Issuer, upon notice as provided in the Indenture, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed, plus the Applicable Premium, and accrued and unpaid interest thereon, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date).

The Issuer will calculate the Treasury Rate and Applicable Premium and, prior to the redemption date, provide an Officers’ Certificate to the Trustee setting forth the Treasury Rate and the Applicable Premium and showing the calculation of each in reasonable detail.

Selection and notice of redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, the Trustee will select the Notes for redemption on a pro rata basis (except that any Notes represented by a global note will be selected for redemption by such method as the DTC may require); provided, however, that no Notes of a principal amount of $2,000 in original principal amount or less shall be redeemed in part.

Notice of optional redemption will be delivered to the Holders at least 15, but not more than 60, days before the date of redemption, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. If such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Issuer in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in the Issuer’s discretion if as determined in good faith by the Issuer, any or all of such conditions will not be satisfied. The Issuer will provide the Trustee with written notice of the satisfaction or waiver of such conditions precedent, the delay of such redemption or the rescission of such notice of redemption in the same manner that the related notice of redemption was given to the Trustee, and the Trustee will send a copy of such notice to the Trustee to the Holders in the same manner that the related notice of redemption was given to such Holders. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

The notice of redemption with respect to a redemption described under “—Optional redemption—Redemption at applicable premium” need not set forth the Applicable Premium but only the manner of calculation thereof. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the applicable date of redemption, unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent for the Notes funds in satisfaction of the applicable redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

For purposes of any redemption described under “—Optional redemption” or any repurchase described under “Repurchase at the option of Holders” such provisions shall only apply to Notes that have been separated from Units in accordance with the separation procedures discussed in “Description of the Units—Separation of units at the option of the holder” and “Description of the Units—Automatic Unit Separation Date” (the “Separated Notes”). In order to participate in any such redemption or repurchase prior to the Automatic Unit Separation Date, holders of Notes must have voluntarily separated their Units prior to the date of any notice of redemption or any offer to repurchase commencement date.

Mandatory redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer may acquire Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase, negotiated transaction or otherwise, in accordance with applicable securities laws.

Repurchase at the option of Holders

Change of Control

Upon the occurrence of any Change of Control, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes as described under “—Optional redemption,” each Holder will have the right, except as provided below, to require that the Issuer purchase all or any portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101.0% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Not later than 30 days following any Change of Control, the Issuer will deliver, or cause to be delivered, to the Holders, with a copy to the Trustee, a notice:

(1)	describing the transaction or transactions that constitute the Change of Control;

(2)	offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice, which shall be a Business Day not earlier than 30 days, nor later than 60 days, from the date the notice is delivered (the “Change of Control Payment Date”), and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer prior to 5:00 p.m. New York time on the second Business Day preceding the Change of Control Payment Date; and

(3)	describing the procedures, as determined by the Issuer, consistent with the Indenture, that Holders must follow to accept the Change of Control Offer.

On or before the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes properly tendered;

(2)	accept for payment all Notes or portions of Notes (of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and

(3)	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly deliver to each Holder who has so tendered Notes the Change of Control Purchase Price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes so tendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.

A Change of Control Offer will be required to remain open for at least 20 Business Days or for such longer period as is required by law. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. See “Risk factors—Risks related to the notes and our other indebtedness—We may not be able to repurchase the notes upon a change of control.” In addition, in the event of a Change of Control the Issuer may not be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer. If the Issuer fails to repurchase all of the Notes tendered for purchase upon a Change of Control, such failure will constitute an Event of Default. In addition, the occurrence of certain of the events which would constitute a Change of Control may constitute an event of default under the ABL Credit Agreement and may constitute an event of default under other existing or future Indebtedness. Moreover, the exercise by the Holders of their right to require the Issuer to purchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of the repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the Holders upon a Change of Control may be limited by its then existing financial resources.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable to the transaction giving rise to the Change of Control. The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Issuer and the initial purchasers. The Issuer does not have the present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancing or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise effect the Issuer’s capital structure or credit ratings. Restrictions on the Issuer’s ability to incur additional Indebtedness are contained in the covenants described under “—Certain covenants—Limitation on additional indebtedness” and “—Certain covenants—Limitation on liens.” Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer or (ii) in connection with or in contemplation of any publicly announced Change of Control, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Purchase Price and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

If Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer or Alternate Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer or an Alternate Offer, as applicable, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Purchase Price or an Alternate Offer price, as applicable, plus, to the extent not included in the Change of Control Payment or an Alternate Offer price, as applicable, accrued and unpaid interest, if any, to, but excluding, the date of redemption.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under the definition of “Change of Control” and “—Certain covenants—Limitation on mergers, consolidations, etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Notes and the Indenture) and is subject to judicial interpretation. Accordingly, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and the Restricted Subsidiaries, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

The Issuer will comply with all applicable securities legislation in the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of such compliance.

The provisions under the Indenture relating to the Issuer’s obligation to make a Change of Control Offer may be waived, modified or terminated with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Excess Cash Flow Offer

On each Excess Cash Flow Offer Date (or, if such date does not fall on a Business Day, the next Business Day following such date), the Issuer shall make an offer (an “Excess Cash Flow Offer”) to all Holders of Notes and, if required by the terms of any Pari Passu Notes Lien Indebtedness, to any Holders of any Pari Passu Notes Lien Indebtedness to purchase, prepay or redeem, together on a pro rata basis, the maximum principal amount of Notes and any such Pari Passu Notes Lien Indebtedness (plus all accrued interest (including additional interest, if any) on the Notes and any such Pari Passu Notes Lien Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed using an amount of cash equal to the Excess Cash Flow Amount, if any; provided that the Issuer shall not be required to make an Excess Cash Flow Offer if on such Excess Cash Flow Offer Date the Issuer would not be able to satisfy the Payment Conditions (as defined in the ABL Credit Agreement as in effect on the Issue Date or any equivalent term in the ABL Credit Agreement as in effect from time to time) in respect of an Excess Cash Flow Offer and any purchase, prepayment or redemption of Notes or any such Pari Passu Notes Lien Indebtedness in respect thereof.

The offer price in any Excess Cash Flow Offer will be equal to 100% of the aggregate principal amount of the Notes and any such Pari Passu Notes Lien Indebtedness (or, in respect of any such Pari Passu Notes Lien Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Notes Lien Indebtedness), plus accrued and unpaid interest and additional interest, if any, to, but excluding, the date of purchase, prepayment or redemption, subject to the rights of holders of Notes or any such Pari Passu Notes Lien Indebtedness on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase, prepayment or redemption, and will be payable in cash. If the aggregate principal amount of Notes or any such Pari Passu Notes Lien Indebtedness tendered in such Excess Cash Flow Offer exceeds the maximum principal amount of Notes and any such Pari Passu Notes Lien Indebtedness the Issuer offers to purchase in such Excess Cash Flow Offer, the Trustee will select the Notes and the Issuer will select any such Pari Passu Notes Lien Indebtedness to be purchased on a pro rata basis (except that any Notes or any such Pari Passu Notes Lien Indebtedness represented by a global note will be selected by such method as DTC or its nominee or successor may require), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased).

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the purchase of the Notes or any such Pari Passu Notes Lien Indebtedness pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Asset sales

(A) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale of Collateral unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by way of any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at least equal to the Fair Market Value (such Fair Market Value to be determined as of the date of contractually agreeing to such Asset Sale) of the Collateral subject to such Asset Sale;

(2) at least 75.0% of the consideration from such Asset Sale received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of (A) cash, (B) Cash Equivalents, (C) Replacement Assets of a type which would constitute (x) Notes Priority Collateral in the case of an Asset Sale of Notes Priority Collateral or (y) ABL Priority Collateral in the case of an Asset Sale of ABL Priority Collateral (which in both cases are thereupon with their acquisition added to the Collateral securing the notes) or (D) any combination of the foregoing; and

(3) to the extent that any consideration from such Asset Sales received by the Issuer or such Restricted Subsidiary, as the case may be, constitutes securities or other assets that are of a type or class that constitute Collateral, such securities or other assets, including the assets of any Person that becomes a Guarantor as a result of such transaction, are concurrently with their acquisition added to the Collateral securing the Notes (as Notes Priority Collateral or ABL Priority Collateral, as applicable) in the manner provided for in the Indenture or any of the Security Documents.

In the case of any Asset Sale of Collateral pursuant to a condemnation, seizure, appropriation or similar taking, including by deed in lieu of condemnation, or any actual or constructive total loss or an agreed or compromised total loss, such Asset Sale shall not be required to satisfy the requirements of clause (1) or (2) above.

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale of Collateral is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

Subject to the terms of the Intercreditor Agreement, within 365 days of the date of such Asset Sale of Collateral, the Issuer or any Guarantor, as the case may be, may (1) use any Net Available Proceeds received from Asset Sales of ABL Priority Collateral to repay, redeem, retire, defease, replace, refinance or repurchase any ABL Obligations, (2) use any Net Available Proceeds received from Asset Sales of Notes Priority Collateral to repay, redeem, retire, defease, replace, refinance or repurchase Secured Obligations; provided that if the Issuer or a Restricted Subsidiary repays, redeems or repurchases any Secured Obligations other than the Notes, the Issuer or such Restricted Subsidiary must equally and ratably redeem or repurchase (or offer to repurchase) the Notes, at the Issuer’s option, as provided for under “—Optional redemption,” through open market purchases (to the extent such purchases are at a purchase price at or above 100% of the principal amount thereof plus accrued and unpaid interest, if any) or by making an offer to all holders to purchase their Notes at 100% of the principal amount thereof, plus accrued and unpaid interest (and such offer shall be deemed for purposes of this covenant to be a use of proceeds from an Asset Sale equal to the aggregate amount of Net Available Proceeds offered to the Holders of Notes, whether or not the offer is accepted by any or all Holders of Notes), or (3) invest any Net Available Proceeds received from Asset Sales of Collateral in Replacement Assets that would constitute (x) Notes Priority Collateral in the case of an Asset Sale of Notes Priority Collateral and (y) ABL Priority Collateral or Notes Priority Collateral in the case of an Asset Sale of ABL Priority Collateral, which Replacement Assets are thereupon with their acquisition added to the Collateral securing the Notes; provided that the

Replacement Assets shall not include the Equity Interests of Foreign Subsidiaries for purposes of the requirement unless the relevant Asset Sale consisted of the sale of Equity Interests of a Foreign Subsidiary.

Any Net Available Proceeds from Asset Sales of Collateral that are not applied or invested as provided in this subsection (A) will be deemed to constitute “Excess Collateral Proceeds.” When the aggregate amount of Excess Collateral Proceeds exceeds $30.0 million, the Issuer will be required to make an offer (a “Collateral Disposition Offer”) to all Holders of Notes to purchase the maximum principal amount of the Notes (on a pro rata basis, except that any Notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require) and, if required by the terms of any other Pari Passu Notes Lien Indebtedness, to the holders of such Pari Passu Notes Lien Indebtedness (on a pro rata basis), to which the Collateral Disposition Offer applies that may be purchased out of the Excess Collateral Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and such other Pari Passu Notes Lien Indebtedness, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, in accordance with the procedures set forth in the Indenture in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof with respect to the Notes. To the extent that the aggregate amount of Notes so validly tendered and not properly withdrawn pursuant to a Collateral Disposition Offer (together with, if required by the terms of any other Pari Passu Notes Lien Indebtedness, the amount of Pari Passu Notes Lien Indebtedness tendered pursuant to any similar requirement), is less than the Excess Collateral Proceeds, the Issuer may use any remaining Excess Collateral Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by Holders of the Notes and, if required by the holders of Pari Passu Notes Lien Indebtedness, holders of any Pari Passu Notes Lien Indebtedness exceeds the amount of Excess Collateral Proceeds, the Notes and Pari Passu Notes Lien Indebtedness to be purchased shall be selected on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes Lien Indebtedness. Upon completion of such Collateral Disposition Offer, the amount of Excess Collateral Proceeds shall be reset at zero. The Issuer may make a Collateral Disposition Offer if Excess Collateral Proceeds are less than $30.0 million and prior to 365 days after an Asset Sale of Collateral. Notwithstanding the foregoing, to the extent that any Net Available Proceeds or Excess Collateral Proceeds are required to be applied to prepay Indebtedness under the ABL Credit Agreement or other Pari Passu ABL Lien Indebtedness, the Issuer may make a prepayment with respect to such Indebtedness out of such Net Available Proceeds or Excess Collateral Proceeds, at a price in cash in an amount equal to 100% of the principal amount of such Indebtedness, plus accrued and unpaid interest, if any, to, but excluding, the date of prepayment (and correspondingly reduce commitments with respect to the ABL Credit Agreement or other Pari Passu ABL Lien Indebtedness if such repayment is made with the proceeds of Note Priority Collateral).

Pending the final application of any such Net Available Proceeds in accordance with the third and fourth paragraphs of this subsection (A), the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

(B) The Issuer will not, and will not permit any Restricted Subsidiary to, make any Asset Sale (other than Asset Sales of Collateral, which shall be treated in the manner set forth in subsection (A) above) unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by way of any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at least equal to the Fair Market Value (such Fair Market Value to be determined as of the date of contractually agreeing to such Asset Sale) of the Equity Interest or assets subject to such Asset Sale;

(2) either (x) at least 75.0% of the consideration from such Asset Sale received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or a combination thereof or (y) the Fair Market Value of the aggregate of all non-cash consideration for all Asset Sales since the Issue Date would not exceed 5.0% of the Consolidated Net Tangible Assets of the Issuer after giving effect to such Asset Sale,

(a) in the case of any Asset Sale pursuant to a condemnation, seizure, appropriation or similar taking, including by deed in lieu of condemnation, or any actual or constructive total loss or an agreed or compromised total loss, such Asset Sale shall not be required to satisfy the requirements of clause (1) or (2) above;

(b) if at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant; and

(3) within 365 days following such Asset Sale, an amount equal to 100% of the Net Available Proceeds from such Asset Sale is applied by the Issuer or such Restricted Subsidiary, as the case may be, as follows (it being understood that actions under clause (b), (c) or (d) may occur prior to actions under clause (a) during such 365-day period):

(a) to the extent the Issuer or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness (other than Disqualified Equity Interests or Subordinated Indebtedness) (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer, unless such Affiliate only sells its pro rata portion of any Notes acquired by the Issuer in any open market purchases or pursuant to any offer to purchase Notes) within 365 days after the date of such Asset Sale;

(b) to the extent the Issuer or such Restricted Subsidiary elects to acquire all or substantially all of the properties and assets of a Person in a Permitted Business, to acquire any capital stock of a Person in a Permitted Business if said Person becomes a Restricted Subsidiary, to acquire other assets that are used or useful in a Permitted Business, to make an Investment in assets that will be used or useful in a Permitted Business or to reinvest in assets of or usable in a Permitted Business (including equity securities of a Permitted Business) (including by means of an investment in such assets by a Restricted Subsidiary with Net Available Proceeds received by the Issuer or another Restricted Subsidiary) within 365 days from the date of such Asset Sale (provided that any assets so acquired will become part of the Collateral as (x) Notes Priority Collateral to the extent such assets are of the type that would constitute Notes Priority Collateral or (y) ABL Priority Collateral to the extent such assets are of the type that would constitute ABL Priority Collateral securing the Notes);

(c) to the extent the Issuer or such Restricted Subsidiary elects to make an investment in a capital expenditure used or useful in a Permitted Business within 365 days after the date of such Asset Sale; provided that to the extent such investment is of a type which would constitute Collateral, such investment is thereupon added to the Collateral as (x) Notes Priority Collateral to the extent such investments is of the type that would constitute Notes Priority Collateral or (y) ABL Priority Collateral to the extent such investment is of the type that would constitute ABL Priority Collateral securing the Notes;

(d) to make an offer to purchase the Notes and any Pari Passu Indebtedness with similar asset sale provisions, pro rata at 100% of the tendered principal amount thereof (or 100% of the accreted value of such other Pari Passu Indebtedness so tendered, if such Pari Passu Indebtedness was offered at a discount) plus accrued and unpaid interest, if any, to, but excluding, the purchase date; and

(e) to the extent of the balance of such Net Available Proceeds after application in accordance with clauses (a), (b), (c) and (d) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any corporate purpose;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (a) or (d) above, the Issuer or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased (other than Indebtedness under an asset-based debt facility, so long as the asset sold in such Asset Sale constituted part of the borrowing base of such facility prior to such Asset Sale); provided, further, that pending the final application of any such Net Available Proceeds in accordance with this clause (3), the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Proceeds in any manner not prohibited by the Indenture.

In the case of the third paragraph of the preceding subsection (A) or clause (3)(b) of this subsection (B), if, during the 365-day period following the date of the Asset Sale, the Issuer or such Restricted Subsidiary enters into a written agreement committing it to apply such Net Available Proceeds in accordance with the requirements of the third paragraph of the preceding subsection (A) or clause (3)(b) of this subsection (B) after such 365-day period, then such 365-day period will be extended with respect to the amount of Net Available Proceeds so committed for a period not to exceed 180 days, until such Net Available Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement) or has been applied toward such construction, as the case may be.

In the event of an Asset Sale that requires the purchase of Notes or in which the Issuer elects to purchase Notes pursuant to clause (B)(3)(d) above, the Issuer will be required to apply such Excess Proceeds (as defined below) to the repayment of the Notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Issuer to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows:

(1) the Issuer will make an offer to purchase (a “Net Proceeds Offer”) within ten Business Days of such time from all Holders of Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount of Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness; and

(2) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Issuer will make an offer to purchase or otherwise repurchase or redeem such Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount equal to the excess of the Excess Proceeds over the Note Amount at a purchase price of 100% of their principal amount (or 100% of the accreted value of such Pari Passu Indebtedness, if such Pari Passu Indebtedness was offered at a discount) plus accrued and unpaid interest, if any, to, but excluding, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture with respect to the Net Proceeds Offer and in the documentation governing such Pari Passu Indebtedness with respect to the Pari Passu Offer. If the aggregate purchase price of the Notes and Pari Passu Indebtedness tendered pursuant to the Net Proceeds Offer and Pari Passu Offer is less than the Excess Proceeds, the remaining Excess Proceeds will be available to the Issuer for use in accordance with clause (B)(3)(e) above. The Issuer shall only be required to make an Net Proceeds Offer for Notes pursuant to this covenant if the Net Available Proceeds available therefor (after application of the proceeds as provided in clauses (B)(3)(a), (B)(3)(b) and (B)(3)(c) above) (the “Excess Proceeds”) exceeds $30.0 million (and any lesser amounts shall be carried forward for purposes of determining whether an Net Proceeds Offer is required with respect to the Net Available Proceeds from any subsequent Asset Sale). Upon completion of any such Net Proceeds Offer, the amount of Excess Proceeds shall be reset at zero. The Issuer may make a Net Proceeds Offer if Excess Proceeds are less than $30.0 million and prior to 365 days after an Asset Sale.

The Collateral Disposition Offer or Net Proceeds Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Net Proceeds Offer Period”). No later than five Business Days after the termination of the Net Proceeds Offer Period (the “Net Proceeds Purchase Date”), the Issuer will purchase the principal amount of Notes, Pari Passu Notes Lien Indebtedness and Pari Passu Indebtedness, as applicable, required to be purchased pursuant to this covenant (the “Net Proceeds Offer Amount”) or, if less than the Net Proceeds Offer Amount has been so validly tendered and not properly withdrawn, all Notes, Pari Passu Notes Lien Indebtedness and Pari Passu Indebtedness, if applicable, validly tendered in response to the Collateral Disposition Offer or Net Proceeds Offer, as applicable.

If the Net Proceeds Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid on such Net Proceeds Purchase Date to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to Holders of Notes who tender Notes pursuant to the Collateral Disposition Offer or Net Proceeds Offer.

On or before the Net Proceeds Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount of Notes, Pari Passu Notes Lien Indebtedness and Pari Passu Indebtedness, as applicable, or portions of Notes, Pari Passu Notes Lien Indebtedness and Pari Passu Indebtedness, as applicable, so validly tendered and not properly withdrawn pursuant to the Collateral Disposition Offer or Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes, Pari Passu Notes Lien Indebtedness and Pari Passu Indebtedness, as applicable, so validly tendered and not properly withdrawn, in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof in the case of the Notes. The Issuer or the applicable tender agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Net Proceeds Offer Period) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu Notes Lien Indebtedness or Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes, Pari Passu Notes Lien Indebtedness or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and, in the case of Notes in non-global form, the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an authentication order from the Issuer, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Collateral Disposition Offer or Net Proceeds Offer, as the case may be, on the Net Proceeds Purchase Date.

For purposes of paragraphs (A)(2) and (B)(2) above and for no other purpose, the following shall be deemed to be cash:

(a) the amount (without duplication) of any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet) (other than Subordinated Indebtedness or intercompany Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee of any such assets pursuant to a written agreement that releases the Issuer or such Restricted Subsidiary from further liability therefor;

(b) the amount of any securities, notes or other obligations received from such transferee that are within 180 days after such Asset Sale converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash actually so received);

(c) any assets or Equity Interests of the kind referred to in clause (B)(3)(b) and (B)(3)(c) of this covenant;

(d) accounts receivable of a business retained by the Issuer or any Restricted Subsidiary, as the case may be, following the sale of such business, provided that such accounts receivable (i) are not past due more than 60 days and (ii) do not have a payment date greater than 90 days from the date of the invoices creating such accounts receivable; and

(e) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (e), not to exceed an amount equal to 5.0% of the Issuer’s Consolidated Net Tangible Assets (determined at the time of receipt of such Designated Non-cash Consideration), with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the Indenture described under the caption “—Repurchase at the option of Holders—Change of Control” and/or the provisions described under the caption “—Limitation on mergers, consolidations, etc.” and not by the provisions of the Asset Sale covenant.

The Issuer shall reasonably determine in its sole discretion in good faith whether, and to what extent, the Net Available Proceeds of an Asset Sale is attributable to Notes Priority Collateral or ABL Priority Collateral or is invested in Notes Priority Collateral or ABL Priority Collateral, taking into account all relevant factors. In the event that ABL Priority Collateral and Notes Priority Collateral (and/or other assets not constituting Collateral) is disposed of in a single transaction or series of related transactions in which the aggregate sales price or purchase price is not allocated between the ABL Priority Collateral and Notes Priority Collateral (and/or other assets not constituting Collateral), including in connection with the sale of a Guarantor which owns assets constituting both ABL Priority Collateral and Notes Priority Collateral (and/or other assets not constituting Collateral), then, solely for purposes of the Indenture, the portion of the aggregate sales price deemed to be Net Available Proceeds from the ABL Priority Collateral, on the one hand, and Notes Priority Collateral, on the other hand (and/or proceeds of other assets not constituting Collateral), or the portion of the purchase price deemed to be invested in ABL Priority Collateral or Notes Priority Collateral, as the case may be (and/or other assets not constituting Collateral), shall be reasonably allocated by the Issuer in its sole discretion in good faith, taking into account all relevant factors.

The Issuer will comply with all applicable securities laws and regulations in the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Collateral Disposition Offer or a Net Proceeds Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Asset Sales” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Asset Sales” provisions of the Indenture by virtue of such compliance.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale under certain circumstances may be waived, modified or terminated with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. See “—Amendment, modification and waiver.”

The ABL Credit Agreement or agreements governing the Issuer’s other Indebtedness may contain prohibitions of certain events, including events that would constitute an Asset Sale. The exercise by the Holders of their right to require the Issuer to make a Collateral Disposition Offer or a Net Proceeds Offer could cause a default under these other agreements, even if the Asset Sale itself does not, due to the financial effect of such repurchases on the Issuer. In the event an Asset Sale occurs and the aggregate amount of Excess Collateral Proceeds or Excess Proceeds exceeds $30.0 million, in each case, at a time when the Issuer is prohibited from purchasing Notes, the Issuer could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain a consent or repay those borrowings, the Issuer will remain prohibited from purchasing Notes. In that case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which could, in turn, constitute an Event of Default under the other Indebtedness. Finally, the Issuer’s ability to pay cash to the Holders upon a repurchase may be limited by the Issuer’s then existing financial resources.

For purposes of any redemption described under “—Optional redemption” or any repurchase described under “Repurchase at the option of Holders” such provisions shall only apply to Separated Notes. In order to participate in any such redemption or repurchase prior to the Automatic Unit Separation Date, holders of Notes must have voluntarily separated their Units prior to the date of any notice of redemption or any offer to repurchase commencement date.

Certain covenants

Effectiveness of covenants:

If:

(a)	the Notes have an Investment Grade Rating from either of the Rating Agencies; and

(b)	no Default or Event of Default has occurred and is continuing under the Indenture,

then upon delivery by the Issuer to the Trustee of an Officers’ Certificate to the foregoing effect (the date of delivery of any such Officers’ Certificate, the “Suspension Date”), the Issuer and its Restricted Subsidiaries will thereafter, except as provided below, not be subject to the provisions of the Indenture summarized under the headings below:

•	“—Repurchase at the option of Holders—Asset sales,”

•	“—Repurchase at the option of Holders—Excess Cash Flow Offer,”

•	“—Limitation on restricted payments,”

•	“—Limitation on additional indebtedness,”

•	“—Additional guarantees” (but only with respect to any Person that is required to become a Guarantor after the date of the commencement of the applicable Suspension Date)

•	“—Limitation on dividend and other restrictions affecting restricted subsidiaries,”

•	“—Limitation on designation of unrestricted subsidiaries,”

•	“—Limitation on transactions with affiliates” and

•	clause (3) of the first paragraph of “—Certain covenants—Limitation on mergers, consolidations, etc.”

(collectively, the “Suspended Covenants”). If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by both Rating Agencies, then the Suspended Covenants will thereafter be reinstated

(the “Reinstatement Date”) and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until another Suspension Date occurs; provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between any Suspension Date and any Reinstatement Date is referred to as a “Suspension Period.”

On the Reinstatement Date, all Indebtedness incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date so that it is classified under clause (3) of the second paragraph of “—Limitation on additional indebtedness” without regard to limitations therein, any Liens incurred during the Suspension Period will be deemed incurred under clause (27) of the definition of Permitted Liens without regard to the limitations therein, and any other contract or arrangement or Investment made or entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of the covenants described under “—Limitation on dividends and other restrictions affecting restricted subsidiaries,” and “—Limitation on transactions with affiliates” and the definition of “Permitted Investments.” With respect to Restricted Payments made after the Reinstatement Date, the amount of Restricted Payments made will be calculated as under “—Limitation on restricted payments” the covenant described under “—Limitation on restricted payments” had been in effect prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on restricted payments.” During any Suspension Period and until a Reinstatement Date, the dollar amount in the Restricted Payments Basket shall remain fixed at the dollar amount that was available as of the Suspension Date that commenced such Suspension Period.

During any period when the Suspended Covenants are suspended, the Board of Directors of the Issuer may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.

Promptly following the occurrence of any Suspension Date or Reinstatement Date, the Issuer will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to (a) monitor the rating of the Notes, (b) independently determine or verify if a Suspension Date or Reinstatement Date has occurred, (c) notify the Holders of any Suspension Date or Reinstatement Date or (d) determine the consequences thereof. The Trustee may provide a copy of such Officers’ Certificate to any Holder of the Notes upon request. There can be no assurance that the Notes will ever achieve an Investment Grade Rating or that any such rating will be maintained.

Limitation on additional indebtedness

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Issuer or any Guarantor may incur additional Indebtedness (including Acquired Indebtedness), in each case, if, after giving effect thereto on a pro forma basis (including giving pro forma effect to the application of the proceeds thereof), the Issuer’s Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following incurrences of Indebtedness shall be permitted (the “Permitted Indebtedness”):

(1)

Indebtedness of the Issuer or any Restricted Subsidiary under one or more Debt Facilities in an aggregate principal amount at any time outstanding, including the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) not to exceed the greatest of (i) $200.0 million, (ii) the sum of $100.0 million plus 30% of the Issuer’s Consolidated Net Tangible Assets determined at the time of incurrence and (iii) the Borrowing Base as in effect at the time of incurrence;

(2)	Indebtedness represented by:

(a) the Notes issued on the Issue Date (excluding any Additional Notes) and the related Guarantees of the Notes;

(b) additional Pari Passu Notes Lien Indebtedness in an aggregate principal amount (including any other then-outstanding Pari Passu Notes Lien Indebtedness (other than the Notes)) not to exceed an amount such that, after giving effect to such incurrence and the use of proceeds thereof, the Pari Passu Lien Leverage Ratio would not exceed 2.0 to 1.0; and

(c) Junior Lien Indebtedness in an aggregate principal amount (including any other then-outstanding Junior Lien Indebtedness) not to exceed an amount such that, after giving effect to such incurrence and the use of proceeds thereof, the Total Secured Leverage Ratio would not exceed 2.5 to 1.0;

provided, further, that in the case of clauses 2(b) and 2(c) above, either (i) the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (ii) the Consolidated Interest Coverage Ratio of the Issuer and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio immediately prior to such incurrence;

(3)	Indebtedness of the Issuer and its Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1), (2), (4), (5), (6), (7) and (9) of this paragraph);

(4)	guarantees by (a) the Issuer or any Guarantor of Indebtedness permitted to be incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being guaranteed is Subordinated Indebtedness, then the related guarantee shall be subordinated in right of payment to the Notes or the Guarantees, as the case may be, and (b) guarantees of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors in accordance with the provisions of the Indenture;

(5)	Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary in the ordinary course of business and not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(6)	Indebtedness of the Issuer owed to and held by a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to and held by the Issuer or any other Restricted Subsidiary; provided, however, that

(a)	if the Issuer is the obligor on Indebtedness and a Restricted Subsidiary that is not a Guarantor is the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b)	if a Guarantor is the obligor on such Indebtedness and a Restricted Subsidiary that is not a Guarantor is the obligee, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; and

(c)	(i) any subsequent issuance or transfer of Equity Interests or any other event which results in any such Indebtedness being held by a Person other than the Issuer or any other Restricted Subsidiary; and

(ii) any sale or other transfer of any such Indebtedness to a Person other than the Issuer or any other Restricted Subsidiary shall be deemed, in each case of this clause (c), to constitute an incurrence of such Indebtedness not permitted by this clause (6);

(7)	Indebtedness in respect of workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance (including the financing of any insurance premiums), take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal or surety bonds in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance (including the financing of any insurance premiums), take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal or surety bonds;

(8)	Purchase Money Indebtedness or Capitalized Lease Obligations incurred by the Issuer or any Restricted Subsidiary in an aggregate principal amount, taken together with Refinancing Indebtedness in respect thereof, not to exceed at any time outstanding the greater of (a) $50.0 million and (b) 7.5% of the Issuer’s Consolidated Net Tangible Assets determined at the time of incurrence;

(9)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(10)	Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11)	Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or with respect to Indebtedness incurred pursuant to clause (2), (3) or (8) above, this clause (11), clause (15) or clause (16) below;

(12)	indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition;

(13)	additional Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (13) and then outstanding, will not exceed the greater of (a) $50.0 million and (b) 7.5% of the Issuer’s Consolidated Net Tangible Assets determined at the time of incurrence;

(14)	Indebtedness in respect of Specified Cash Management Agreements entered into in the ordinary course of business;

(15)

Indebtedness of Persons incurred and outstanding on the date on which such Person was acquired by the Issuer or any Restricted Subsidiary, or merged or consolidated with or into the Issuer or any Restricted Subsidiary or incurred by the Issuer or any Restricted Subsidiary to finance any such acquisition or merger; provided, however, that at the time such Person or assets is/are acquired by the Issuer or a Restricted Subsidiary, or merged or consolidated with the Issuer of any Restricted Subsidiary and after giving pro forma effect to the incurrence of such Indebtedness pursuant to this clause (15) and any other related Indebtedness, either (i) the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (ii) the Consolidated Interest Coverage Ratio of the Issuer and

its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio immediately prior to such acquisition, merger or consolidation; and

(16)	Indebtedness of non-Guarantor Subsidiaries not to exceed $50.0 million at any one time outstanding.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described (except that Indebtedness incurred under the ABL Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (1) above and may not be reclassified) and may later reclassify any item of Indebtedness described in clauses (1) through (16) above (provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of Indebtedness under this covenant, (i) guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness; and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Issuer as accrued.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this “—Limitation on additional indebtedness” covenant, the Issuer shall be in Default of this covenant).

Limitation on restricted payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1)	a Payment Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2)	the Issuer is not able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; and

(3)	the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clauses (2) through (12) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50.0% of Consolidated Net Income of the Issuer and its Restricted Subsidiaries for the period (taken as one accounting period) commencing on January 1, 2023 (or, if such Consolidated Net Income shall be a deficit, minus 100.0% of such deficit), plus

(b) 100.0% of the aggregate net cash proceeds received by the Issuer or its Restricted Subsidiaries on or after the Issue Date as a contribution to the Issuer’s common equity capital or from the issue or sale of Qualified Equity Interests of the Issuer, plus

(c) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made by the Issuer after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to 100.0% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment, plus

(d) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

(1)	the payment of any dividend or redemption payment or the making of any distribution within 60 days after the date of declaration thereof if, on the date of declaration, the dividend, redemption or distribution payment, as the case may be, would have complied with the provisions of the Indenture;

(2)	any Restricted Payment made in exchange for, or out of the proceeds of, the substantially concurrent issuance and sale of Qualified Equity Interests;

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “—Limitation on additional indebtedness” covenant and the other terms of the Indenture;

(4)

the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) at a purchase price not greater than 101.0% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to the covenant described under “—Repurchase at the option of Holders—Change of Control,” (b) at a purchase price not greater than 100.0% of the principal amount thereof in accordance with provisions similar to the covenant described under “—Repurchase at the option of Holders—Asset sales,” or (c) at a purchase price not greater than 100.0% of the principal amount thereof in accordance with provisions similar to the covenant described under “—Repurchase at the option of Holders—Excess Cash Flow Offer”; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer, Net Proceeds Offer, Collateral Disposition Offer or Excess Cash Flow Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer, Net Proceeds Offer, Collateral Disposition Offer or Excess Cash Flow Offer;

(5)	so long as no Default has occurred and is continuing or would result therefrom, the redemption, repurchase or other acquisition or retirement for value of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (x) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (y) pursuant to any equity subscription agreement, stock option agreement, stockholders’ agreement or similar agreement; provided, in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed (A) $5.0 million during any calendar year (with unused amounts in any calendar year being carried forward to succeeding calendar years; provided that such amount in any calendar year shall not exceed $10.0 million) plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (5), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (5); and provided further that cancellation of Indebtedness owing to the Issuer from members of management of the Issuer or any Restricted Subsidiary, not to exceed $2.5 million in the aggregate, in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(6)	(a) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests of the Issuer or other convertible securities to the extent such Equity Interests of the Issuer represent a portion of the exercise or exchange price thereof and (b) any repurchase, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants or similar rights;

(7)	so long as no Payment Default or Event of Default has occurred and is continuing or would result therefrom, dividends or distributions on Disqualified Equity Interests of the Issuer or any Restricted Subsidiary or on any Preferred Stock of any Restricted Subsidiary, in each case issued in compliance with the covenant “—Limitation on additional indebtedness” to the extent such dividends or distributions are included in the definition of Consolidated Interest Expense;

(8)	the payment of cash in lieu of fractional Equity Interests of the Issuer;

(9)	payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of assets that complies with the provisions described under the caption “—Limitation on mergers, consolidations, etc.”;

(10)	cash distributions by the Issuer to the holders of Equity Interests of the Issuer in accordance with a distribution reinvestment plan or dividend reinvestment plan to the extent such payments are applied to the purchase of Equity Interests directly from the Issuer;

(11)	[Reserved]; or

(12)	so long as no Payment Default or Event of Default has occurred and is continuing or would result therefrom, payment of other Restricted Payments from time to time in an aggregate amount since the Issue Date not to exceed $35.0 million;

provided that no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clauses (2) or (5)(B) above shall increase the Restricted Payments Basket to the extent of such payment.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on Restricted Payments denominated in a foreign currency, the U.S. dollar-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made. The amount of any Restricted Payment (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the assets or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Limitation on dividend and other restrictions affecting restricted subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(b) make loans or advances, or pay any Indebtedness or other obligation owed, to the Issuer or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness or obligations incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(c) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (a) or (b) above);

except for, in each case:

(1)	encumbrances or restrictions existing under the ABL Credit Agreement or any other agreements existing on the Issue Date;

(2)	encumbrances or restrictions existing under the Indenture, the Notes and the Guarantees, the Intercreditor Agreement and the Security Documents;

(3)	any instrument governing Acquired Indebtedness or Equity Interests of a Person acquired by the Issuer or any of its Restricted Subsidiaries, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(4)	any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after acquired property);

(5)	any amendment, restatement, modification, renewal, increases, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2), (3), (4) or (10) or this clause (5); provided, however, that such amendments, restatements, modifications, renewals, increases, supplements, refunding, replacements or refinancing are, in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, than the encumbrances and restrictions contained in the agreements referred to in such clauses on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(6)	encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(7)	non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(8)	in the case of clause (c) above, Liens permitted to be incurred under the provisions of the covenant described under “—Limitation on liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(9)	restrictions imposed under any agreement to sell Equity Interests or assets, as permitted under the Indenture, to any Person pending the closing of such sale;

(10)	(A) any other agreement governing Indebtedness or other obligations entered into after the Issue Date that contains encumbrances and restrictions that in the good faith judgment of the Issuer are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date pursuant to agreements in effect on the Issue Date or those contained in the Indenture, the Notes and the Guarantees or (B) any such encumbrance or restriction contained in agreements or instruments governing such Indebtedness that is customary and does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Issuer in good faith, to make scheduled payments of cash interest and principal on the Notes when due;

(11)	customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements entered into in the ordinary course of business that restrict the disposition or distribution of ownership interests in or assets of such partnership, limited liability company, joint venture, corporation or similar Person;

(12)	Purchase Money Indebtedness and any Refinancing Indebtedness in respect thereof incurred in compliance with the covenant described under “—Limitation on additional indebtedness” that imposes restrictions of the nature described in clause (c) above on the assets acquired;

(13)	restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(14)	any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Issuer or any other Restricted Subsidiary other than the assets and property so acquired;

(15)

with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (B) the Issuer determines that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors or senior management of the Issuer, whose determination shall be conclusive; and

(16)	supermajority voting requirements existing under corporate charters, by-laws, stockholders agreements and similar documents and agreements.

Limitation on transactions with affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”) involving aggregate payments or consideration to or from the Issuer or a Restricted Subsidiary in excess of $5.0 million with respect to any single transaction or series of related transactions, unless:

(1)	the terms of such Affiliate Transaction either (i) are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could reasonably be expected to have been obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate, or (ii) if in the good faith judgment of the Issuer’s Board of Directors or senior management no comparable transaction is available with which to compare such Affiliate Transaction, are otherwise fair to the Issuer or such Restricted Subsidiary from a financial point of view; and

(2)	the Issuer delivers to the Trustee, (a) with respect to any Affiliate Transaction involving aggregate value in excess of $20.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and (b) with respect to any Affiliate Transaction involving aggregate value in excess of $40.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and which sets forth and authenticates a resolution that has been approved by the Board of Directors of the Issuer, including a majority of the disinterested members of the Board of Directors of the Issuer, if any.

The foregoing restrictions shall not apply to:

(1)	transactions to the extent between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries;

(2)	reasonable director, trustee, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan), payments or loans (or cancellation of loans) to employees of the Issuer and indemnification arrangements, in each case, as determined in good faith by the Issuer’s Board of Directors or senior management;

(3)	Permitted Investments or Restricted Payments which are made in accordance with the covenant described under “—Limitation on restricted payments”;

(4)	any agreement in effect on the Issue Date or as thereafter amended or replaced in any manner that, taken as a whole, is not materially less advantageous to the Issuer than such agreement as it was in effect on the Issue Date;

(5)	any transaction with a Person (other than an Unrestricted Subsidiary of the Issuer) which would constitute an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person;

(6)	transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of the Board of Directors of the Issuer or the senior management of the Issuer, such transactions are on terms not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Issuer;

(7)	the issuance or sale of any Qualified Equity Interests of the Issuer and the granting of registration and other customary rights in connection therewith to, or the receipt of capital contributions from, Affiliates of the Issuer;

(8)	payments to an Affiliate in respect of the Notes or any other Indebtedness of the Issuer or any of its Restricted Subsidiaries on the same basis as concurrent payments are made or offered to be made in respect thereof to non-Affiliates;

(9)	any transaction in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

(10)	any transaction where the only consideration paid by the Issuer or the relevant Restricted Subsidiary is Qualified Equity Interests of the Issuer;

(11)	transactions between the Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of the Issuer or any direct or indirect parent company of the Issuer, and such director is the sole cause for such Person to be deemed an Affiliate of the Issuer or any Restricted Subsidiary; provided, however, that such director shall abstain from voting as a director of the Issuer or such direct or indirect parent company, as the case may be, on any matter involving such other Person; and

(12)	the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes to be used by such Person to pay taxes, and which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis.

Limitation on liens

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (an “Initial Lien”) of any kind (other than Permitted Liens) upon any of their property or assets (including Equity Interests of any Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness, unless:

(A) if the Issuer or any Guarantor, directly or indirectly, shall create, incur, assume or permit or suffer to exist any Lien of any kind upon any of their property or assets (including Equity Interests of any Subsidiary), whether owned at the Issue Date or thereafter acquired, (x) in the case of Liens securing any of the ABL Obligations, Pari Passu ABL Lien Indebtedness or Pari Passu Notes Lien Indebtedness, the Issuer or such Guarantor, as the case may be, shall, contemporaneously with the incurrence of such Lien, grant at least a first- or second-priority Lien consistent with the relative Lien priority set forth in the Intercreditor Agreement subject to Permitted Liens, upon such property or asset as security for the Notes and the Guarantees pursuant to the Intercreditor Agreement and any other applicable intercreditor agreement, (y) in the case of Liens securing Junior Lien

Obligations, the Issuer or such Guarantor, as the case may be, shall, contemporaneously with the incurrence of such Lien, grant a priority Lien relative to such Junior Lien Obligations subject to Permitted Liens, upon such property or asset as security for the Notes and the Guarantees pursuant to the Junior Lien Intercreditor Agreement or other applicable intercreditor agreement and (z) to the extent the Issuer or any Guarantor incurs a Lien on any Material Real Property in respect of any Indebtedness (other than pursuant to a Permitted Lien), the Issuer or any such Guarantor shall grant a lien on such Material Real Property for the Notes and the Guarantees that is of at least pari passu lien priority with the Lien securing such other Indebtedness and which mortgage or deed of trust, as applicable, in favor of the Notes Collateral Agent, contains customary terms including customary changes to account for the role of the Notes Collateral Agent and shall provide to the Notes Collateral Agent such other documents as are required to be delivered in connection with the mortgages and deeds of trust securing such other Indebtedness; and

(B) any such Lien granted to secure the Notes pursuant to clause (B) above on property or assets (which property or assets would not otherwise constitute Collateral other than as required by clause (B) above) shall be automatically and unconditionally released and discharged in all respects upon (i) the release and discharge of the other Lien to which it relates (except a release and discharge upon payment of the obligation secured by such Lien during the pendency of any Default or Event of Default under the Indenture, in which case such Liens shall only be discharged and released upon payment of the Notes or cessation of such Default or Event of Default) or (ii) in the case of any such Lien in favor of any Guarantee, upon the termination and discharge of such Guarantee in accordance with the terms of the Indenture.

Notwithstanding the foregoing, the Issuer and the Guarantors shall not be required to grant a Lien as security for the Notes on any Excluded Securities Collateral.

Limitation on designation of unrestricted subsidiaries

The Board of Directors of the Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) of the Issuer as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)	no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)	the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the covenant described under “—Limitation on restricted payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless:

(1)	all of the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of Designation, consist of Non-Recourse Debt, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except for any guarantee of Indebtedness of such Subsidiary by the Issuer or a Restricted Subsidiary that is permitted as both an incurrence of Indebtedness and an Investment (in each case in an amount equal to the amount of such Indebtedness so guaranteed) permitted by the covenants described under “—Limitation on additional indebtedness” and “—Limitation on restricted payments”;

(2)

except as permitted by the covenant described under “—Limitation on transactions with affiliates,” on the date such Subsidiary is Designated an Unrestricted Subsidiary, such Subsidiary is not party to any agreement, contract, arrangement or understanding (other than a guarantee permitted under clause

(1) above) with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are not materially less favorable to the Issuer or the Restricted Subsidiary than those that could reasonably be expected to have been obtained at the time from Persons who are not Affiliates of the Issuer; and

(3)	such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests of such Person or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results (in each case other than a guarantee permitted under clause (1) above or to the extent treated as an Investment permitted by the covenant described under “—Limitation on restricted payments”).

Any such Designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such Designation and an Officers’ Certificate certifying that such Designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under the covenant described under “—Limitation on additional indebtedness” or the Lien is not permitted under the covenant described under “—Limitation on liens,” the Issuer shall be in default of the applicable covenant.

The Board of Directors of the Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)	no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2)	all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

Any such Redesignation shall be evidenced to the Trustee by filing with the Trustee an Officers’ Certificate certifying that such Redesignation complies with the foregoing conditions.

Limitation on mergers, consolidations, etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, consolidate, or merge with or into another Person (whether or not the Issuer is the surviving Person), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer and its Restricted Subsidiaries (taken as a whole) to any Person unless:

(1)	either:

(a) the Issuer will be the surviving or continuing Person; or

(b) the Person (if other than the Issuer) formed by or surviving or continuing from such consolidation or merger or to which such sale, lease, transfer, conveyance or other disposition or assignment shall be made (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or of any State of the United States or the District of Columbia, and the Successor expressly assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture, the Security

Documents and the Intercreditor Agreement and the Successor shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such Successor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; provided that if the Successor is not a corporation, a Restricted Subsidiary that is a corporation expressly assumes as co-obligor all of the obligations of the Issuer under the Indenture and the Notes pursuant to a supplemental indenture to the Indenture executed and delivered to the Trustee;

(2)	immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;

(3)	immediately after giving pro forma effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (i) the Issuer or its Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (ii) the Consolidated Interest Coverage Ratio for the Issuer or its Successor, as the case may be, and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio prior to such transaction; and

(4)	the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that such merger, consolidation or transfer and such agreement and/or supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except in circumstances under which the Indenture provides for the release of the Guarantee of a Guarantor as described under the caption “—Guarantees,” no Guarantor will, and the Issuer will not permit any Guarantor to, directly or indirectly, consolidate or merge with or into another Person (whether or not the Guarantor is the surviving Person), unless either:

(1)

(a) (i) such Guarantor will be the surviving or continuing Person; or (ii) the Person (if other than such Guarantor) formed by or surviving any such consolidation or merger is the Issuer or another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Guarantee of such Guarantor and the Indenture, the Security Documents and the Intercreditor Agreement and the successor Guarantor shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such successor Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger or consolidation and such agreements and/or supplemental indenture (if any) comply with the Indenture; or

(2)	the transaction does not violate the covenant described under “—Repurchase at the option of Holders—Asset sales.”

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Upon any consolidation or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Guarantee, as applicable, the surviving entity formed by such consolidation or merger or into which the Issuer or such Guarantor is merged or the Person to which the sale, conveyance, lease, transfer, disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Guarantee, the Indenture, the Security Documents and the Intercreditor Agreement, as the case may be, with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes or its Guarantee, as the case may be, the Indenture, the Security Documents and the Intercreditor Agreement.

Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate or merge with or into or convey, transfer, sell, dispose, assign or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary and (ii) the Issuer or any Guarantor may (a) consolidate or merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or part of its properties and assets to the Issuer or another Guarantor or (b) merge with a Restricted Subsidiary of the Issuer solely, with respect to this clause (b) for the purpose of reincorporating the Issuer or Guarantor in a State of the United States or the District of Columbia.

Additional guarantees

If any Restricted Subsidiary of the Issuer that is not already a Guarantor shall guarantee any Indebtedness of the Issuer or any Guarantor under any Debt Facility (including the ABL Credit Agreement but excluding the Canadian Borrower’s obligations in respect thereof), then the Issuer shall, within 30 days thereof, cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a Guarantor with respect to the Notes, upon the terms and subject to the release provisions and other limitations described under “—Guarantees.”

Each Restricted Subsidiary that becomes a Guarantor on or after the Issue Date shall, also within five Business Days thereof, become a party to the applicable Security Documents, the Intercreditor Agreement and, to the extent required by the Indenture, shall as promptly as practicable execute and deliver such security instruments, financing statements, certificates, Officers’ Certificates and Opinions of Counsel (to the extent, and substantially in the form, delivered on the Issue Date) as may be necessary to vest in the Notes Collateral Agent a perfected first- or second-priority security interest, as the case may be (subject to Permitted Liens), in properties and assets that constitute Collateral as security for the Notes or the Guarantees and as may be necessary to have such property or asset added to the applicable Collateral as required under the Security Documents and the Indenture, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

Notwithstanding the foregoing, a Foreign Subsidiary is not required to become a Guarantor hereunder if the accession of such Subsidiary as a Guarantor could reasonably be expected (in good faith by the Issuer but in its sole determination) to result in material adverse tax consequences to the Issuer and its Restricted Subsidiaries and so long as the Holders’ ability to receive payment in full with respect to the Obligations under the Indenture and the Notes will not be impaired (it being understood that the materiality of such adverse tax consequences of guaranteeing the Notes by such Foreign Subsidiary shall be analyzed with respect to the incremental tax burden of the guarantee of the Notes and not the initial guarantee of Indebtedness by such Foreign Subsidiary).

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Trustee and the Holders, or, to the extent permitted by the SEC, file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (or any successor system) within the time periods specified in the SEC’s rules and regulations after giving effect to any applicable grace periods therein:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports;

provided that the above information will not be required to contain (a) the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X, (b) any financial statements of unconsolidated subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X, (c) any information contemplated by Rule 3-16 of Regulation S-X, (d) any schedules required by Regulation S-X, or (e) in each such case, any successor provisions. If the Issuer becomes a Subsidiary of any parent company, which parent company provides a guarantee of the Notes, then the reports required to be filed pursuant to this covenant by the Issuer may instead by filed by such parent in lieu thereof.

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, and such Unrestricted Subsidiaries, individually or taken together, would constitute a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries excluding the Unrestricted Subsidiaries.

So long as any Notes are outstanding (unless restricted by law, including in connection with any proposed securities offering), the Issuer will also:

(1)	not later than fifteen Business Days after filing or furnishing a copy of each of the reports referred to in clause (1) of the first paragraph of this “Reports” covenant with the SEC or the Trustee and the Holders, hold a conference call to discuss the results of operations for the relevant reporting period, with the opportunity to ask questions of management (the Issuer may satisfy the requirements of this clause (1) by holding the required conference call within the time period required by this clause (1) as part of any earnings call of the Issuer or any parent); and

(2)	issue a press release or otherwise publicly announce no fewer than two Business Days prior to the date of the conference call required to be held in accordance with this paragraph, announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders, prospective investors, broker-dealers and securities analysts to contact the appropriate person at the Issuer to contact the appropriate person at the Issuer to obtain such information.

To the extent the Issuer is not required to file any of the reports required by this covenant with the SEC, the Issuer shall (i) maintain a public website on which the reports required by this covenant are posted along with details regarding the times and dates of conference calls required above and information on how to obtain access to such conference calls or (ii) file such reports electronically with the SEC through EDGAR (or any successor system).

Any and all Defaults arising from a failure to furnish in a timely manner any information or notice required by this covenant shall be deemed cured (and the Issuer shall be deemed to be in compliance with this covenant) upon furnishing such information or notice as contemplated by this covenant (but without regard to the date on which such information or notice is so furnished).

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s, any Guarantor’s or any other person’s compliance with any of the covenants under the Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s, any Guarantor’s or any other person’s compliance with any of the covenants described herein or to determine whether such reports, information or documents have been posted on any website or other online data system or filed with the SEC through EDGAR (or other applicable system) or to participate in any conference calls.

Events of default

Each of the following is an “Event of Default”:

(1)	failure to pay interest on any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days;

(2)	failure to pay principal of or premium, if any, on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, required purchase, acceleration or otherwise;

(3)	failure by the Issuer or any of its Restricted Subsidiaries to comply with any of their respective agreements or covenants described above under “—Certain covenants—Limitation on mergers, consolidations, etc.,” or failure by the Issuer to comply in respect of its obligations to make a Change of Control Offer as described under “—Repurchase at the option of Holders—Change of Control,” a Net Proceeds Offer or Collateral Disposition Offer as described under “—Repurchase at the option of Holders—Asset sales,” or an Excess Cash Flow Offer as described under “—Repurchase at the option of Holders—Excess Cash Flow Offer”;

(4)

(a) except with respect to the covenant described under the heading “—Certain covenants—Reports” or as described in clause (3) above, failure by the Issuer or any Restricted Subsidiary to comply with any other covenant or agreement contained in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding or (b) failure by the Issuer for 180 days after notice of the failure has been given to the Issuer by the Trustee or to the Issuer and the

Trustee by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding to comply with the covenant described under the heading “—Certain covenants—Reports”;

(5)	default by the Issuer or any Restricted Subsidiary under any mortgage, indenture or other instrument or agreement under which there is issued or by which there is secured or evidenced Indebtedness for borrowed money by the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)	is caused by a failure to pay at its Stated Maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or

(b)	results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $50.0 million or more, and in any such case, such Indebtedness is not repaid or such failure to pay is not cured or such acceleration is not rescinded, annulled or otherwise cured within 30 days;

(6)	one or more judgments (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of $50.0 million shall be rendered against the Issuer or any of its Significant Subsidiaries and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(7)	certain events of bankruptcy affecting the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary;

(8)	any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of the Indenture); or

(9)	the occurrence of any of the following:

(a) any Security Document or any obligation under the Intercreditor Agreement is held in any judicial proceeding to be unenforceable or invalid in any material respect or ceases for any reason to be in full force and effect in any material respect, other than in accordance with the terms of the Indenture, the relevant Security Documents or the Intercreditor Agreement; provided that it will not be a Default if the sole result is that any Lien with a fair market value of not more than $20.0 million ceases to be enforceable;

(b) with respect to any Collateral having a fair market value in excess of $20.0 million, individually or in the aggregate, (x) the failure of the security interest with respect to such Collateral under the Security Documents, at any time, to be in full force and effect in any material respect for any reason other than in accordance with the terms of the relevant Security Documents and the terms of the Indenture or the Intercreditor Agreement, as applicable, and other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture if such failure continues for 60 days or (y) the assertion by the Issuer or any Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable; provided that it will not be an Event of Default if such condition results from the action or inaction of the Trustee or the Notes Collateral Agent; or

(c) the Issuer or any Subsidiary that is a Guarantor (or any such Guarantors that taken together would constitute a Subsidiary), or any Person acting on behalf of any of them, denies or disaffirms, in writing, any material obligation of the Issuer or such Subsidiary that is a Guarantor (or such Guarantors that taken together would constitute a Subsidiary) set forth in or arising under the Indenture, the Intercreditor Agreement or any Security Document.

If an Event of Default (other than an Event of Default specified in clause (7) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all principal of and accrued and unpaid interest on the Notes to be due and payable. Upon such acceleration declaration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (8) occurs with respect to the Issuer, the aggregate principal of and accrued and unpaid interest on all outstanding Notes shall become due and payable without any further action or notice to the extent permitted by applicable law.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders of the Notes notice of any Default (except an Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to determine whether or not any such direction is unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction) and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes (subject to the Intercreditor Agreement) unless:

(1)	the Holder gives the Trustee written notice of a continuing Event of Default;

(2)	the Holder or Holders of at least 25.0% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the contractual right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right will not be modified without the consent of the Holder.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee and the Notes Collateral Agent may, on behalf of the Holders of all of the Notes, waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest or premium, or the principal of, the Notes.

The Issuer is required to deliver to the Trustee and the Notes Collateral Agent annually a statement regarding compliance with the Indenture and, within 30 days after any Officer of the Issuer becomes aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto. The Issuer will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Pursuant to the terms of the Intercreditor Agreement, prior to the discharge of the first-priority Liens securing the ABL Obligations, the Holders of the Notes will not be able to direct the Notes Collateral Agent with respect to the enforcement of the ABL Priority Collateral.

In the case of an Event of Default under the Indenture and the acceleration of the Notes, the Units will immediately separate as described in “Description of the units—Automatic Unit Separation Date” and the Units shall be cancelled.

Legal defeasance and covenant defeasance

The Issuer may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes and all obligations of any Guarantors discharged with respect to their Guarantees (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire obligations represented by the Notes and the Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to:

(1)	rights of Holders of outstanding Notes to receive payments in respect of the principal of and interest, if any, on such Notes when such payments are due from the trust funds referred to below;

(2)	the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trust, duties, and immunities of the Trustee, and the obligations of the Issuer and the Guarantors in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

If the Issuer exercises the Legal Defeasance option, the Liens on the Collateral will be released and the Guarantees in effect at such time will automatically be released.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to the provisions of the Indenture described above under “—Repurchase at the option of Holders—Change of Control” and under “—Certain covenants” (other than the covenant described under “—Certain covenants—Limitation on mergers, consolidations, etc.,” except to the extent described below) and the limitation imposed by clause (3) under “—Certain covenants—Limitation on mergers, consolidations, etc.” (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a Default. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance. If the Issuer exercises the Covenant Defeasance option, the Liens on the Collateral will be released and the Guarantees in effect at such time will automatically be released.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest (which in the case of a deposit of U.S. Government Obligations will be in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer and delivered to the Trustee), to pay the principal of and interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be,

(2)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or

(b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)	in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)	no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings),

(5)	the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(6)	the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7)	the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that the conditions precedent provided for in clauses (1) through (6) have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s obligations and the obligations of the Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and discharge

The Indenture and the Security Documents will be discharged and will cease to be of further effect (except as to rights, protections and immunities of the Trustee and the Notes Collateral Agent) as to all outstanding Notes and security granted for the Notes and the Guarantees when either:

(1)	all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)	(i) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under “—Optional redemption,” and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest (which in the case of a deposit of U.S. Government Obligations will be in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer and delivered to the Trustee) to pay and discharge the entire Indebtedness (including all principal and accrued interest, if any) on the Notes not theretofore delivered to the Trustee for cancellation (provided that if such redemption is made as provided under “—Optional redemption—Redemption at applicable premium,” (x) the amount of cash in U.S. dollars, non-callable government securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined by such date) (any such amount, the “Applicable Premium Deficit”) (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such Applicable Premium Deficit is in fact paid); provided, that the Trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid after any satisfaction and discharge of the Indenture and that any Applicable Premium Deficit will be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption,

(a) the Issuer has paid all other sums payable by it under the Indenture, and

(b) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge of the Indenture have been complied with. Upon the satisfaction and discharge of the Indenture, all Collateral securing the Notes and the Guarantees will be automatically released (without the need for any action by any party).

Amendment, supplement and waiver

Except as otherwise provided in the next two succeeding paragraphs, the Indenture, the Guarantees, the Notes or the Security Documents (subject to compliance with the Intercreditor Agreement) may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture, the Notes, the Guarantees or the Security Documents may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding.

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)	reduce, or change the maturity of, the principal of any Note;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)	reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than the notice provisions) or waive any payment with respect to the redemption of the Notes; provided, however, that solely for the avoidance of doubt, and without any other implication, any purchase or repurchase of Notes (including pursuant to the covenants described above under the captions “—Repurchase at the option of Holders—Change of Control” and “—Repurchase at the option of Holders—Asset sales”) shall not be deemed a redemption of the Notes;

(4)	make any Note payable in money or currency other than that stated in the Notes;

(5)	modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Guarantee in a manner that adversely affects the Holders;

(6)	reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7)	waive a default in the payment of principal of or premium or interest, if any, on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(8)	modify the contractual rights of Holders to receive payments of principal of or interest, if any, on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9)	release any Guarantor from any of its obligations under its Guarantee or the Indenture, except as permitted by the Indenture;

(10)	modify or change the obligation of the Issuer to make and consummate a Collateral Disposition Offer with respect to any Asset Sale of Notes Priority Collateral in accordance with the covenant described under the caption “—Repurchase at the option of Holders—Asset sales” after the obligation to make such a Collateral Disposition Offer has arisen; or

(11) make any change in these amendment and waiver provisions.

In addition, without the consent of the Holders of at least 66 2/3% of the principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), no amendment, supplement or waiver may amend any of the Security Documents or the Indenture if such amendment, supplement or waiver has the effect of releasing all or substantially all of the Collateral from the Liens of the Indenture or any Security Document.

Notwithstanding the foregoing, the Issuer, the Trustee and the Notes Collateral Agent may amend the Indenture, the Guarantees, the Notes or any Security Document without the consent of any Holder:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders and under the Security Documents in the case of a merger, consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, or sale, lease, transfer, conveyance or other disposition or assignment in accordance with “—Certain covenants—Limitation on mergers, consolidations, etc.”;

(4)	to add any Guarantee or to effect the release of any Guarantor from any of its obligations under its Guarantee or the provisions of the Indenture (to the extent in accordance with the Indenture);

(5)	to make any change that would provide any additional rights or benefits to the Holders or does not materially adversely affect the rights of any Holder;

(6)	for the benefit of the Holders to secure the Notes or any Guarantees or any other obligation under the Indenture;

(7)	to evidence and provide for the acceptance of appointment by a successor Trustee or a successor Notes Collateral Agent;

(8)	to conform the text of the Indenture, the Notes, the Guarantees or the Security Documents to any provision of the “Description of notes,” “Description of the units” or “Description of our common stock” sections of this prospectus supplement to the extent that such provision in the “Description of notes,” “Description of the units” or “Description of our common stock” sections of this prospectus supplement, as applicable, was intended to be a substantially verbatim recitation of a provision of the Indenture, the Notes, the Guarantees or the Security Documents, as evidenced by an Officers’ Certificate of the Issuer;

(9)	to provide for the issuance of Additional Notes in accordance with the Indenture and the Intercreditor Agreement;

(10)	make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents;

(11)	grant any Lien for the benefit of the holders of any future Pari Passu Notes Lien Indebtedness, Pari Passu ABL Lien Indebtedness or Junior Lien Indebtedness in accordance with and as permitted by the terms of the Indenture and the Intercreditor Agreement (and, with respect to Junior Lien Indebtedness, any Junior Lien Intercreditor Agreement);

(12)	add additional secured parties to the Intercreditor Agreement to the extent Liens securing obligations held by such parties are permitted under the Indenture;

(13)	mortgage, pledge, hypothecate or grant a security interest in favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders of the Notes as additional security for the payment and performance of the Issuer’s and any Guarantor’s obligations under the Indenture, in any property or assets, including any property, assets or Material Real Property which is required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Notes Collateral Agent in accordance with the terms of the Indenture or otherwise; or

(14)	provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) and the Intercreditor Agreement in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of the Indenture, the Intercreditor Agreement and the relevant Security Documents.

In addition, the Holders of the Notes will be deemed to have consented for purposes of the Security Documents and the Intercreditor Agreement to any of the following amendments, waivers and other modifications to the Security Documents and the Intercreditor Agreement:

(1)	(A) to add other parties (or any authorized agent thereof or trustee therefor) holding Pari Passu Notes Lien Indebtedness that are incurred in compliance with the ABL Credit Agreement and the Notes Documents and (B) to establish that the Liens on any Collateral securing such Pari Passu Notes Lien Indebtedness shall rank equally with the Liens on such Collateral securing the obligations under the Indenture, the Notes and the Guarantees;

(2)	(A) to add other parties (or any authorized agent thereof or trustee therefor) holding Pari Passu ABL Lien Indebtedness that is incurred in compliance with the ABL Credit Agreement and the Notes Documents, (B) to establish that the Liens on any Collateral securing such Pari Passu ABL Lien Indebtedness shall rank equally with the Liens on such Collateral securing the ABL Obligations and senior to the Liens on such ABL Priority Collateral securing any obligations under the Indenture, the Notes and the Guarantees, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment and (C) to establish that the Liens on any Notes Priority Collateral securing such Pari Passu ABL Lien Indebtedness shall be junior and subordinated to the Liens on such Notes Priority Collateral securing any obligations under the Indenture, the Notes and the Guarantees, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment;

(3)	to establish that the Liens on any ABL Priority Collateral securing any Indebtedness replacing the ABL Credit Agreement permitted to be incurred under clause (1) of the second paragraph of the covenant described under “—Certain covenants—Limitation on additional indebtedness” shall be senior to the Liens on such ABL Priority Collateral securing any obligations under the Indenture, the Notes and the Guarantees, and that any obligations under the Indenture, the Notes and the Guarantees shall continue to be secured on a first-priority basis by the Notes Priority Collateral and on a second-priority basis on the ABL Priority Collateral; and

(4)	upon any cancellation or termination of the ABL Credit Agreement without a replacement thereof, to establish that the ABL Priority Collateral shall become Notes Priority Collateral.

Any such additional party, the ABL Collateral Agent, the Trustee and the Notes Collateral Agent shall be entitled to rely upon an Officers’ Certificate certifying that such Pari Passu Notes Lien Indebtedness or Pari Passu ABL Lien Indebtedness, as the case may be, was issued or borrowed in compliance with the ABL Credit Agreement and the Notes Documents, and no Opinion of Counsel shall be required in connection therewith.

The Holders of the Notes also will be deemed to have consented for purposes of the Indenture, the Security Documents and the Intercreditor Agreement to the execution and delivery by the Trustee and Collateral Agent of a Junior Lien Intercreditor Agreement to the extent it is approved by the ABL Collateral Agent or, if the ABL Credit Agreement has been replaced, any other agent for the holders of ABL Obligations.

The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

After an amendment under the Indenture, the Security Documents or the Intercreditor Agreement becomes effective, the Issuer is required to deliver to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or effect the validity of the amendment.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment. Notwithstanding the foregoing, any payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or the Guarantees in connection with an exchange offer, the Company and any of its Restricted Subsidiaries may exclude (i) any Holder or beneficial owner that is not a qualified institutional buyer or an institutional accredited investor, (ii) any non-U.S. Person, (iii) any Holder or beneficial owner of Notes in any jurisdiction (other than the United States) where the inclusion of such Holders or beneficial owners would require the Company or any such Restricted Subsidiary to comply with the registration requirements or other similar requirements under any securities laws of such jurisdiction or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, Holders or beneficial owners in such jurisdiction would be unlawful, in each case as determined by the Company, in its sole discretion.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator, or stockholder of the Issuer or any Guarantor will have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantees, the Intercreditor Agreement or the Security Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

Concerning the Trustee

U.S. Bank Trust Company, National Association will be appointed by the Issuer as Registrar and Paying Agent with regard to the Notes and as the Notes Collateral Agent under the Indenture, the Security Documents and the Intercreditor Agreement. The Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing law

The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York. The Security Documents and the Intercreditor Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“ABL Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as the administrative agent under the ABL Credit Agreement, or any successor representative acting in such capacity.

“ABL Collateral Agent” means JPMorgan Chase Bank, N.A. in its capacity as the collateral agent under the ABL Credit Agreement, or any successor representative acting in such capacity.

“ABL Credit Agreement” means that certain Credit Agreement, dated as of October 25, 2018, as amended by the First Amendment to the Credit Agreement dated as of the Issue Date, by and among the Issuer, as U.S. borrower, Nine Energy Canada Inc., as Canadian borrower (the “Canadian Borrower”), JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders and other agents party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as such agreement or facility may be amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder, changing the maturity or adding or removing Subsidiaries as borrowers or guarantors thereunder and whether or not with the same agents, lenders, investors or holders) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“ABL Documents” means the ABL Credit Agreement, any additional credit agreement, note purchase agreement, indenture or other agreement related thereto and all other loan or note documents, collateral or security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the ABL Credit Agreement or any Pari Passu ABL Lien Indebtedness, as such agreements or instruments may be amended, supplemented, modified, restated, replaced, renewed, refunded, restructured, increased or refinanced from time to time.

“ABL Obligations” means all Indebtedness, liabilities and obligations (of every kind or nature) incurred or arising under or relating to the ABL Documents that is secured by a Permitted Lien described under clause (17) of the definition thereof, and all other obligations of the Issuer or any Guarantor in respect thereof.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business) existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business), other than the Issuer or a Restricted Subsidiary, existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)	1.0% of the principal amount of such Note; and

(2)	the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Note at February 1, 2026 (such redemption price being set forth in the table appearing above under the caption “—Optional redemption—General”) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through February 1, 2026, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to be redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months); over

(b) the principal amount of such Note.

“asset” means any asset or property, including, without limitation, Equity Interests.

“Asset Acquisition” means:

(1)	an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

(2)	the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person (other than a Restricted Subsidiary of the Issuer) or any division or line of business of any such other Person (other than in the ordinary course of business).

“Asset Sale” means:

(1)	any sale, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business; or

(2)	any issuance of Equity Interests of a Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain covenants—Limitation on additional indebtedness”) to any Person other than the Issuer or any Restricted Subsidiary in one transaction or a series of related transactions (the actions described in these clauses (1) and (2), collectively, for purposes of this definition, a “transfer”).

For purposes of this definition, the term “Asset Sale” shall not include:

(1)	transfers of cash or Cash Equivalents;

(2)	transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenants described under “—Repurchase at the option of Holders—Change of Control” or “—Certain covenants—Limitation on mergers, consolidations, etc.”;

(3)	Permitted Investments and Restricted Payments permitted under the covenant described under “—Certain covenants—Limitation on restricted payments”;

(4)	the creation of or realization on any Permitted Lien and any disposition of assets resulting from the enforcement or foreclosure of any such Permitted Lien;

(5)	transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(6)	sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other Intellectual Property Collateral, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of the Issuer and the Restricted Subsidiaries (other than as would have a material adverse effect on the value of the Collateral or the ability of the Notes Collateral Agent or the Holders of the Notes to realize the benefits of, and intended to be afforded by, the Collateral);

(7)	a disposition of inventory in the ordinary course of business;

(8)	a disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring and similar arrangements;

(9)	the trade or exchange by the Issuer or any Restricted Subsidiary of any asset for any other asset or assets that are used in a Permitted Business; provided that the Fair Market Value of the asset or assets received by the Issuer or any Restricted Subsidiary in such trade or exchange (including any cash or Cash Equivalents) is at least equal to the Fair Market Value (as determined in good faith by the Board of Directors or an executive officer of the Issuer or of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the asset or assets disposed of by the Issuer or any Restricted Subsidiary pursuant to such trade or exchange; and, provided, further, that if any cash or Cash Equivalents are used in such trade or exchange to achieve an exchange of equivalent value, that the amount of such cash and/or Cash Equivalents received shall be deemed proceeds of an “Asset Sale,” subject to clause (15) below; provided, further that to the extent the assets that are the subject of the trade or exchange are Collateral, the asset or assets received shall also be Collateral of the same priority as the asset disposed of and which are thereupon with their acquisition added to the Collateral securing the Notes;

(10)	dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between joint venture parties set forth in, joint venture agreements or any similar binding arrangements;

(11)	[Reserved];

(12)	the disposition of assets received in settlement of debts accrued in the ordinary course of business;

(13)	the surrender or waiver in the ordinary course of business of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind;

(14)	dispositions of Equity Interests in or Indebtedness of an Unrestricted Subsidiary; and

(15)	any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $15.0 million per occurrence.

“Automatic Unit Separation Date” shall have the meaning set forth in this prospectus supplement.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person and (ii) in any other case, the functional equivalent of the foregoing or, in each case, any duly authorized committee of such body.

“Borrowing Base” means, with respect to the borrowings under the ABL Credit Agreement and any amendment to and/or modification or replacement thereof in the form of an asset-based borrowing base credit facility, so long as lenders holding at least 66 2/3% of the commitments thereunder are commercial banks regulated by either (a) the U.S. Office of the Comptroller of the Currency, (b) the Federal Deposit Insurance Corporation or (c) the Federal Reserve Board of Governors, as of the date of determination, an amount equal to the sum, without duplication, of (i) 85.0% of the net book value of the Issuer’s and its Restricted Subsidiaries’ accounts receivable at such date and (ii) 60.0% of the net book value of the Issuer’s and its Restricted Subsidiaries’ inventories at such date, as determined by the lenders or administrative agent thereunder, in accordance with customary practices and standards for U.S. asset-based borrowing base credit facilities.

Net book value shall be determined in accordance with GAAP and shall be calculated using amounts reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in Houston, Texas or the State of New York are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP. Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect and applicable to the Issuer on the Issue Date shall be deemed not to be a Capitalized Lease.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP, excluding liabilities resulting from a change in GAAP subsequent to the date of the Indenture, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means:

(1)	marketable obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of such government is pledged in support thereof), maturing within one year of the date of acquisition thereof;

(2)	demand and time deposits and certificates of deposit of any lender under any Debt Facility or any Eligible Bank organized under the laws of the United States, any state thereof or the District of Columbia or a U.S. branch of any other Eligible Bank maturing within one year of the date of acquisition thereof;

(3)	commercial paper issued by any Person incorporated in the United States rated at least A1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s or an equivalent rating by a nationally recognized rating agency if both S&P and Moody’s cease publishing ratings of commercial paper issuers generally, and in each case maturing not more than one year after the date of acquisition thereof;

(4)	repurchase obligations with a term of not more than one year for underlying securities of the types described in clause (1) above entered into with any Eligible Bank and maturing not more than one year after such time;

(5)	securities issued and fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority thereof, rated at least A by Moody’s or S&P and having maturities of not more than one year from the date of acquisition;

(6)	investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above;

(7)	demand deposit accounts maintained in the ordinary course of business; and

(8)	in the case of any Subsidiary of the Issuer organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following events:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder;

(2)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner of (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), or controls, directly or indirectly, Voting Stock representing more than 50.0% of the voting power of the total outstanding Voting Stock of the Issuer on a fully diluted basis, in each case other than as a result of a merger or consolidation as a result of which the beneficial owners of the Issuer’s Voting Stock immediately prior to the transaction beneficially own, immediately after the transaction, a majority of the voting power of the Voting Stock of the successor entity or any parent thereof; or

(3)	the adoption by the stockholders of the Issuer of a Plan of Liquidation.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Common Collateral” means all Collateral that constitutes both Notes Priority Collateral and ABL Priority Collateral. If, at any time, any portion of the ABL Priority Collateral under one or more ABL Documents does not constitute Notes Priority Collateral under one or more Notes Documents, then such portion of such ABL Priority Collateral shall constitute Common Collateral only with respect to the Notes Documents for which it constitutes Notes Priority Collateral and shall not constitute Common Collateral for any Notes Documents which do not have a security interest in such Collateral at such time. If, at any time, any portion of the Notes Priority Collateral under one or more Notes Documents does not constitute ABL Priority Collateral under one or more ABL Documents, then such portion of such Notes Priority Collateral shall constitute Common Collateral only with respect to the ABL Documents for which it constitutes ABL Priority Collateral and shall not constitute Common Collateral for any ABL Documents which do not have a security interest in such Collateral at such time.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Computer Hardware and Software Collateral” means (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form owned by a Grantor or leased or licensed to Grantor, (b) software programs (including both source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above owned by a Grantor or leased or licensed to a Grantor, (c) all firmware associated therewith, (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c), and (e) all rights with respect to all of the foregoing, including copyrights (including renewal rights) and trade secrets rights, contract rights of a Grantor with respect to all or any of the foregoing, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

“Consolidated Amortization Expense” for any period means the amortization expense of the relevant Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, with respect to any specified Person and its Restricted Subsidiaries, without duplication, the sum of the amounts for such period of:

(1)	Consolidated Net Income, plus

(2)	in each case only to the extent deducted in determining Consolidated Net Income,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense,

(c) Consolidated Depreciation Expense,

(d) Consolidated Interest Expense, and

(e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, minus

(3)	the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (other than accrual of revenue in the ordinary course or any non-cash items to the extent they represent the reversal of an accrual of a reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period).

“Consolidated Depreciation Expense” for any period means the depreciation expense of the relevant Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the relevant Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, on any date of determination, with respect to any Person, the ratio of (x) Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements prepared on a consolidated basis in accordance with GAAP are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to (y) Consolidated Interest Expense for the

Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)	the incurrence of any Indebtedness or the issuance of any Disqualified Equity Interests of the Issuer or Disqualified Equity Interests or Preferred Stock of any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase or redemption of other Indebtedness or other Disqualified Equity Interests or Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement), occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, repurchase, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)	any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months) in each case occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period;

provided, that such pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer whether or not such pro forma adjustments would be permitted under SEC rules or guidelines.

In calculating Consolidated Interest Expense for purposes of this Consolidated Interest Coverage Ratio:

(1)	interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)	if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)	notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the relevant Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication:

(1)	imputed interest on Capitalized Lease Obligations;

(2)	commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(3)	the net costs associated with Hedging Obligations related to interest rates;

(4)	amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

(5)	the interest portion of any deferred payment obligations;

(6)	all other non-cash interest expense;

(7)	capitalized interest;

(8)	all dividend payments on any series of Disqualified Equity Interests of the Issuer or any of its Restricted Subsidiaries or any Preferred Stock of any Restricted Subsidiary (other than dividends on Equity Interests to the extent payable in Qualified Equity Interests of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer);

(9)	all interest payable with respect to discontinued operations; and

(10)	all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness.

Notwithstanding the foregoing, the interest component of any lease that is not a Capitalized Lease will not be included in Consolidated Interest Expense.

“Consolidated Net Income” for any period means the net income (or loss) of such Person and its Restricted Subsidiaries, in each case for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded in calculating such net income (or loss), to the extent otherwise included therein, without duplication:

(1)	the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

(2)	except to the extent includible in the net income (or loss) of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3)	the net income of any Restricted Subsidiary other than a Guarantor during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, unless such restriction with respect to the payment of dividends has been legally waived;

(4)	gains or losses attributable to discontinued operations;

(5)	any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon any Asset Sale by the Issuer or any Restricted Subsidiary;

(6)	gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7)	unrealized gains and losses with respect to Hedging Obligations;

(8)	the cumulative effect of any change in accounting principles or policies;

(9)	extraordinary gains and losses and the related tax effect;

(10)	(A) any costs, expenses or charges (including advisory, legal and professional fees) related to any issuance of debt or equity, investments, acquisition, disposition, recapitalization or incurrence, amendment, waiver, modification, extinguishment or refinancing of any Indebtedness, whether or not consummated, including such fees, expenses or charges related to the offering of the Notes and any Debt Facilities, (B) any costs, expenses or charges relating to the Refinancing Transactions, and (C) legal settlement expenses;

(11)	non-cash charges or expenses with respect to the grant of stock options, restricted stock or other equity compensation awards and the non-cash interest expense with respect to the equity component of any convertible or exchangeable debt security; and

(12)	goodwill write-downs or other non-cash impairments of assets.

“Consolidated Net Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets”(or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries determined in accordance with GAAP, less, to the extent included in a determination of “Total Assets,” and without duplication, all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

“Consolidated Operating Cash Flow” for any period means the operating cash flow of such Person and its Restricted Subsidiaries, in each case for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded in calculating such operating cash flow, to the extent otherwise included therein, without duplication:

(1)	the operating cash flow of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

(2)	except to the extent includible in the operating cash flow of the Issuer pursuant to the foregoing clause (1), the operating cash flow of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary; and

(3)	the operating cash flow of any Restricted Subsidiary other than a Guarantor during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that operating cash flow is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, unless such restriction with respect to the payment of dividends has been legally waived.

“Copyright Collateral” means all copyrights of any Grantor, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of such Grantor’s rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit, which are owned or licensed by such Grantor.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “—Certain covenants—Limitation on additional indebtedness.”

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Debt Facilities” means one or more debt facilities or indentures (which may be outstanding at the same time and including, without limitation, the ABL Credit Agreement) providing for revolving credit loans, debt securities, term loans, receivables financing or letters of credit and, in each case, as such agreements may be amended, refinanced, restated, refunded, replaced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, group of lenders or institutional lenders or investors.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary of the Issuer in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Value” means, with respect to any Real Property, the Fair Market Value of such Real Property, including all fixtures appurtenant thereto and all improvements thereon.

“Designation” has the meaning given to this term in the covenant described under “—Certain covenants—Limitation on designation of unrestricted subsidiaries.”

“Designation Amount” has the meaning given to this term in the covenant described under “—Certain covenants—Limitation on designation of unrestricted subsidiaries.”

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case, at the option of the holder thereof), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Stated Maturity of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to repurchase or redeem such Equity Interests upon the occurrence of a change in control or an Asset Sale occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “—Repurchase at the option of holders—Change of Control” and “—Repurchase at the option of holders—Asset sales,” respectively, and such Equity Interests specifically provide that the Issuer will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “—Repurchase at the option of holders—Change of Control” and “—Repurchase at the option of holders—Asset sales,” respectively.

“dollars,” “U.S. dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” means any Restricted Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Eligible Bank” shall mean any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, capital and surplus aggregating in excess of $250.0 million (or in the equivalent thereof in a foreign currency as of the date of determination) and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including Common Stock, Preferred Stock, limited liability company interests, trust units and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Excess Cash Flow” means, with respect to any specified Person and its Restricted Subsidiaries, for the most recently ended two fiscal quarters for which financial statements filed with the SEC on its Electronic Data Gathering, Analysis, and Retrieval system are available immediately preceding any date of determination, the sum of the amounts for such period of, without duplication:

(1)	Consolidated Operating Cash Flow, plus

(2)	without duplication and excluding any amounts that already increased Consolidated Operating Cash Flow pursuant to the definition thereof, cash proceeds received from the exercise of stock options, minus

(3)	without duplication, the sum of the amounts of:

(i)	the amount of any employment taxes paid in cash in connection with any long-term employee equity incentive compensation program or other stock-based employee compensation program,

(ii)	repurchases of Common Stock in connection with any stock-based employee compensation,

(iii)	capital expenditures used or useful in a Permitted Business,

(iv)	any repayments, retirements, redemptions or other repurchases of any ABL Obligations not to exceed $30.0 million in the aggregate since the Issue Date,

(v)	any charges in respect of Capitalized Lease Obligations or other lease obligations,

(vi)	debt issuance costs including in respect of the Refinancing Transactions,

(vii)	payments on short-term Indebtedness and payments on long-term liabilities (other than Indebtedness),

(viii)	any decrease in cash as a result of impacts of foreign exchange rates (but plus any amount of an increase in cash as a result thereto), and

(ix)	any contingent liability payments (including earnout payments) and any Investments, in each case, made in cash and permitted to be made hereunder.

“Excess Cash Flow Amount” means 75.0% of Excess Cash Flow, as determined immediately prior to the Excess Cash Flow Offer Date.

“Excess Cash Flow Offer Date” means each May 15 and November 14, commencing November 14, 2023.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction as such price is determined in good faith by management of the Issuer.

“First-Tier Foreign Subsidiary” means any Foreign Subsidiary the Equity Interests of which are held directly by the Issuer or a wholly-owned Domestic Subsidiary.

“Foreign Subsidiary” means any Restricted Subsidiary not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Restricted Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Grantors” means, collectively, the Issuer and the Guarantors.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantee” means, individually, any guarantee of payment of the Notes by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such guarantees.

“Guarantors” means each Restricted Subsidiary of the Issuer on the Issue Date that is a party to the Indenture for purposes of providing a Guarantee with respect to the Notes, and each other Person that is required to, or at the election of the Issuer, does become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under option, swap, cap, collar, forward purchase or similar agreements or arrangements intended to manage exposure to interest rates or currency exchange rates or commodity prices (including, without limitation, for purposes of this definition, rates for electrical power used in the ordinary course of business), either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer shall be deemed to have been incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Issuer and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)	all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)	all obligations of such Person evidenced by bonds, debentures, bankers’ acceptances, notes or other similar instruments;

(3)	all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty and similar credit transactions;

(4)	all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except deferred compensation, trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and not overdue by more than 180 days unless subject to a bona fide dispute;

(5)	the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interests or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(6)	all Capitalized Lease Obligations of such Person (but not any lease that is not a Capitalized Lease Obligation);

(7)	all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)	all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9)	to the extent not otherwise included in this definition, net Hedging Obligations of such Person; and

(10)	all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum mandatory redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

The term “Indebtedness” excludes any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

“Insolvency or Liquidation Proceeding” means:

(1)	any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Issuer or any Guarantor;

(2)	any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Issuer or any Guarantor or with respect to a material portion of their respective assets;

(3)	any liquidation, dissolution, reorganization or winding up of the Issuer or any Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4)	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Issuer or any Guarantor.

“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any other equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Investments” of any Person means:

(1)	all direct or indirect investments by such Person in any other Person (including Affiliates) in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)	all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3)	all other items that would be classified as investments in another Person on a balance sheet of such Person prepared in accordance with GAAP; and

(4)	the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of an Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “—Certain covenants—Limitation on designation of unrestricted subsidiaries.” If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

“Issue Date” means the date on which the original Notes are originally issued.

“Issuer” means Nine Energy Service, Inc., a Delaware corporation, and any successor Person resulting from any transaction permitted by the covenant described under “—Certain covenants—Limitation on mergers, consolidations, etc.”

“Junior Lien” means a Lien, junior to the Liens on the Collateral securing both any ABL Obligations and Secured Obligations pursuant to the Junior Lien Intercreditor Agreement, granted by the Issuer or any Guarantor to secure Junior Lien Obligations.

“Junior Lien Documents” means, collectively, any indenture, note, security document and each of the other agreements, documents and instruments providing for or evidencing any Junior Lien Obligations, and any other document or instrument executed or delivered at any time in connection with any Junior Lien Obligations, to the extent such are effective at the relevant time, in each case as each may be amended, restated, supplemented, modified, renewed, extended, restructured, replaced or refinanced in whole or in part from time to time, and any other credit agreement, indenture or other agreement, document or instrument evidencing, governing, relating to or securing any Junior Lien Indebtedness.

“Junior Lien Indebtedness” means any Indebtedness (other than intercompany Indebtedness owing to the Issuer or its affiliates) of the Issuer or any Guarantor (including any Refinancing Indebtedness in respect thereof) that is secured by a Junior Lien pursuant to a Permitted Lien described under clause (13) or (28) of the definition thereof; provided that, in the case of any Indebtedness referred to in this definition:

(1)	such Indebtedness does not mature and does not have any mandatory or scheduled payments or sinking fund obligations prior to the maturity date of the Notes (except as a result of a customary change of control or asset sale repurchase offer provisions);

(2)	on or before the date on which the first such Indebtedness is incurred by the Issuer or any Guarantor, the Issuer shall deliver to each Secured Representative complete copies of each applicable Junior Lien Document (which shall provide that each secured party with respect to such Indebtedness shall be subject to and bound by the Junior Lien Intercreditor Agreement), along with an Officers’ Certificate certifying as to such Junior Lien Documents and identifying the obligations constituting Junior Lien Obligations;

(3)	on or before the date on which any such Indebtedness is incurred by the Issuer or any Guarantor, such Indebtedness is designated by the Issuer, in an Officers’ Certificate delivered to the Junior Lien Representative and each Secured Representative, as “Junior Lien Indebtedness” under the Indenture;

(4)	a Junior Lien Representative is designated with respect to such Indebtedness and executes and delivers the Junior Lien Intercreditor Agreement (including, as applicable, a joinder thereto) on behalf of itself and all holders of such Indebtedness; and

(5)	all other requirements set forth in the Junior Lien Intercreditor Agreement as to the confirmation, grant or perfection of the Liens of the holders of Junior Lien Indebtedness to secure such Indebtedness or Obligations in respect thereof are satisfied.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement which subordinates the Lien on the Collateral of the holders of the Junior Lien Indebtedness to the Lien on the Collateral of each of the holders of ABL Obligations and the holders of the Secured Obligations and the terms of which are consistent with market terms (in the view of the ABL Collateral Agent or, if the ABL Collateral Agent has been replaced, any other agent for the holders of ABL Obligations) governing security arrangements for the subordination and sharing of liens or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto.

“Junior Lien Obligations” means Junior Lien Indebtedness and all other Obligations in respect thereof.

“Junior Lien Representative” means in the case of any series of Junior Lien Indebtedness, the trustee, agent or representative of the holders of such series of Junior Lien Indebtedness who is appointed as a representative of the Junior Lien Indebtedness (for purposes related to the administration of security interests) pursuant to the applicable Junior Lien Document governing such series of Junior Lien Indebtedness, together with its successors and assigns in such capacity.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Material Real Property” means Real Property owned in fee in the United States by the Issuer or any Guarantor, in each case, with a fair market value of $5,000,000 (as determined by the Issuer in good faith) or more, as determined (A) with respect to any Real Property owned by the Issuer or any Guarantor on the Issue Date, as of the Issue Date, and (B) with respect to any Real Property acquired by the Issuer or any Guarantor after the Issue Date, as of the date of such acquisition.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business.

“New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries from such Asset Sale, net of:

(1)	brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

(2)	provisions for taxes payable (including any withholding or other taxes paid or reasonably estimated to be payable in connection with the transfer to the Issuer of such proceeds from any Restricted Subsidiary that received such proceeds) as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)	amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) (a) owning a beneficial interest in the assets subject to the Asset Sale or (b) having a Lien thereon that has a higher priority than the Liens securing the Notes and the Guarantees on the assets or assets that were the subject of the Asset Sale and that is required (other than pursuant to “—Repurchase at the option of holders—Asset sales”) to be paid as a result of such transaction;

(4)	payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5)	appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind through any undertaking, agreement or instrument that would constitute Indebtedness, except for Customary Recourse Exceptions, or (b) is directly or indirectly liable as a guarantor or otherwise.

“Notes Collateral Account” means one or more deposit accounts or securities accounts under the control of the Trustee or the Notes Collateral Agent holding only the proceeds of any sale or disposition of any Notes Priority Collateral.

“Notes Documents” means, collectively, the Indenture, the Notes, the Security Documents, and each of the other agreements, documents and instruments providing for or evidencing any other Secured Obligations, and any other document or instrument executed or delivered at any time in connection with any Secured Obligations, to the extent such are effective at the relevant time, in each case, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced in whole or in part from time to time, and any other credit agreement, indenture or other agreement, document or instrument evidencing, governing, relating to or securing any Pari Passu Notes Lien Indebtedness.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness and guarantees of payment of such Obligations under any Notes Documents or ABL Documents or documents governing another Debt Facility, as the case may be.

“Officer” means any of the following of the Issuer or any Guarantor: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Pari Passu ABL Lien Indebtedness” means any Indebtedness that is permitted to have Pari Passu Lien Priority relative to the ABL Obligations with respect to the Collateral and is not secured by any other assets; provided that, in each case, an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Security Documents in the form provided therein.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that is not Subordinated Indebtedness.

“Patent Collateral” means (a) all inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a), (c) all patent licenses, and other agreements providing any Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, and (d) all proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

“Payment Default” means any default in payment of amounts when due on the Notes, without giving effect to any grace period.

“Pari Passu Lien Leverage Ratio” means, at any time of determination, the ratio of (i) the outstanding principal amount of (x) Indebtedness incurred pursuant to clauses (1), (2)(a) and 2(b) of the second paragraph of “—Certain covenants—Limitation on additional indebtedness” plus (y) any other Pari Passu ABL Lien Indebtedness and Pari Passu Notes Lien Indebtedness to (ii) the Consolidated Cash Flow of the Issuer during the most recent Four-Quarter Period ending ; provided that such Pari Passu Lien Leverage Ratio shall be determined on a pro forma basis in a manner consistent with the definition of Consolidated Interest Coverage Ratio.

“Pari Passu Lien Priority” means relative to specified Indebtedness and other obligations having equal Lien priority to (i) the Notes and the Guarantees on the Collateral or (ii) the ABL Credit Agreement on the Collateral.

“Pari Passu Notes Lien Indebtedness” means any Additional Notes and any other Indebtedness that has a Stated Maturity date that is equal to or longer than the Stated Maturity date of the Notes and that is permitted to have Pari Passu Lien Priority relative to the Notes and the Guarantees with respect to the Collateral and is not secured by any other assets; provided that, in each case, an authorized representative of the holders of such Indebtedness (other than any Additional Notes) shall have executed a joinder to the Security Documents in the form provided therein.

“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in this prospectus supplement and businesses that are reasonably related, incidental or ancillary thereto or reasonable extensions thereof.

“Permitted Holder” means L.E. Simmons & Associates and any fund or investment vehicle directly or indirectly controlled or managed thereby, and in each case any Affiliate thereof but not including, however, any portfolio companies of the foregoing.

“Permitted Indebtedness” has the meaning set forth in the second paragraph of the covenant described under “—Certain covenants—Limitation on additional indebtedness.”

“Permitted Investment” means:

(1)	Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or any Restricted Subsidiary and any Investment held by any such Person at such time that was not incurred in contemplation of such acquisition, merger or consolidation;

(2)	Investments in the Issuer by any Restricted Subsidiary;

(3)	loans and advances to directors, employees and officers of the Issuer and its Restricted Subsidiaries (i) in the ordinary course of business (including payroll, travel and entertainment related advances) (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes Oxley Act) and (ii) to purchase Equity Interests of the Issuer not in excess of $2.5 million in the aggregate outstanding at any one time;

(4)	Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(5)	Investments in cash, Cash Equivalents, U.S. Treasury securities, investment grade corporate debt securities or any fund invested primarily in the foregoing;

(6)	receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7)	Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or received in compromise or resolution of litigation, arbitration or other disputes with such parties;

(8)	Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Repurchase at the option of holders—Asset sales” or a transaction excluded from the definition of Asset Sale;

(9)	lease, utility and other similar deposits in the ordinary course of business;

(10)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(11)	Permitted Joint Venture Investments made by the Issuer or any of its Restricted Subsidiaries, in an aggregate amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) and then outstanding, that does not exceed the greater of (a) $75.0 million and (b) 10.0% of the Issuer’s Consolidated Net Tangible Assets determined at the time of investment;

(12)	guarantees of Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted in accordance with “—Certain covenants—Limitation on additional indebtedness”;

(13)	repurchases of, or other Investments in the Notes;

(14)	advances or extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services, the leasing of equipment or the licensing of property in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Issuer or the applicable Restricted Subsidiary deems reasonable under the circumstances;

(15)	Investments made pursuant to commitments in effect on the Issue Date;

(16)	Investments the payment for which consists of Equity Interests (exclusive of Disqualified Equity Interests) of the Issuer; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under the Restricted Payments Basket;

(17)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (17) since the Issue Date and then outstanding, do not exceed the greater of (a) $50.0 million and (b) 7.5% of the Issuer’s Consolidated Net Tangible Assets determined at the time of investment; and

(18)	performance guarantees of any trade or non-financial operating contract (other than such contract that itself constitutes Indebtedness) in the ordinary course of business.

In determining whether any Investment is a Permitted Investment, the Issuer may allocate or reallocate all or any portion of an Investment among the clauses of this definition and any of the provisions of the covenant described under the caption “—Certain covenants—Limitation on restricted payments.”

“Permitted Joint Venture Investment” means, with respect to an Investment by any specified Person, an Investment by such specified Person in any other Person engaged in a Permitted Business (a) in which the Person has significant involvement in the day to day operations and management or veto power over significant management decisions or board or management committee representation and (b) of which at least 20.0% of the outstanding Equity Interests of such other Person is at the time owned directly or indirectly by the specified Person.

“Permitted Liens” means the following types of Liens:

(1)	Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Issuer or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(2)	Liens in respect of property of the Issuer or any Restricted Subsidiary imposed by law or contract, which were not incurred or created to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of the property of the Issuer or its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(3)	pledges or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance, road transportation and other types of social security regulations;

(4)	Liens (i) incurred in the ordinary course of business to secure the performance of tenders, bids, trade contracts, stay and customs bonds, leases, statutory obligations, surety and appeal bonds, statutory bonds, government contracts, performance and return money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (ii) incurred in the ordinary course of business to secure liability for premiums to insurance carriers;

(5)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(6)	Liens arising out of judgments or awards not resulting in a Default or an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(7)	easements, rights of way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness and (ii) in the aggregate materially interfering with the conduct of the business of the Issuer and its Restricted Subsidiaries and not materially impairing the use of such Real Property in such business;

(8)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(9)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(10)	bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(11)	any interest or title of a lessor under any lease entered into by the Issuer or any Restricted Subsidiary in accordance with the Indenture;

(12)	the filing of UCC financing statements solely as a precautionary measure in connection with operating leases, consignments of goods or transfers of accounts, in each case to the extent not securing performance of a payment or other obligation;

(13)	Liens securing Indebtedness and other obligations permitted to be incurred and then outstanding pursuant to clause (2) of the second paragraph of “—Certain covenants—Limitation on additional indebtedness”.

(14)	Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(15)	Liens securing Specified Cash Management Agreements entered into in the ordinary course of business;

(16)	Liens in favor of the Issuer or a Guarantor;

(17)	Liens on Collateral securing Indebtedness and other obligations under Debt Facilities incurred and then outstanding pursuant to clause (1) of the second paragraph of “—Certain covenants—Limitation on additional indebtedness,” including, without limitation, loans, obligations in respect of letters of credit, related Hedging Obligations and related Specified Cash Management Agreements; provided that any such Indebtedness may be Pari Passu ABL Lien Indebtedness or Pari Passu Notes Lien Indebtedness;

(18)	Liens arising pursuant to Purchase Money Indebtedness or Capital Lease Obligations; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100.0% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Indebtedness (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof) and do not encumber any other property of the Issuer or any Restricted Subsidiary;

(19)	Liens securing Acquired Indebtedness; provided that such Indebtedness was not initially incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or being acquired or merged into the Issuer or a Restricted Subsidiary of the Issuer and such Liens do not extend to assets not subject to such Lien at the time of acquisition (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof);

(20)	Liens on property of a Person existing at the time such Person is acquired or amalgamated or merged with or into or consolidated with the Issuer or any Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof);

(21)	Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Issuer or any Restricted Subsidiary of the Issuer to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or joint venture;

(22)	Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under the caption “—Certain covenants—Limitation on additional indebtedness”;

(23)	licenses of Intellectual Property Collateral granted by the Issuer or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Issuer or such Restricted Subsidiary;

(24)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(25)	Liens in favor of the Trustee or Notes Collateral Agent as provided for in the Indenture on money or property held or collected by the Trustee in its capacity as Trustee or by the Notes Collateral Agent in its capacity as Notes Collateral Agent;

(26)	Liens on assets of any non-Guarantor Subsidiary to secure Indebtedness of such non-Guarantor Subsidiary incurred pursuant to clause (16) of the second paragraph of “—Certain covenants—Limitation on additional indebtedness”;

(27)	Liens existing on the Issue Date (other than Liens securing the Debt Facilities);

(28)	other Liens with respect to obligations which do not in the aggregate exceed at any time outstanding the greater of (a) $50.0 million and (b) 7.5% of the Issuer’s Consolidated Net Tangible Assets determined at the time of incurrence of such obligation; and

(29)	any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (13), (18), (19), (20), (26) and (27) above and this clause (29); provided that such Liens do not extend to any additional assets (other than improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof) and the amount of such Indebtedness is not increased except as necessary to pay premiums or expenses incurred in connection with such refinancing and has no greater priority relative to Notes and the Guarantees and the holders of such Indebtedness secured by such Liens have no greater intercreditor rights relative to the Notes and the Guarantees than the original Liens and related Indebtedness and the holders thereof.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, mutual fund trust, unincorporated organization or government or other agency or political subdivision thereof or other legal entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise):

(1)	the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and

(2)	the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Prospectus Supplement” means the prospectus supplement related to the offer and sale of the Units.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (except in the case of Capitalized Lease Obligations) the amount of such Indebtedness shall not exceed such purchase price or cost.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer (or any direct or indirect parent of the Issuer to the extent the net proceeds therefrom are contributed to the common equity capital of the Issuer or used to purchase Qualified Equity Interests of the Issuer), other than (a) any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors, trustees or employees or (b) public offerings with respect to the Issuer’s Qualified Equity Interests (or options, warrants or rights with respect thereto) registered on Form S-4 or S-8.

“Rating Agencies” means Moody’s and S&P.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Redesignation” has the meaning given to such term in the covenant described under “—Certain covenants—Limitation on designation of unrestricted subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1)	the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2)	the obligor of the Refinancing Indebtedness does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness;

(3)	if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4)	the Refinancing Indebtedness has a Stated Maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) no earlier than 91 days after the maturity date of the Notes;

(5)	the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(6)	the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed, refinanced, replaced, defeased, discharged, refunded or otherwise retired for value within one year of the incurrence of the Refinancing Indebtedness.

“Refinancing Transactions” shall have the meaning set forth in this prospectus supplement.

“Replacement Assets” means (1) as used in connection with any ABL Priority Collateral, current tangible assets, and, as used in connection with any Notes Priority Collateral, any non-current tangible or intangible assets that, in each case, will be used or useful in a Permitted Business or (2) all or substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Domestic Subsidiary (or a Restricted Subsidiary solely to the extent the assets being replaced were sold by a Foreign Subsidiary).

“Restricted Payment” means any of the following:

(1)	the payment of any dividend or any other distribution (whether made in cash, securities or other property) on or in respect of Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of its Equity Interests on a pro rata basis or a basis more favorable to the Issuer);

(2)	the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer);

(3)	any Investment other than a Permitted Investment; or

(4)	any principal payment on, purchase, redemption, defeasance, prepayment, decrease or other acquisition or retirement for value prior to any scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any such payment made within one year of any such scheduled maturity or scheduled repayment or sinking fund payment and other than any Subordinated Indebtedness owed to and held by the Issuer or any Restricted Subsidiary permitted under clause (6) of the definition of “Permitted Indebtedness”).

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “—Certain covenants—Limitation on restricted payments.”

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings or any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Secured Indebtedness” means all Indebtedness for borrowed money and all obligations in the form of loans, notes, bonds, debentures or other similar instruments that are secured by a Lien.

“Secured Obligations” means, subject to the terms and conditions in the Intercreditor Agreement, (i) all obligations under the Indenture and the Notes and (ii) all Pari Passu Notes Lien Indebtedness.

“Secured Representative” means:

(1)	in the case of the Indenture and the Notes, the Trustee; or

(2)	in the case of any series of Pari Passu Notes Lien Indebtedness, any trustee, agent or representative thereof designated as such in the respective agreement or instrument governing such series of Pari Passu Notes Lien Indebtedness.

“Security Documents” means the Intercreditor Agreement, each joinder or other agreement pursuant to which holders of other Pari Passu Notes Lien Indebtedness become parties thereto, and all security agreements, pledge agreements, mortgages, deeds of trust, collateral assignments, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor (including, without limitation, financing statements under the Uniform Commercial Code of the relevant state) creating (or purporting to create) a Lien upon Collateral in favor of the Notes Collateral Agent or other agent or representative of Pari Passu Notes Lien Indebtedness or notice of such pledge, grant or assignment is given, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the Intercreditor Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act as such Regulation was in effect on the Issue Date.

“Specified Cash Management Agreements” means any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Issuer or any Restricted Subsidiary and any lender.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is expressly subordinated in right of payment to the Notes or the Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, limited liability company, association, trust or other business entity of which more than 50.0% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Total Secured Leverage Ratio” means, at any time of determination, the ratio of (i) the outstanding principal amount of Secured Indebtedness to (ii) the Consolidated Cash Flow of the Issuer during the most recent Four-Quarter Period ending on or prior to the date of determination; provided that such Total Secured Leverage Ratio shall be determined on a pro forma basis in a manner consistent with the definition of Consolidated Interest Coverage Ratio.

“Trademark Collateral” means (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America, or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademark”), (b) all trademark licenses for the grant by or to any Grantor of any right to use any trademark, (c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable, clause (b), (d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b), and (e) all Proceeds of, and rights associated with, the foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

“Trade Secrets Collateral” means all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor, and any patent applications in preparation for filing (all of the foregoing being collectively called a “Trade Secret”), including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (“Statistical Release”) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to February 1, 2026; provided, however, that if the period from the redemption date to February 1, 2026 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to, 2026 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Units” means the units, each consisting of (i) $1,000 principal amount of the Notes and (ii) five shares of the Issuer’s Common Stock.

“Unit Agreement” means the unit agreement, dated as of the Issue Date by and among the Issuer, the Units Trustee and the Trustee.

“Units Trustee” means U.S. Bank Trust Company, National Association.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “—Certain covenants—Limitation on designation of unrestricted subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at Stated Maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Equity Interests of which (other than directors’ qualifying shares) are owned by the Issuer or another Wholly-Owned Subsidiary.

Description of our common stock

The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Delaware General Corporation Law (the “DGCL”) and to our charter and bylaws.

General

We are currently authorized to issue up to 120,000,000 shares of our common stock. Except as provided by law or in a preferred stock designation, holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Because holders of our common stock have the exclusive right to vote for the election of directors and do not have cumulative voting rights, the holders of a majority of the shares of our common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock.

Subject to the rights and preferences of any preferred stock that we may issue in the future, the holders of our common stock are entitled to receive dividends as may be declared by our board of directors and all of our assets available for distribution to holders of our common stock in liquidation, pro rata, based on the number of shares held. There are no redemption, conversion or sinking fund provisions applicable to our common stock.

Subject to the provisions of our charter and legal limitations, our board of directors has the authority, without further vote or action by our stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of our preferred stock, including provisions related to dividends, conversion, voting, redemption, liquidation and the number of shares constituting the series or the designation of that series, which may be superior to those of our common stock. As of the date of this prospectus supplement, there are no shares of preferred stock outstanding. The issuance of shares of preferred stock by our board of directors as described above may adversely affect the rights of the holders of our common stock. For example, preferred stock may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of our common stock.

Anti-takeover effects of provisions of our charter, our bylaws and Delaware law

Some provisions of the DGCL, our charter and our bylaws could make certain change of control transactions more difficult, including acquisitions of us by means of a tender offer, a proxy contest or otherwise, as well as removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares. Therefore, these provisions could adversely affect the price of our common stock.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Opt out of Section 203 of the DGCL

In our charter, we have elected not to be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers until the date on which the SCF Group (as defined therein) is no longer the holder of at least 15% of our outstanding common stock. On and after such date, we will be subject to the provisions of Section 203 of the DGCL. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless: (a) the transaction is approved by the board of directors before the date the interested stockholder attained that status, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, or (c) on or after the date the interested stockholder attained that status, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Our charter and bylaws

Among other things, our charter and/or bylaws:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year’s annual meeting. Our bylaws specify the requirements as to form and content of all stockholders’ notices;

•

authorize our board of directors to issue undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum;

•

provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•	provide that special meetings of our stockholders may only be called by a majority of the total number of directors;

•

provide that our board of directors be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors who may be elected by holders of preferred stock, if any;

•

provide that we renounce any interest or expectancy in any business opportunity (existing and future) that involves any aspect of the energy business or industry and that may be from time to time presented to SCF or any director or officer of the corporation who is also an employee, partner, member, manager, officer or director of any SCF entity, and that such persons have no obligation to offer us those investments or opportunities;

•

provide that our charter and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock (except with respect to provisions relating to the renouncement business opportunities, which require approval of at least 80% of the voting power of the outstanding stock entitled to vote thereon);

•	a member of our board of directors may only be removed for cause and only by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock; and

•

unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our charter or our bylaws, or (iv) any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents.

Listing

Our common stock is listed on the NYSE under the symbol “NINE.”

Book-entry settlement and clearance of the units

The certificates representing the units will be issued in fully registered, global form without interest coupons (each, a “Global Unit”) and will be deposited with the Units Trustee as a custodian for DTC and registered in the name of a nominee of such depositary.

The Global Units

Nine expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Units, DTC or its custodian will credit, on its internal system, the principal amount of the individual beneficial interests represented by such Global Units to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Units will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the underwriters and ownership of beneficial interests in the Global Units will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Units directly through DTC if they are participants in such system or indirectly through organizations that are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of the units, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the units represented by such Global Units for all purposes under the Unit Agreement. No beneficial owner of an interest in the Global Units will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the Unit Agreement.

Payments of the principal of, premium (if any), and interest on the notes that are component parts of the Global Units will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Nine expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest on the notes that are component parts of Global Units, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the notes that are component parts of Global Units as shown on the records of DTC or its nominee. Nine also expects that payments by participants to owners of beneficial interests in the Global Units held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Book-entry procedures for the Global Units

All interests in the Global Units will be subject to the operations and procedures of DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, a société anonyme (“Clearstream”). The Global Units, as well as the notes and the shares of common stock that are component parts thereof, will be made eligible for transfer through the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a direct participant in DTC (“Direct Participant”), either directly or indirectly. Investors who are not Direct Participants in DTC may beneficially own securities held by or on behalf of DTC only through Direct Participants in DTC or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Unit, that nominee will be considered the sole owner or holder of the units represented by that Global Unit for all purposes under the Unit Agreement, and of the notes that are component parts of the units for all purposes under the Indenture and of the shares of common stock that are component parts of the units. Except as provided below, owners of beneficial interests in a Global Unit:

•	will not be entitled to have the units represented by the Global Unit (or the notes or shares of common stock that are components of the units) registered in their names;

•	will not receive or be entitled to receive the units, or the notes or shares of common stock that are component parts of the units, in physical, certificated form; and

•

will not be considered the owners or holders of the units under the Unit Agreement, or notes that are component parts of the units under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Units Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Unit must rely on the procedures of DTC to exercise any rights of a holder of the units under the Unit Agreement, or of the notes under the Indenture (and, if the investor is not a Direct Participant or an indirect participant in DTC, on the procedures of the Direct Participant in DTC through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a Global Unit will be made by the Units Trustee to DTC’s nominee as the registered holder of the Global Unit. Neither we nor the Units Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Unit, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by Direct Participants and indirect participants in DTC to the owners of beneficial interests in a Global Unit will be governed by standing instructions and customary industry practice and will be the responsibility of those Direct Participants or indirect participants and DTC.

Transfers between Direct Participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between Direct Participants in DTC, on the one hand, and Direct Participants in Euroclear or Clearstream, on the other hand, will be effected within DTC through the Direct Participants in DTC that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Unit held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Units in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Direct Participants in Euroclear and Clearstream may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Unit from a Direct Participant in DTC will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Unit to a Direct Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Units among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Units Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated securities

Certificated securities shall be issued in exchange for beneficial interests in the Global Units if DTC is at any time unwilling or unable to continue as a depositary for the Global Units and a successor depositary is not appointed by Nine within 90 days.

Description of certain other material indebtedness

The 2023 Senior Notes

On October 25, 2018, we issued $400.0 million of 8.750% Senior Notes due 2023 under an indenture, dated as of October 25, 2018 (the “2023 Senior Notes Indenture”), by and among us, certain of our subsidiaries, and Wells Fargo, National Association, as trustee. As of September 30, 2022, approximately $307.3 million in aggregate principal amount of 2023 Senior Notes was outstanding. The 2023 Senior Notes bear interest at an annual rate of 8.750% payable on May 1 and November 1 of each year, and the first interest payment was due on May 1, 2019. The 2023 Senior Notes are senior unsecured obligations and are fully and unconditionally guaranteed on a senior unsecured basis by each of our current domestic subsidiaries and by certain future subsidiaries.

The 2023 Senior Notes Indenture contains covenants that limit our ability and the ability of our restricted subsidiaries to engage in certain activities. We were in compliance with the provisions of the 2023 Senior Notes Indenture at September 30, 2022.

Upon an event of default, the trustee or the holders of at least 25% in aggregate principal amount of then outstanding 2023 Senior Notes may declare the 2023 Senior Notes immediately due and payable, except that a default resulting from certain events of bankruptcy or insolvency with respect to us, any of our restricted subsidiaries that are a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary, will automatically cause all outstanding 2023 Senior Notes to become due and payable.

On January 17, 2023, the Company delivered a notice to the holders of its outstanding 2023 Senior Notes, informing such holders that, subject to the closing of this offering, the Company will redeem all of the 2023 Senior Notes on February 1, 2023 at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date. We intend to pay a portion of the redemption price for, and accrued and unpaid interest on, the 2023 Senior Notes with the net proceeds from this offering and the remainder with borrowings under the Amended ABL Facility. See “Use of proceeds.” In connection with the 2023 Senior Notes Redemption, we intend to satisfy and discharge the 2023 Senior Notes Indenture substantially concurrently with the completion of this offering. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 2023 Senior Notes. In addition, nothing contained in this prospectus supplement constitutes a notice of redemption of the 2023 Senior Notes.

The ABL Facility and the Amended ABL Facility

On October 25, 2018, we entered into a credit agreement dated as of October 25, 2018 (the “Existing ABL Credit Agreement”) that permits aggregate borrowings of up to $200.0 million, subject to a borrowing base, including a Canadian tranche with a sub-limit of up to $25.0 million and a sub-limit of $50.0 million for letters of credit. The ABL Facility will mature on October 25, 2023 or, if earlier, on the date that is 180 days before the scheduled maturity date of the 2023 Senior Notes if they have not been redeemed or repurchased by such date.

At September 30, 2022, we had $27.0 million of outstanding borrowings under the ABL Facility, and our availability under the ABL Facility was approximately $66.7 million, net of outstanding letters of credit of $1.3 million.

Loans to us and our domestic related subsidiaries (the “U.S. Credit Parties”) under the ABL Facility may be base rate loans or London Interbank Offered Rate (“LIBOR”) loans; and loans to Nine Energy Canada Inc., a corporation organized under the laws of Alberta, Canada, and its restricted subsidiaries (the “Canadian Credit

Parties”) under the Canadian tranche may be Canadian Dollar Offered Rate (“CDOR”) loans or Canadian prime rate loans. The applicable margin for base rate loans and Canadian prime rate loans varies from 0.75% to 1.25%, and the applicable margin for LIBOR loans or CDOR loans varies from 1.75% to 2.25%, in each case depending on our leverage ratio. In addition, a commitment fee of 0.50% per annum will be charged on the average daily unused portion of the revolving commitments.

The Existing ABL Credit Agreement contains various affirmative and negative covenants, including financial reporting requirements and limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other restricted payments, investments (including acquisitions) and transactions with affiliates. In addition, the Existing ABL Credit Agreement contains a minimum fixed charge ratio covenant of 1.00 to 1.00 that is tested quarterly when the availability under the ABL Facility drops below the greater of (i) $18.75 million and (ii) 12.5% of the borrowing base or a default has occurred, until the availability exceeds such threshold for 30 consecutive days and such default is no longer outstanding. We were in compliance with all covenants under the Existing ABL Credit Agreement at September 30, 2022.

All of the obligations under the ABL Facility are secured by first priority perfected security interests (subject to permitted liens) in substantially all of the personal property of U.S. Credit Parties, excluding certain assets. The obligations under the Canadian tranche are further secured by first priority perfected security interests (subject to permitted liens) in substantially all of the personal property of Canadian Credit Parties excluding certain assets. The ABL Facility is guaranteed by the U.S. Credit Parties, and the Canadian tranche is further guaranteed by the Canadian Credit Parties and the U.S. Credit Parties.

On January 17, 2023, we entered into the ABL Facility Amendment with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, which will become effective substantially concurrently with the consummation of this offering and will amend the Existing ABL Credit Agreement. Pursuant to the ABL Facility Amendment, the maturity date of the ABL Facility will be extended from October 25, 2023 to the fourth anniversary of the effective date of the ABL Facility Amendment, which will be the same date as the Settlement Date. In addition, the ABL Facility Amendment, among other changes, will revise the terms of the ABL Facility as follows:

•	provide for the ability to incur the notes;

•	decrease the size of the ABL Facility from $200.0 million to $150.0 million, subject to the borrowing base;

•

change the interest rate benchmark from LIBOR to Term SOFR with a 10 basis point spread adjustment and increase pricing from the existing range of 1.75%—2.25% to a range of 2.00%—2.50%, in each case depending on our leverage ratio;

•

modify the financial covenant, enhanced reporting and cash dominion triggers in the ABL Facility from the existing minimum availability threshold of the greater of $18.75 million and 12.5% of the loan limit to a minimum availability threshold of (i) $12.5 million from the effective date of the ABL Facility Amendment until May 31, 2023 and (ii) the greater of $17.5 million and 12.5% of the loan limit thereafter;

•	implement an anti-cash hoarding mechanic set at a level of $17.5 million to be tested as a condition to each borrowing;

•	decrease our Canadian tranche sub-limit from $25.0 million to $5.0 million;

•	decrease our letter of credit sub-limit from $50.0 million to $10.0 million;

•	increase our intercompany debt capacity for loans to foreign subsidiaries from an existing total of up to $10.0 million to a total of up to $25.0 million; and

•

make satisfaction of the Payment Conditions (as defined in the Amended ABL Facility) a condition to the mandatory excess cash flow offer mechanic contemplated by the notes in addition to a condition to voluntary payments of notes debt. The Payment Conditions under the Amended ABL Facility in summary are:

•	no default or event of default on a pro forma basis, and

•

immediately after and at all times during the 30 days prior, on a pro forma basis, (1) (x) availability under the Amended ABL Facility shall not be less than the greater of (a) 15% of the loan limit and (b) $22.5 million, and (y) the fixed charge coverage ratio shall be at least 1.00 to 1.00; or (2) availability under the Amended ABL Facility shall not be less than the greater of (a) 20% of the loan limit and (b) $30 million.

Certain U.S. federal income tax considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the units as well as the notes and common stock that are components of the units. This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986 (as amended, the “Code”), applicable U.S. Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the IRS will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the units, notes or common stock.

This discussion is limited to holders who purchase the units in this offering for cash at their initial offering price and who hold the units, notes or common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any U.S. federal tax considerations other than U.S. federal income tax considerations (such as estate and gift tax considerations), or the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

•	dealers in securities or currencies;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the units, notes or common stock as part of a hedge, straddle, conversion, constructive sale or other “synthetic security” or integrated transaction;

•	former U.S. citizens or long-term residents of the United States;

•	financial institutions and insurance companies;

•	regulated investment companies and real estate investment trusts;

•	persons subject to the alternative minimum tax;

•	entities that are tax-exempt for U.S. federal income tax purposes;

•	individual retirement or other tax deferred accounts;

•	accrual method U.S. holders that prepare an “applicable financial statement” (as defined in Section 451 of the Code);

•	holders of our 2023 Senior Notes who acquire units in the offering;

•	persons that receive fees or other payments from us in connection with an investment in the units; or

•	S corporations, partnerships and other pass-through entities and holders of interests therein.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the units, notes or common stock, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. If you are a partner of an entity or arrangement treated as a partnership for U.S. federal income tax purposes considering an investment, you are urged to consult your own tax advisor about the U.S. federal income tax consequences of such partnership acquiring, owning and disposing of the units, notes and common stock.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY HOLDER OR PROSPECTIVE HOLDER OF THE UNITS, NOTES OR COMMON STOCK. INVESTORS CONSIDERING A PURCHASE ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE UNITS, NOTES AND COMMON STOCK UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Characterization of the units

We believe and intend to take the position that the acquisition of a unit should be treated as an acquisition of separate instruments (i.e., the notes and five shares of common stock) for U.S. federal income tax purposes and that the notes should be treated as debt for U.S. federal income tax purposes. By purchasing a unit, you agree to such treatment. However, no statutory, administrative or judicial authority directly addresses the treatment of the units or instruments substantially similar to the units for U.S. federal income tax purposes, and we have not sought any ruling from the IRS or obtained an opinion of counsel. Thus, we cannot assure you that the IRS will not challenge such treatment.

If the IRS were to challenge the characterization of the units as separate instruments or the characterization of the notes as debt for U.S. federal income tax purposes and its challenge were sustained, then the amount, timing and character of income and gain realized by you in respect of an investment in the units could be materially different from that described in the following sections. The remainder of this discussion assumes that the acquisition of a unit will be treated as an acquisition of notes and common stock and that the notes will be treated as debt for U.S. federal income tax purposes. You are encouraged to consult your own tax advisor regarding the characterization of the units.

Allocation of purchase price

The public offering price for a unit set forth at the front of this prospectus supplement should be allocated between the notes, on the one hand, and the five shares of common stock, on the other hand, in proportion to their respective fair market values at the time of purchase. This allocation will establish the issue price of the notes as well as a holder’s initial tax basis in the notes and the five shares of common stock. We will report our determination of the initial fair market value and issue price of the notes and the initial fair market value of the common stock as promptly as practicable, and in any event within 30 days of the Settlement Date, on our website at the following address: https://investor.nineenergyservice.com. By purchasing a unit, you agree to this allocation. Our allocation is not, however, binding on the IRS or the courts, and it is possible the IRS could challenge the allocation. The remainder of this discussion assumes that the allocation that we publish on our website will be respected.

Separation of the units

If you separate your units into the notes and common stock represented thereby, or if your units are automatically separated on the Automatic Unit Separation Date, you generally will not recognize gain or loss upon the separation. You generally will continue to take into account items of income otherwise includible with respect to the notes and common stock, and your tax basis in, and holding period with respect to, the notes and common stock generally will not be affected by the separation.

Tax consequences to U.S. holders

The following summary applies to you if you are a U.S. holder. You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of a unit, note or common stock and you are for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or U.S. resident alien;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Notes

Certain additional payments

In certain circumstances (see, e.g., “Description of notes—Repurchase at the option of Holders—Change of Control” and “Description of notes—Optional redemption”), we may be obligated to repay the notes prior to maturity and pay amounts on the notes that are in excess of stated interest or principal on the notes. In addition, in connection with certain asset sales (see “Description of notes—Repurchase at the option of Holders—Asset sales”), we may be obligated to offer to repurchase the notes. These potential payments may implicate the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” However, we believe and intend to take the position that, as of the issue date of the units (and the notes represented thereby), the possibility of repaying the notes prior to maturity or paying such additional amounts in any of these circumstances is a remote or incidental contingency, and therefore should not cause the notes to be treated as contingent payment debt instruments.

Additionally, as described under “Description of notes—Repurchase at the option of Holders—Excess Cash Flow Offer,” to the extent there is Excess Cash Flow as of certain dates, we may be obligated to make an offer to repurchase the notes. Existing U.S. Treasury regulations do not clearly exclude this feature from the types of contingent payments that can cause a debt instrument to be a “contingent payment debt instrument.” However, we believe and intend to take the position that this feature of the notes can be disregarded for purposes of determining the amount and timing of OID inclusions and that it does not cause the notes to be contingent payment debt instruments.

Our positions described above are not binding on the IRS, and it is possible that the IRS may take a different position. If the IRS were to take a different position and its position were sustained, then the amount, timing and character of income and gain realized by you in respect of an investment in the units (and the notes represented thereby) could be materially different from that described in the following sections. In particular, if the contingent payment debt instrument rules did apply to the notes, holders of the notes subject to U.S. federal income taxation would generally be required to accrue taxable income at a rate based on the yield of a comparable noncontingent debt instrument (as determined by us), and any gain on a sale, exchange or other taxable disposition of the notes would generally be taxed at ordinary rates rather than capital gain rates. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You are encouraged to consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the notes.

Stated interest on the notes

Stated interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Original issue discount

The notes will be issued with OID for U.S. federal income tax purposes. In general, a debt instrument such as the notes will be treated as issued with OID if the stated principal amount of the instrument exceeds the issue price of the instrument by an amount equal to or greater than a statutorily defined de minimis amount. In such case, the debt instrument will be treated as issued with OID in an amount equal to the difference between its stated principal amount and its issue price. Generally, the de minimis amount is equal to 0.25% of the stated principal amount multiplied by the number of complete years to maturity.

While we know the notes will be issued with more than a de minimis amount of OID, the exact amount of OID will depend upon the issue price of the notes for U.S. federal income tax purposes, which we will determine (and make available to holders) as promptly as practicable, and in any event within 30 days of the Settlement Date. See “—Characterization of the units—Allocation of purchase price.” Because the notes will be issued with OID, you generally will be required to include such OID in gross income (as ordinary income) for U.S. federal income tax purposes on an annual basis under a constant yield accrual method regardless of your regular method of accounting for U.S. federal income tax purposes. As a result, you generally will include any OID in income in advance of the receipt of cash attributable to such income. The rules regarding OID are complex. Accordingly, you are encouraged to consult your own tax advisor regarding the application of the OID rules to your particular circumstances.

Disposition of the notes

Upon the sale, exchange or other taxable disposition of units, you generally will be treated as having sold, exchanged or disposed of the notes represented thereby. Upon the sale, exchange or other taxable disposition of a note, you will recognize gain or loss in an amount equal to the difference between the portion of the proceeds allocable to, or received for, the note (less amounts received in respect of accrued and unpaid interest, which will be treated as a payment of interest for U.S. federal income tax purposes) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will be your initial tax basis (which, as described above under “—Characterization of the units—Allocation of purchase price,” generally will be the portion of the purchase price of your unit allocable to the note), increased by any OID previously included in income. Any gain or loss will be long-term capital gain or loss if your holding period for the note exceeds one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains of non-corporate U.S. holders currently are eligible for reduced rates of U.S. federal income tax. Your ability to deduct capital losses is subject to significant limitations.

Common stock

Dividends

Distributions of cash or property on our common stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital up to the amount of your tax basis in our common stock (which will be determined as described above under “—Characterization of the units—Allocation of purchase price”) and thereafter as capital gain from the sale or exchange of such common stock (as described below under “—Tax Consequences to U.S. holders—Common stock—Disposition of common stock”). Dividend income received by certain non-corporate U.S. holders with respect to our common stock generally will be “qualified dividend income” subject to reduced rates of U.S. federal income tax, provided that such U.S. holders meet the applicable holding period and other requirements. Dividend income received by corporate U.S. holders with respect to our common stock generally will be eligible for the dividends received deduction, provided that such U.S. holders meet the applicable holding period and other requirements.

Disposition of common stock

Upon the sale, exchange or other taxable disposition of units, you generally will be treated as having sold, exchanged or disposed of the shares of common stock represented thereby. Upon the sale, exchange or other taxable disposition of a share of our common stock, you will recognize gain or loss in an amount equal to the difference between the portion of the proceeds allocable to, or received for, your share of common stock and your adjusted tax basis in the share of common stock. Your adjusted tax basis in a share of common stock generally will be your initial tax basis (which, as described above under “—Characterization of the units—Allocation of purchase price,” generally will be the portion of the purchase price of your unit allocable to the share of common stock), reduced by any previous returns of capital. Any gain or loss will be long-term capital gain or loss if your holding period for the share of common stock exceeds one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains of non-corporate U.S. holders currently are eligible for reduced rates of U.S. federal income tax. Your ability to deduct capital losses is subject to significant limitations.

Additional tax on net investment income

An additional 3.8% tax is imposed on the “net investment income” of certain United States citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts, whose income exceeds certain thresholds. Among other items, “net investment income” generally includes gross income from interest (including OID), dividends and net gain from the disposition of property, such as the units, notes or common stock, less certain deductions. You are encouraged to consult your tax advisor with respect to this additional tax and its applicability in your particular circumstances.

Information reporting and backup withholding

Information reporting generally will apply to payments of interest (and accruals of OID) on the notes, payments of dividends on the common stock and payments of the proceeds from a sale or other disposition of the units, notes or common stock. Backup withholding generally will apply to such payments unless you provide to the applicable withholding agent your taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Certain U.S. holders, including corporations, are generally not subject to backup withholding and information reporting requirements, provided their exemption from backup withholding and information reporting is properly established. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Tax consequences to non-U.S. holders

The following summary applies to you if you are a non-U.S. holder. You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of a unit, note or common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Notes

Stated interest and OID on the notes

In general, subject to the discussions of backup withholding and FATCA withholding below, payments to you of interest on the notes (which, for purposes of this section, “—Tax consequences to non-U.S. holders,” generally includes any OID) will not be subject to U.S. federal income tax and will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if you properly certify as to your foreign status, as described below, and:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a “controlled foreign corporation” that is related to us (actually or constructively);

•

you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	interest on the notes is not effectively connected with your conduct of a U.S. trade or business.

You can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) to the applicable withholding agent. If you hold units or notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) claiming an exemption from (or a reduction of) withholding under the benefits of an income tax treaty, or (ii) the payments of such interest are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by you in the United States) and you meet the certification requirements described below under “—Tax consequences to non-U.S. holders—Notes—Income or gain effectively connected with a U.S. trade or business.”

The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and may be required to be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for a reduced rate of withholding under an applicable income tax treaty, you may obtain a refund of any excess amounts withheld if you timely provide the required information or appropriate claim form to the IRS.

Disposition of the notes

Upon the sale, exchange or other taxable disposition of units, you generally will be treated as having sold, exchanged or disposed of the notes represented thereby. Subject to the discussions of backup withholding and FATCA withholding below, you generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of a note unless:

•

the gain is effectively connected with the conduct by you of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States); or

•	you are a non-resident alien individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax in the manner described below under “—Tax consequences to non-U.S. holders—Notes—Income or gain effectively connected with a U.S. trade or business.” If you are a non-U.S. holder described in the second bullet point above, you will be subject to a flat 30% (or lower applicable income tax treaty rate) U.S. federal income tax on the gain derived from the sale, exchange or other taxable disposition, which generally may be offset by certain U.S. source capital losses. To the extent that any portion of the amount realized on a sale, exchange or other taxable disposition of a note is attributable to accrued and unpaid interest on the note, this amount generally will be taxed in the same manner as described above under “—Tax consequences to non-U.S. holders—Notes—Stated interest and OID on the notes.”

Income or gain effectively connected with a U.S. trade or business

If any interest on the notes or gain from the sale, exchange or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States), then the interest income or gain generally will be taxed on a net income basis at the rates and in the manner generally applicable to U.S. holders unless an applicable income tax treaty provides otherwise. Effectively connected interest income will not be subject to U.S. federal withholding tax if you satisfy certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form) certifying eligibility for exemption. In addition, if you are a corporation for U.S. federal income tax purposes, that portion of your earnings and profits that is effectively connected with your U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate.

Common Stock

Dividends

Distributions of cash or property on our common stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital up to the amount of your tax basis in our common stock (which will be determined as described above under “—Characterization of the units—Allocation of purchase price”) and thereafter as capital gain from the sale or exchange of such common stock (as described below under “—Tax consequences to non-U.S. holders—Common stock—Disposition of common stock”). Subject to the discussions of effectively connected income, backup withholding and FATCA withholding below, any distribution made to you that is treated as a dividend generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, you must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. If you do not timely furnish the required documentation, but you qualify for a reduced treaty rate, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. You are encouraged to consult your own tax advisor regarding your entitlement to benefits under any applicable income tax treaty.

Dividends paid to you that are effectively connected with a trade or business conducted by you in the United States (and, if required by an applicable income tax treaty, that are treated as attributable to a permanent establishment maintained by you in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to U.S. holders unless an applicable income tax treaty provides otherwise. Such effectively connected dividends will not be subject to U.S. federal withholding tax if you satisfy certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form) certifying eligibility for exemption. If you are a corporation for U.S. federal income tax purposes, you may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on your effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Disposition of common stock

Upon the sale, exchange or other taxable disposition of units, you generally will be treated as having sold, exchanged or disposed of the shares of common stock represented thereby. Subject to the discussions of backup withholding and FATCA withholding below, you generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the conduct by you of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States);

•	you are a non-resident alien individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•

our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by you in the United States.

If your gain is described in the first bullet point above, you generally will be taxed on a net income basis at the rates and in the manner generally applicable to U.S. holders unless an applicable income tax treaty provides otherwise. If you are a corporation for U.S. federal income tax purposes whose gain is described in the first bullet point above, then such gain would also be included in your effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

If you are described in the second bullet point above, you will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by certain U.S. source capital losses.

Generally, a U.S. corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future.

Information reporting and backup withholding

Payments of interest on a note (including OID) and payments of dividends on the common stock, and the amount of tax (if any) withheld with respect to such payments, generally will be reported to the IRS and to you. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities of the country in which you reside (or are established) under the provisions of a specific treaty or agreement. Backup withholding generally will not apply to payments of interest (including OID) on a note or payments of dividends on the common stock if you properly certify your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI (or successor form) and certain other conditions are met or you otherwise establish an exemption.

Payments of the proceeds from the disposition of a unit, note or common stock effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI (or successor form) and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds from a disposition effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the disposition effected outside the United States by such a broker if it has certain relationships with the United States. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Withholding on payments to certain foreign entities

Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on payments of interest on the notes (including OID), payments of dividends on the common stock and, subject to the proposed regulations discussed below, payments of the gross proceeds from the sale or other disposition of the units, notes or common stock, in each case, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States may be subject to different rules. Under certain circumstances, a beneficial owner of units, notes or common stock might be eligible for refunds or credits of such taxes.

While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of the units, notes or common stock, the IRS has issued proposed Treasury regulations (on which taxpayers may rely until final regulations are issued) that would generally eliminate these withholding requirements with respect to gross proceeds from such a sale or other disposition. You are urged to consult your own tax advisor regarding the effects of FATCA on your investment in the units, notes and common stock.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR UNITS, NOTES AND COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

Underwriting

Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters named below, for which J.P. Morgan Securities LLC is acting as representative, and each of the underwriters has severally agreed to purchase from us, the respective amount of units set forth opposite its name below:

Name	Number of units
J.P. Morgan Securities LLC	135,000
Wells Fargo Securities, LLC	82,500
Raymond James & Associates, Inc.	37,500
ATB Capital Markets Inc.	15,000
EF Hutton, division of Benchmark Investments, LLC	15,000
PJT Partners LP	15,000

Total	300,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase units from us, are several and not joint. The obligations are also subject to various conditions in the underwriting agreement being satisfied. The underwriting agreement provides that the underwriters will purchase all the units being sold pursuant to the underwriting agreement if any of them are purchased.

We have agreed to indemnify the underwriters against certain liabilities, including, among other things, liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

We expect that delivery of the units will be made to investors in book-entry form through DTC on or about January 30, 2023, which will be the seventh business day following the date of the pricing of the units (“T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the units on any date prior to the second business day before delivery will be required, by virtue of the fact that the units initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the units who wish to trade the units prior to their date of delivery hereunder should consult their own advisors.

We have agreed that we will not offer, sell, contract to sell or otherwise dispose of any debt securities (including securities that consist of debt securities as a component thereof) issued or guaranteed by us or any of the guarantors and having a tenor of more than one year, in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 45 days after the date of this prospectus supplement.

The underwriters propose to initially offer the units to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $2.38 per unit. The underwriters may allow, and these dealers may reallow, concessions not in excess of $3.56 per unit. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters in connection with this offering.

Underwriting discounts and commissions
Per unit	$17.50
Total	$5,250,000

We estimate that the total expenses of this offering, including registration, filing and listing fees, rating agency fees, printing fees and legal, accounting and other fees and expenses, but excluding underwriting discounts and reimbursements, will be approximately $7.9 million (excluding any reimbursement of fees or disbursements of counsel on behalf of the underwriters).

We have agreed to reimburse the underwriters up to an estimated $350,000 for certain expenses in connection with this offering.

Prior to this offering, there has been no public market for the units or the notes. We do not intend to apply to list the units or the notes on any securities exchange or to include the units or the notes in any automated quotation system. The underwriters have informed us that they may make a market in the units or the notes from time to time. The underwriters are under no obligation to make a market in the units or the notes and any such market may be discontinued without notice.

Our common stock is listed on the NYSE under the symbol “NINE.” Until the 60th day following the Settlement Date, the shares of common stock included in the units may not be traded separately from the notes, and until such date, the securities sold in this offering may be traded only as units. As a result, holders will not be able to settle any trades of notes or common stock prior to such separation date.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

In connection with the offering of the units, the rules of the SEC permit the underwriters to engage in transactions that stabilize the price of the units. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the units. If the underwriters create a short position in the units (that is, if they sell a larger principal amount of the units than is set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing units in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. Neither we nor any of the underwriters can predict the direction or magnitude of any effect that the transactions described above may have on the price of the units. In addition, neither we nor any of the underwriters can assure you that the underwriters will in fact engage in these transactions, or that these transactions, once begun, will not be discontinued without notice by the underwriters.

Other relationships

Certain of the underwriters and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with us and our affiliates in the ordinary course of business. In particular, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acts as administrative agent under our Existing ABL Credit Agreement. In addition, certain of the underwriters or their affiliates may hold a portion of our 2023 Senior Notes, and consequently, would receive a portion of the net proceeds from this offering. See “Use of proceeds.”

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and securities activities may involve or relate to assets, securities and/or instruments of ours or our affiliates (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us or our affiliates. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the units offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the units offered hereby.

Any underwriter that is not a broker-dealer registered with the SEC will only make sales of notes in the United States through one or more SEC registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

Selling restrictions

PRIIPs regulation prohibition of sales to EEA retail investors

The units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the units or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the units or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the units in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the units. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to investors in the United Kingdom

The units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of

Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the units or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the units or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of units in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of units. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.

In the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”)) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. In the United Kingdom, the units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such units will be engaged in only with, Relevant Persons. This prospectus supplement and the accompanying prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus or its contents.

Notice to residents of Canada

The units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any units other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the units, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to prospective investors in Japan

The units have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the units nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any units or caused the units to be made the subject of an invitation for subscription or purchase and will not offer or sell any units or cause the units to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units, whether directly or indirectly, to any person in Singapore other than:

(a)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(d)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(e)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the units pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of units, the we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the units are ‘‘prescribed capital markets products’’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the units. The units may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the units to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the units constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the units may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to prospective investors in Taiwan

The units have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the units or the provision of information relating to the offering of the units, including, but not limited to, this prospectus supplement and the accompanying prospectus. The units may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered, or sold in Taiwan.

Legal matters

The validity of the securities being offered by this prospectus supplement and the accompanying prospectus and certain other legal matters will be passed upon for us by Kirkland & Ellis LLP. Certain legal matters will be passed upon for the underwriters by Simpson Thacher  & Bartlett LLP.

Experts

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an emphasis of a matter paragraph relating to Nine Energy Service, Inc.’s liquidity and management’s plans, as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

Nine Energy Service, Inc.

$350,000,000

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Rights

Units

We may offer and sell, from time to time, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the securities described in this prospectus (the “securities”). The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $350,000,000. We or one or more of our subsidiaries may unconditionally guarantee any series of debt securities offered by this prospectus, if, and to the extent, identified in the related prospectus supplement.

The specific terms of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of our common stock, any public offering price; (ii) in the case of our preferred stock, the specific designation and any dividend, liquidation, redemption, conversion, voting and other rights, and any public offering price; (iii) in the case of our debt securities, the principal amount, maturity date, interest rate, seniority and any public offering price, (iv) in the case of warrants, the duration, offering price, exercise price and detachability; (v) in the case of rights, the number being issued, the exercise price and the expiration date; and (vi) in the case of our units, the title of the series of units, the type and terms of securities comprising the units, and any public offering price. The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.

We may offer the securities directly, through agents, or to or through underwriters. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “NINE.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 5, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell, from time to time and in one or more offerings, up to $350,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of our securities that we may offer and is not meant to be a complete description of each of the securities.

You should read carefully the entirety of this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Nine,” the “Company,” “we,” “us” and “our” to refer to Nine Energy Service, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical fact, including those regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements can be identified by terms such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

All forward-looking statements speak only as of the date of the document in which they are contained; we disclaim any obligation to update these statements unless required by law, and we caution you not to place undue reliance on them. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These factors, some of which are beyond our control, include the following:

•

Our business is cyclical and depends on capital spending and well completions by the onshore oil and natural gas industry, and the level of such activity is volatile and strongly influenced by current and expected oil and natural gas prices. If the prices of oil and natural gas decline, our business, financial condition, results of operations, cash flows and prospects may be materially and adversely affected. Significant factors that are likely to affect near-term commodity prices include actions by the members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; U.S. energy, monetary and trade policies; the pace of economic growth in the U.S. and throughout the world; and geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism;

•

Our substantial debt obligations could have significant adverse consequences on our business and future prospects, and restrictions in our debt agreements could limit our growth and our ability to engage in certain activities. In addition, in order to meet our debt obligations, we may engage in refinancing or restructuring of our indebtedness by seeking additional sources of capital, selling assets or a combination thereof;

•	Inflation may adversely affect our financial position and operating results; in particular, cost inflation with labor or materials could offset any price increases for our products and services;

•	If we are unable to attract and retain key employees, technical personnel and other skilled and qualified workers, our business, financial condition or results of operations could suffer;

•

We may be unable to maintain existing prices or implement price increases on our products and services, and intense competition in the markets for our dissolvable plug products may lead to pricing pressures, reduced sales or reduced market share;

•	Our current and potential competitors may have longer operating histories, significantly greater financial or technical resources, and greater name recognition than we do;

•

Our operations are subject to conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control;

•

If we are unable to accurately predict customer demand, including that of our international customers, or if customers cancel their orders on short notice, we may hold excess or obsolete inventory, which would reduce gross margins. Conversely, insufficient inventory would result in lost revenue opportunities and potentially loss of market share and damaged customer relationships;

•

We are dependent on customers in a single industry. The loss of one or more significant customers, including certain of our customers outside of the U.S., could adversely affect our financial condition, prospects and results of operations. Sales to customers outside of the U.S. also exposes us to risks inherent in doing business internationally, including political, social and economic instability and disruptions, export controls, economic sanctions, embargoes or trade restrictions and fluctuations in foreign currency exchange rates;

•	We may be subject to claims for personal injury and property damage or other litigation, which could materially adversely affect our financial condition, prospects and results of operations;

•

We are subject to federal, state and local laws and regulations regarding issues of health, safety and protection of the environment. Under these laws and regulations, we may become liable for penalties, damages or costs of remediation or other corrective measures. Any changes in laws or government regulations could increase our costs of doing business;

•

Our success may be affected by the use and protection of our proprietary technology as well as our ability to enter into license agreements. There are limitations to our intellectual property rights and, thus, our right to exclude others from the use of our proprietary technology;

•	Our success may be affected by our ability to implement new technologies and services;

•	Significant ownership of our common stock by certain stockholders could adversely affect our other stockholders;

•	Our future financial condition and results of operations could be adversely impacted by asset impairment charges;

•

Increased attention to climate change and conservation measures may reduce oil and natural gas demand, and we face various risks associated with increased activism and related litigation against oil and natural gas exploration and development activities;

•	Seasonal and adverse weather conditions adversely affect demand for our products and services; and

•	Our ability to maintain compliance with the NYSE continued listing requirements and avoid the delisting of our common stock.

Additional risks or uncertainties that are not currently known to us that we currently deem to be immaterial, or that could apply to any company could also materially adversely affect our business, financial condition or future results.

These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

SUMMARY

Nine Energy Service, Inc. is a Delaware corporation that was formed in February 2013 through a combination of three service companies owned by SCF Partners, L.P. or its affiliates. Nine is a leading completion services provider that targets unconventional oil and gas resource development within North America and abroad. We partner with our exploration and production customers across all major onshore basins in the U.S., as well as within Canada and abroad, to design and deploy downhole solutions and technology to prepare horizontal, multistage wells for production. We focus on providing our customers with cost-effective and comprehensive completion solutions designed to maximize their production levels and operating efficiencies. We believe our success is a product of our culture, which is driven by our intense focus on performance and wellsite execution as well as our commitment to forward-leaning technologies that aid us in the development of smarter, customized applications that drive efficiencies.

Corporate Information

Our principal executive offices are located at 2001 Kirby Drive, Suite 200, Houston, Texas 77019, and our telephone number at that location is (281) 730-5100. Our website can be found at www.nineenergyservice.com. The information contained on our website or that can be accessed through our website is not part of this prospectus and you should not rely on that information when making a decision whether to invest in our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent quarterly reports on Form 10-Q. You should also consider any risks and uncertainties described under the caption “Risk Factors” in any applicable prospectus supplement and in any document that we file with the SEC after the date of this prospectus that is incorporated by reference herein. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our business and operations.

THE SUBSIDIARY GUARANTORS

Certain of our subsidiaries, which we refer to as the “Subsidiary Guarantors” in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. If we issue a series of debt securities guaranteed by any of our subsidiaries, we will identify the specific subsidiary or subsidiaries and describe the particular terms of any guarantees of such series in the applicable prospectus supplement.

Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including repaying indebtedness, making capital expenditures, funding working capital, and funding future acquisitions and investments. Further details relating to the use of the net proceeds will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.

Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions:

•

block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•

“at the market” offerings or sales “at the market,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or

•	through a combination of any of these methods.

Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

The underwriters and the agents and their respective affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

DESCRIPTION OF COMMON STOCK

The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Delaware General Corporation Law (the “DGCL”) and to our certificate of incorporation and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our certificate of incorporation and our bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

We are currently authorized to issue up to 120,000,000 shares of our common stock. Except as provided by law or in a preferred stock designation, holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Because holders of our common stock have the exclusive right to vote for the election of directors and do not have cumulative voting rights, the holders of a majority of the shares of our common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock.

Subject to the rights and preferences of any preferred stock that we may issue in the future, the holders of our common stock are entitled to receive dividends as may be declared by our board of directors and all of our assets available for distribution to holders of our common stock in liquidation, pro rata, based on the number of shares held. There are no redemption, conversion or sinking fund provisions applicable to our common stock.

Subject to the provisions of our certificate of incorporation and legal limitations, our board of directors has the authority, without further vote or action by our stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of our preferred stock, including provisions related to dividends, conversion, voting, redemption, liquidation and the number of shares constituting the series or the designation of that series, which may be superior to those of our common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding. The issuance of shares of preferred stock by our board of directors as described above may adversely affect the rights of the holders of our common stock. For example, preferred stock may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of our common stock.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of the DGCL, our certificate of incorporation and our bylaws could make certain change of control transactions more difficult, including acquisitions of us by means of a tender offer, a proxy contest or otherwise, as well as removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares. Therefore, these provisions could adversely affect the price of our common stock.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Opt Out of Section 203 of the DGCL

In our certificate of incorporation, we have elected not to be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers until the date on which the SCF Group (as defined therein) is no longer the holder of at least 15% of our outstanding common stock. On and after such date, we will be subject to the provisions of Section 203 of the DGCL. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless: (a) the transaction is approved by the board of directors before the date the interested stockholder attained that status, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, or (c) on or after the date the interested stockholder attained that status, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Our Certificate of Incorporation and Bylaws

Among other things, our certificate of incorporation and/or bylaws:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year’s annual meeting. Our bylaws specify the requirements as to form and content of all stockholders’ notices;

•

authorize our board of directors to issue undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum;

•

provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•	provide that special meetings of our stockholders may only be called by a majority of the total number of directors;

•

provide that our board of directors be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors who may be elected by holders of preferred stock, if any;

•

provide that we renounce any interest or expectancy in any business opportunity (existing and future) that involves any aspect of the energy business or industry and that may be from time to time presented to SCF or any director or officer of the corporation who is also an employee, partner, member, manager, officer or director of any SCF entity, and that such persons have no obligation to offer us those investments or opportunities;

•

provide that our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock (except with respect to provisions relating to the renouncement business opportunities, which require approval of at least 80% of the voting power of the outstanding stock entitled to vote thereon);

•	a member of our board of directors may only be removed for cause and only by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock; and

•

unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws, or (iv) any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents.

Listing

Our common stock is listed on the NYSE under the symbol “NINE.”

DESCRIPTION OF PREFERRED STOCK

General

Our certificate of incorporation provides that we may issue up to 20,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, we had no outstanding shares of preferred stock.

Preferred stock may be issued independently or together with any other securities and may be attached to or separate from other securities. The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation and bylaws and any applicable designation designating terms of a series of preferred stock.

Terms

Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue up to 20,000,000 shares of preferred stock in one or more series from time to time. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

The applicable prospectus supplement will describe the terms of the preferred stock in respect of which this prospectus is being delivered, including the following:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion;

•	any listing of the preferred stock on any securities exchange; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

Registrar and Transfer Agent

We will name the registrar and transfer agent for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.

As required by federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” An indenture is a contract among us, Subsidiary Guarantors, if any, and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “—Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including the following:

•	the designation or title of the series of debt securities;

•

the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•

whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•	the provision for any sinking fund;

•	any restrictive covenants;

•	events of default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for legal defeasance or covenant defeasance;

•

whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	the listing, if any, on a securities exchange;

•	if applicable, a discussion of certain U.S. federal income tax considerations, including those related to original issue discount, if applicable; and

•	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

General

The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Guarantees

The payment obligations of Nine under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by CDK Perforating, LLC, Crest Pumping Technologies, LLC, Magnum Oil Tools GP, LLC, Magnum Oil Tools International, LTD, MOTI Holdco, LLC, Nine Downhole Technologies, LLC, Nine Energy Canada Inc., Nine Energy Service, LLC and RedZone Coil Tubing, LLC, each of which is 100% owned by us, subject to restrictions in credit agreements and other agreements to which they may be a party at the time of issuance. If a series of debt securities is so guaranteed, the relevant guarantors will execute a notation of guarantee as further evidence of their guarantee, and the applicable prospectus supplement will describe the terms of any such guarantee.

The obligations of any guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the guarantor under its guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the guarantor; and

•	any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of the guarantor under its guarantee.

The guarantee of any guarantor may be released under certain circumstances. If no default has occurred and is continuing under the relevant indenture, and to the extent not otherwise prohibited by the indenture, a guarantor will be unconditionally released and discharged from the guarantee:

•	in connection with any sale or other disposition of all of the stock of the guarantor to a person other than us or any of our subsidiaries;

•

in connection with the sale or other disposition of all or substantially all of the assets of the guarantor, including by way of merger, consolidation or otherwise, to a person other than us or any of our subsidiaries;

•	upon the release or discharge of the guarantee of the subsidiary of indebtedness of us and each guarantor which resulted in the obligation to guarantee the debt securities; or

•	in connection with the liquidation, dissolution or winding-up of the guarantor, if such liquidation, dissolution or winding-up complies with the provisions of the indenture.

Events of Default

Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of any series means any of the following:

•	we do not pay the principal of, or any premium on, a debt security of the series within five days of its due date;

•	we do not pay interest on a debt security of the series within 30 days of its due date;

•	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date and we do not cure this default within five days;

•

we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25.0% of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

•	any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25.0% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. Before a judgment or decree for payment of the money due has been obtained by the trustee, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if all Events of Default with respect to the applicable series of debt securities are cured or waived and certain other conditions are satisfied.

Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”). If indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.

Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of at least 25.0% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities, except in the payment of principal, premium or interest and certain convents specified in the indenture as requiring the consent holders of a majority in principal amount of the relevant series of debt securities. If this happens, the default will be treated as if it had not occurred.

Merger or Consolidation

Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically, we may not take any of these actions unless all the following conditions are met:

•

if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, any country comprising the European Union, the United Kingdom or Japan, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

•	alternatively, we must be the surviving company;

•	immediately after the transaction no Event of Default will exist;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we may make to an indenture and the debt securities issued thereunder.

Changes Requiring Approval

First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:

•	change the stated maturity of the principal of or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	at any time after a change of control has occurred, reduce any premium payable upon a change of control;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•	impair the right of holders to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•

modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities may require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•

if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Modification or Waiver—Changes Requiring Approval.”

Further Details Concerning Voting

When taking a vote, we expect to use the following rules to decide how much principal to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•

for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the related prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Legal Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.

Covenant Defeasance

We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “—Subordination” below. In order to achieve covenant defeasance, we must do the following:

•

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit and accomplish covenant defeasance without causing the beneficial owners of the debt securities to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

•	We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Legal Defeasance

As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”). In order to achieve legal defeasance, we must do the following:

•

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

We must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit and accomplish legal defeasance without causing the beneficial owners of the debt securities to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and beneficial owners would recognize gain or loss on the debt securities at the time of the deposit; and

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “—Subordination.”

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness, but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of such indebtedness.

The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock or debt securities. Warrants may be issued independently or together with any other securities offered hereby and may be attached to, or separate from, such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of warrant agreement and the form of the warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants to be issued, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise. In the case of stock warrants, the holders will not have any rights to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder of the warrant to purchase for cash, at the exercise price set forth in the applicable prospectus supplement, the shares of our common stock or preferred stock or the principal amount of debt securities being offered. After the expiration date set forth in applicable prospectus supplement, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock, debt securities, warrants or units. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering.

Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The form of rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying securities upon the exercise of the rights;

•	the number and terms of the underlying securities that may be purchased per each right;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the following securities: common stock, preferred stock, debt securities, guarantees, warrants, rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The forms of unit agreements or unit certificates, as applicable, relating to the units will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the units to be issued, including the following, where applicable:

•	the title of the series of units;

•	identification and description of the separate securities comprising the units;

•	the price or prices at which the units will be sold;

•	the date, if any, on and after which the units, and the securities comprising such units, will be separately transferable; and

•	any other terms of such units, and the securities comprising such units, including procedures and limitations relating to distribution and exchange of such units.

LEGAL MATTERS

Kirkland & Ellis LLP, Houston, Texas, will pass upon the validity of the securities we are offering under this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an emphasis of a matter paragraph relating to Nine Energy Service, Inc.’s liquidity and management’s plans, as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www.sec.gov.

We also make available free of charge on our website at www.nineenergyservice.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider such information as part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and may be obtained from the SEC or us, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•	our Annual Report on Form 10-K for the year ended December 31, 2021 (filed with the SEC on March 8, 2022);

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 (filed with the SEC on May 5, 2022), June 30, 2022 (filed with the SEC on August 4, 2022) and September 30, 2022 (filed with the SEC on November 7, 2022);

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2022, May 4, 2022 and September 12, 2022;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 15, 2022; and

•

the description of our common stock included in the Registration Statement on  Form 8-A, filed with the SEC on January 16, 2018 (File No. 001-38347), including any subsequent amendment or any report filed for the purpose of updating such description.

We also incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein) after the date on which the registration statement of which this prospectus forms a part was initially filed with the SEC and prior to the effectiveness of the registration statement, and all such documents filed after the date of this prospectus and before the termination of the offering under this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain a copy of any documents that are incorporated by reference in this prospectus or any prospectus supplement at no cost, by writing or telephoning us at:

Nine Energy Service, Inc.

2001 Kirby Drive, Suite 200

Houston, Texas 77019

(281) 730-5100

Attention: Investor Relations

$300,000,000

Nine Energy Service, Inc.

300,000 Units, with Each Unit Consisting of

$1,000 Principal Amount of 13.000% Senior Secured Notes due 2028 and

Five Shares of Common Stock

PROSPECTUS SUPPLEMENT

January 19, 2023

Joint Book-Running Managers

J.P. Morgan	Wells Fargo Securities	Raymond James

Co-Managers

ATB Capital Markets	EF Hutton division of Benchmark Investments, LLC	PJT Partners